As filed with the Securities and Exchange Commission on April 11, 2011

                                                                                                                                                                         Registration Statement No. 333-

United States

Securities and Exchange Commission

Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Putnam Mortgage Opportunities Company

(Exact Name of Registrant as Specified in Its Governing Instruments)

One Post Office Square

Boston, MA 02109

(617) 292-1000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Francis J. McNamara, III

General Counsel

Putnam Investments, LLC

One Post Office Square

Boston, MA 02109

(617) 292-1000

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Jay L. Bernstein, Esq. Per B. Chilstrom, Esq. Clifford Chance US LLP 31 West 52 Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share............................................................	$300,000,000	$34,830

(1)   Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)   Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their over-allotment option.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), shall determine.

Subject to Completion, dated April 11, 2011

Prospectus

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              Shares

Putnam Mortgage Opportunities Company

 Common Stock

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Putnam Mortgage Opportunities Company is a newly-organized Delaware corporation formed to invest primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. We may also invest in residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity, residential mortgage loans, commercial mortgage-backed securities and asset-backed securities. We will be externally managed and advised by The Putnam Advisory Company, LLC, which is a subsidiary of Putnam Investments, LLC, or Putnam. Putnam provides a variety of investment management, investment advisory and related services to retail and institutional investors. As of December 31, 2010, Putnam had approximately $121 billion of assets under management.

This is our initial public offering. We are offering a total of              shares of our common stock in this offering. We expect the initial public offering price of our common stock to be $       per share. Prior to this offering, there has been no public market for our common stock. We intend to apply to list our common stock on the New York Stock Exchange under the symbol “PMOC.”

Concurrently with the completion of this offering, Putnam, certain of our executive officers and certain Putnam employees will purchase an aggregate of $     million of our common stock at the initial public offering price per share (or              shares) in a private placement, resulting in their aggregate ownership of approximately     % of our outstanding common stock upon completion of this offering (or     % if the underwriters exercise the over-allotment option described below in full).

We will elect to be taxed, and intend to qualify, as a real estate investment trust for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2011. Shares of our common stock are subject to ownership limitations that are intended, among other things, to assist us in qualifying and maintaining our qualification as a real estate investment trust. Our amended and restated certificate of incorporation contains certain restrictions relating to the ownership and transfer of our common or capital stock, including a 9.8% ownership limit. See “Description of Capital Stock—Restrictions on Ownership and Transfer of Our Capital Stock.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of these risks.

	Per Share	Total

Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

We have granted the underwriters an option to purchase up to an additional              shares of our common stock at the initial public offering price, less underwriting discounts and commissions, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Barclays Capital, on behalf of the underwriters, expects to deliver shares to purchasers on or about              , 2011.

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Barclays Capital

____________________________

Prospectus dated                  , 2011

TABLE OF CONTENTS

Prospectus Summary

Risk Factors

Special Note Regarding Forward-Looking Statements

Use of Proceeds

Distribution Policy

Capitalization

Selected Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Business

Our Manager, Putnam and the Management Agreement

Management

Security Ownership of Certain Beneficial Owners and Management

Certain Relationships and Related Transactions

Description of Capital Stock

Shares Eligible for Future Sale

U.S. Federal Income Tax Considerations

Underwriting

Legal Matters

Experts

Where You Can Find More Information

Appendix I

Index to Financial Statement of Putnam Mortgage Opportunities Company

1 16 40 41 42 43 44 45 53 63 75 81 82 83 87 89 104 107 107 107 A-1 F-1
You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We and the underwriters have not authorized anyone to provide you with information that is different from or additional to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used in jurisdictions where it is legal to sell our common stock. The information in this prospectus may only be accurate on the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus in that jurisdiction.

Dealer Prospectus Delivery Requirement

Until                     , 2011 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Prospectus Summary

This summary highlights key aspects of this offering. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus before investing in our common stock. Except where the context suggests otherwise, in this prospectus the terms “we,” “us,” “our” and “the Company” refer to Putnam Mortgage Opportunities Company, a newly-organized Delaware corporation, together with its subsidiaries, “our Manager” refers to The Putnam Advisory Company, LLC, a Delaware limited liability company, and “GAAP” refers to accounting principles generally accepted in the United States. Unless indicated otherwise, the information in this prospectus assumes (i) that             shares of our common stock will be sold in this offering and      shares will be sold in the concurrent private placement (as described herein), in each case at $             per share, and (ii) no exercise by the underwriters of their option to purchase up to an additional             shares of our common stock solely to cover over-allotments, if any.

Our Company

We are a newly-organized Delaware corporation formed to invest primarily in residential mortgage-backed securities, or RMBS, for which the principal and interest payments are guaranteed by a U.S. Government agency, such as the Government National Mortgage Association, or GNMA, or a U.S. Government-sponsored entity, or GSE, including the Federal National Mortgage Association, or FNMA, or the Federal Home Loan Mortgage Corporation, or FHLMC. We refer to these types of assets as Agency RMBS.

Although our primary strategy will be focused on investing in Agency RMBS, we may also invest in the following types of assets, which we refer to as our potential target assets:

•         residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or GSE, or Non-Agency RMBS;

•         residential mortgage loans;

•         commercial mortgage-backed securities, or CMBS; and

•         other asset-backed securities, or ABS.

We may also invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets.

We will be externally managed and advised by The Putnam Advisory Company, LLC, a subsidiary of Putnam Investments, LLC, a leading global money management firm. We will rely on the research capabilities, credit analysis expertise and prepayment modeling strengths of our Manager to construct and actively manage an investment portfolio structured to deliver attractive risk-adjusted returns in multiple interest rate environments.

Our principal objective will be to generate net income that will be distributed to our stockholders through regular quarterly dividends from our net interest income, which is the spread between the interest income earned on our assets and the interest cost of our borrowings and hedging activities. We intend to fund our investments primarily through short-term borrowings structured as repurchase agreements.

We will commence operations upon completion of this offering. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to conduct our operations so that neither we are nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our Manager and Putnam

We will be externally managed and advised by The Putnam Advisory Company, LLC, or our Manager, pursuant to the terms of a management agreement. Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors.

Our Manager is an investment adviser registered with the Securities and Exchange Commission, or the SEC, under the Investment Advisers Act of 1940, as amended. Our Manager is a subsidiary of Putnam Investments, LLC, which together with its subsidiaries we refer to as Putnam. Founded in 1937, Putnam is a leading global money management firm with over 70 years of investment experience. As of December 31, 2010, Putnam had approximately $121 billion in assets under management, including mutual fund assets of approximately $67 billion and institutional assets of approximately $54 billion. Putnam oversees nearly 40 institutional strategies, including long-only, fixed income and absolute return strategies. Putnam has nearly 5 million U.S. retail shareholder accounts and serves over 160 institutional clients worldwide. Putnam has global scale and maintains offices in Boston, London, Frankfurt, Amsterdam, Tokyo, Singapore and Sydney.

Putnam has a dedicated long-term fixed income team with average tenure at Putnam in excess of 10 years and average investment experience of 20 years. Putnam’s team-based approach to investing results in stability in its management ranks and an institutionalized approach to managing investments. Putnam’s portfolio selection benefits from analytical expertise in credit analysis and prepayment modeling, and is supported by quantitative research, macroeconomic research, currency research and full trading and operations.

Michael Salm, who serves as the head of Putnam’s Liquid Markets team, and Daniel Choquette, who serves as Senior Investment Strategist within the Liquid Markets team, will be primarily responsible for overseeing the management of our assets. The Liquid Markets team is part of Putnam’s larger Securitized Products team, which is comprised of twelve investment professionals fully dedicated to the analysis, trading and portfolio management of the mortgage-backed securities market. The Securitized Products team operates within the broader Putnam Fixed Income organization comprised of 70 investment professionals. As such, in supporting the execution of our business plan, our Manager plans to draw on various market specialists across the spectrum of fixed income markets.

Our Manager uses Putnam’s infrastructure, including its compliance, corporate finance, fixed income operations, information systems, legal, executive management and risk management functions. In addition, our Manager benefits from reliance on Putnam’s comprehensive financial monitoring and risk management policies and procedures. We expect that Putnam’s extensive network of relationships with mortgage-related securities dealers, servicers and investors will provide us with varied and widespread sources of investment opportunities. We believe our Manager’s ability to rely on Putnam’s infrastructure, policies and procedures and relationships will be beneficial to us because it will allow our Manager to dedicate its time to managing our investment portfolio.

Concurrently with the completion of this offering, Putnam Investment Holdings, LLC, certain of our executive officers and certain Putnam employees will purchase an aggregate of $             million of our common stock at the initial public offering price per share (or             shares) in a private placement, resulting in their aggregate ownership of approximately     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters exercise the over-allotment option in full). We, our Manager, Putnam Investment Holdings, LLC, each of our directors and executive officers and each Putnam employee purchasing shares of our common stock in the private placement have agreed that, for a period of 180 days after the date of this prospectus, they or we will not, without the prior written consent of Barclays Capital Inc., dispose of or hedge any shares of our common stock, subject to exceptions and extensions in certain circumstances.

Market Opportunities

We believe that the residential mortgage market currently presents opportunities for highly attractive risk-adjusted returns as it recovers from the recent financial crisis and undergoes structural reform. We believe that successful mortgage market investors will be able to navigate the challenges posed by a changing rate environment, ongoing changes in government housing policy, and continued changes in servicing practices and bank regulatory capital rules. Our Manager has been focused on using its expert prepayment analytics to identify securities that are undervalued by the market. For example, our Manager has targeted very specific types of income-only securities that offer what it believes have the most attractive characteristics in this environment including:

•         Securities with lower loan balances: The lower the mortgage loan balance, the less of an impact a lower interest rate has on the borrower’s monthly payments. The fixed costs of refinancing are higher in the current market compared to prior recent periods, so the time it takes to recover those costs through reduced monthly payments can make refinancing unattractive to borrowers with lower mortgage loan balances. The need to fund cash payments can present a further refinancing disincentive.

•         GNMA collateral: The speculation around loan modifications and broad refinancing has been focused on the loan portfolios of FNMA and FHLMC. It appears that the underwriting process coming from the originators through the GNMA program needs to be more stringent compared to prior recent periods. If a new government program is introduced, owning GNMA securities could help insulate the funds from market repricing.

•         Lower coupon securities: Borrowers under mortgage loans included in lower coupon mortgage loan pools pay a lower interest rate, and therefore have less incentive to refinance, which can often be expensive. In cases where we will own higher-coupon RMBS, they are likely to be derived from lower-balance mortgage loans, GNMA borrowers, or originated in Puerto Rico.

We believe that as the U.S. mortgage market continues to undergo structural change, private non-bank capital will over time finance a larger share of the U.S. residential mortgage market. We believe that many investors recognize the opportunity to earn attractive returns in the mortgage sector based, in part, upon the following factors:

Steep Yield Curve and Attractive Spread Environment

Financing for Agency RMBS is at historically low levels. At the same time, according to the U. S. Treasury Department, or the U.S. Treasury, and the Department of Housing and Urban Development’s recently released report to the U.S. Congress entitled “Reforming America’s Housing Finance Market,” or the Housing Report, an estimated 90% of new mortgages originated in the United States are currently being funded through Agency financings, which is creating an ample supply of newly minted Agency RMBS securitizations. The widening of the spread between the cost of funding for and the yield on Agency RMBS assets has created a highly attractive investment opportunity in this asset class. We expect these favorable Agency RMBS return dynamics to continue for the foreseeable future.

Non-Agency RMBS Investment Opportunities

Financial institutions were holding an estimated $4.8 trillion in non-conforming residential mortgage loans on their balance sheets as of December 31, 2010. These loans, which were originated with a view to being sold or financed through the private Non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. The eventual return of this market should create additional supply of Non-Agency RMBS. In addition, opportunities will also exist for us to purchase legacy Non-Agency RMBS. Beginning with the onset of the credit crisis in 2007, there has been significant volatility in Non-Agency RMBS as a result of market technicals and forced selling by hedge funds and other institutions. Although these assets have recovered some value from the lows experienced in 2008 and 2009, we believe that opportunities will exist for us to make strategic purchases of legacy Non-Agency RMBS at significant discounts to par.

Reduction of Government Support

We believe, and the Housing Report supports this view, that the current level of government involvement in the U.S. mortgage market is not sustainable and that over time the current dominance of the U.S. Government agencies and GSEs in this market must be reduced in favor of significantly more involvement by private capital. We believe that this dynamic presents an attractive opportunity for us to acquire Agency and Non-Agency RMBS, as a declining role by U.S. Government agencies and GSEs will increase investment opportunities for private credit providers and increase yields on residential mortgage assets.

Supportive Market Trends

Macro housing trends in the current residential housing market, including declining home prices and tightening lending standards, are inhibiting borrowers’ ability to refinance their mortgage loans. Declining home price appreciation makes it more difficult for certain borrowers to refinance their mortgages, which acts to reduce prepayments to a certain extent. Furthermore, structural changes in the mortgage market like increased fees charged by GSEs to guarantee pools of mortgages, and more conservative underwriting standards adopted by most originators could serve to lower prepayments below historically observed levels. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively. In addition, we expect the tightening of lending standards to lead to fewer defaults and improve our accuracy in forecasting the duration of our Agency RMBS.

Our Competitive Strengths

We believe that our competitive strengths include the following:

•         Experienced Team with Strong Analytical Expertise. Putnam has used mortgage-backed securities as a significant contributor to its fixed income investment strategy since the 1980s, managing its investments in this sector through various cycles in interest rates, housing markets and credit conditions. Putnam oversees $18 billion in mortgage-related assets including Agency RMBS, collateralized mortgage obligations, or CMOs, Non-Agency RMBS and CMBS. These strategies include Agency RMBS-focused, GNMA RMBS-focused, and other Agency RMBS strategies that allow Non-Agency RMBS exposure. Putnam has also been an active investor across the capital structure in the ABS, CMBS, Non-Agency RMBS and CMO markets since their inceptions, which in most cases date back over 20 years. Putnam invests in these asset classes in multi-sector fixed income and absolute return strategies, as well as dedicated Non-Agency RMBS and CMBS specific strategies, also across a variety of separate accounts, commingled vehicles and mutual funds. Our investment portfolio will be managed by Putnam’s dedicated Liquid Markets team, which focuses on the Agency RMBS and CMO markets. In addition, Putnam will utilize the resources of its entire Securitized Products team, which focuses on several classes of our potential target assets, including Non-Agency RMBS, CMBS and ABS. This team is fully dedicated to the analysis, trading and portfolio management of Putnam’s mortgage-related assets under management. The team has developed a long track record of managing mortgage-related strategies, though a variety of credit and interest rate environments and has demonstrated the ability to produce attractive risk-adjusted returns under various market conditions and cycles. We expect our Manager will be able to leverage Putnam’s extensive resources on our behalf. We expect Putnam’s experienced investment team to be a differentiating competitive advantage relative to our competitors.

•         Disciplined Focus on Relative Value.   We intend to employ rigorous cross-sector analysis with respect to our investments to identify the most attractive risk-adjusted opportunities across the mortgage-backed securities markets. Putnam maintains a flexible investment approach designed to navigate the changing environment. Our security selection process incorporates regional and local property trends, local employment conditions, national loan modification initiatives and differentiating mortgage servicer methods, as well as a structural analysis and ongoing surveillance of investments, strategies and trends, and a particular focus on negative home equity. Over the past several years, Putnam has continued to build upon a proprietary state-of-the-art platform that allows it to understand the risks and opportunities of the mortgage-backed securities we intend to purchase. Several members of Putnam’s Securitized Products team have significant experience in building and using financial models (i.e., option-adjusted spread and prepayment models and default models, among others) that factor into our sector decisions and securities selection process. Putnam’s proprietary models analyze obligations down to the loan level and are sensitive from a bottoms-up approach to many factors, such as mortgage note rate, loan age, loan maturity, loan size, geography, loan-to-value ratio, Fair Isaac Corporation (FICO) score and servicer, and mix those with top-down factors such as cumulative home price appreciation data, metropolitan statistical area trends and employment data in order to identify relative value among different RMBS assets. These systems include default, prepayment and loss severity models that Putnam runs daily on approximately $18 billion of RMBS, CMBS and CMOs.

•         Access to an Established Money Manager with an Extensive Infrastructure. We will have access to Putnam’s infrastructure, including its compliance, corporate finance, fixed income operations, information systems, legal, executive management and risk management functions. Over the years, Putnam has developed comprehensive financial monitoring and risk management policies and procedures, which we believe will be beneficial to us. We also expect Putnam’s extensive relationships with a significant number of RMBS dealers, servicers and investors to provide us with an extensive network from which to source investment opportunities.

•         Alignment of Interests. Putnam (through its subsidiary, Putnam Investment Holdings, LLC), certain of our executive officers and certain Putnam employees will purchase an aggregate of $             million of our common stock at the initial public offering price in a concurrent private placement, resulting in their aggregate ownership of approximately     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters exercise the over-allotment option in full). We believe that the ownership of our common stock by Putnam, certain of our executive officers and certain Putnam employees upon completion of this offering and the concurrent private placement will align their and our interests.

Our Approach to Investing

Our Manager’s investment philosophy is to strive to generate consistently excellent long-term investment results for our stockholders by exploiting all available opportunities in the market. This philosophy is driven by our Manager’s core beliefs:

•         Sector specialization is the most effective way to approach today’s sophisticated markets.

•         Flexibility is critical in order to recognize and exploit sector and market opportunities.

•         Risk is a function of market opportunity and should not be held constant throughout time.

•         An integrated portfolio construction and risk framework provides the necessary balance of risk and return to investors.

•         There is a need to effectively balance the trade-off between performance, volatility and complexity.

As such, we expect to benefit from the breadth and depth of our Manager’s broad Fixed Income organization, drawing from its deep understanding of fixed income markets, focus on overall macroeconomic events and relative value analysis that is performed on each of the underlying assets. We will rely on the Manager’s expertise in portfolio construction and asset allocation and its ability to identify attractive assets across the mortgage and ABS sector. We will use a multi-sector approach to investing in RMBS that diversifies our investment portfolio. A more diversified portfolio provides more stable asset valuations and net interest income over full interest rate cycles than would otherwise be achieved through a less diversified portfolio. We seek to invest in assets that have a variety of underlying loan characteristics, cash flow structures and coupons, including fixed coupons and floating rate coupons tied to a variety of indices. The leverage that we employ will be specific to each asset class and will be determined based on several factors, including potential asset price volatility, margin requirements, the current cycle for interest rates, the shape of the yield curve, the outlook for interest rates and our ability to use and the effectiveness of interest rate hedges.

Our Investment Strategy

Our primary investment strategy is to acquire Agency RMBS and finance these purchases in the capital markets on a leveraged basis in an effort to provide an attractive return on stockholders’ equity. We will rely on our Manager’s expertise in asset allocation and identifying attractive assets within our investment strategy. Although our primary investment strategy will be focused on Agency RMBS, we may also invest in Non-Agency RMBS, residential mortgage loans, CMBS and other ABS. We may also invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets.

Our Manager’s expertise in related investment disciplines such as Non-Agency RMBS, CMBS and ABS provides our Manager with both (1) valuable investment insights to our Agency RMBS investment selection and strategy and (2) flexibility to invest in assets other than Agency RMBS opportunistically as market conditions warrant. Through this strategy, we will seek to maximize risk-adjusted returns to our stockholders by generating net income that will be distributed to our stockholders through regular quarterly dividends in amounts to be determined by our board of directors.

A description of each class of assets in which we may invest is described below.

Agency RMBS

Agency RMBS are RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency, such as GNMA, or a GSE, such as FNMA or FHLMC. The Agency RMBS we may acquire could be secured by fixed-rate mortgages, or FRMs, adjustable-rate mortgages, or ARMs, or hybrid ARMs. FRMs have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. We intend to base our asset allocation decisions on various factors including, but not limited to, risk-adjusted expected returns, supply and demand, costs of hedging, the forward London Interbank Offered Rate, or LIBOR, interest rate volatility and the overall shape of the Treasury and interest rate swap yield curves.

The types of Agency RMBS we intend to invest in are described below.

Mortgage Pass-Through Certificates. Mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property. These pools of mortgage loans are assembled for sale to investors, such as us, by various government, government-related or private organizations. Mortgage pass-through certificates provide for monthly interest and principal payments, which are a “pass-through” of the monthly interest and scheduled and prepaid principal payments made by the individual borrower on the underlying mortgage loans, net of any fees paid to the issuer, servicer or guarantor of the securities. Principal on mortgage pass-through certificates may be prepaid at any time based on prepayments made by the individual borrowers on the underlying mortgage loans.

Collateralized Mortgage Obligations (CMOs). CMOs are securities that are structured from mortgage pass-through certificates, which receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities that may have different maturities and different weighted average lives than the underlying pass-through certificates.

Interest-Only and Principal-Only Mortgage-Backed Securities. Stripped securities are mortgage-backed securities structured with two or more classes that receive different distributions of principal or interest on a pool of RMBS or whole loans. Interest-only stripped securities, or IO strips, receive only interest while principal-only stripped securities, or PO strips, receive only principal. The yield to maturity on IO strips is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets. The yield to maturity on the PO strips may be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets. If we decide to invest in stripped securities, we anticipate doing so primarily to take advantage of particularly attractive prepayment-related or structural opportunities in the Agency RMBS markets.

Inverse Floating Rate and Floating Rate Securities. A fixed-rate bond can be split into a pair of simultaneously floating rate bonds known as “floaters” and “inverse floaters.” A floater is a CMO bond whose coupon resets periodically at a specified spread over a specified index (typically one-month LIBOR) subject to a certain cap and floor. In contrast, an inverse floater has a coupon that has an inverse relationship to its index, and is also subject to caps and floors. The structuring parameters (that is, the face amounts, coupons and caps and floors) of the floater and inverse floater are jointly determined such that the weighted average coupon of the pair matches the coupon on the underlying bond for all values of the index.

Inverse Interest-Only Mortgage-Backed Securities. Inverse interest-only mortgage-backed securities, similar to an inverse floater, have a coupon that has an inverse relationship to its index and is subject to caps and floors. The main difference between an inverse floater and an inverse interest only is that the inverse floater will receive principal payments while an inverse interest only will receive interest only payments based on a notional principal balance. An inverse interest-only bond can be created either directly from a fixed-rate bond or from an inverse floater in a number of ways.

“To-be-announced” Forward Contracts (TBAs). We may utilize TBAs in order to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company—Asset Tests.”

Potential Target Assets

Although our primary investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with the types of assets described below.

Non-Agency RMBS. RMBS that are not guaranteed by a U.S. Government agency or GSE. The mortgage loan collateral for Non-Agency RMBS consists of residential mortgage loans that do not generally conform to underwriting guidelines issued by a U.S. Government agency or GSE due to certain factors, including mortgage balances in excess of agency underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency or GSE. The mortgage loan collateral may be classified as subprime, Alternative‑A or prime depending on the borrower’s credit rating. The Non-Agency RMBS we may acquire could be secured by FRMs, ARMs or hybrid ARMs.

Residential Mortgage Loans. We may invest in new originations, performing, re-performing, sub-performing, and non-performing residential mortgage loans, which are servicing-released. These loans may be of any credit quality (e.g., prime, Alternative-A or subprime loans) and which may have a combination of principal and interest payment structures (fixed-rate mortgages, ARMs, hybrid ARMs, balloon mortgages, negative amortization loans or interest-only loans). These loans may have been originated pursuant to any or no underwriting standards (e.g., within or not within FNMA or FHLMC guidelines) and may be of any size and any lien position (e.g., first-lien or second-lien loans).

CMBS. Fixed and floating rate CMBS, with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement for CMBS investments.

ABS. Securities backed by various asset classes including, but not limited to, auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the U.S. Small Business Administration, or the SBA. Investments in ABS generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets. See “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company.”

Investments in Real Estate Companies/Funds. We may also invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. We may make investments in such vehicles which are managed by our Manager or one of its affiliates, subject to our affiliated investment and sale transaction pre-approval policy described in “―Conflicts of Interest in Our Relationship with Our Manager and Putnam― Investment Activities.”

Our Leverage Strategy

We intend to use leverage to increase potential returns to our stockholders. We will accomplish this by borrowing against existing RMBS through repurchase agreements that we intend to enter into upon completion of this offering and using the proceeds to acquire additional RMBS. We generally intend to borrow between five to twelve times the amount of our stockholders’ equity (calculated in accordance with GAAP), although there is no minimum or maximum leverage that our investment policies explicitly require. Depending on the different cost of borrowing funds at different maturities, we will vary the maturities of our borrowed funds to attempt to produce lower borrowing costs and reduce interest rate risk. We intend to enter into collateralized borrowings only with institutions that have an investment grade rating by at least one nationally-recognized statistical rating organization, have corporate parents that are so rated, or the guarantors of such institutions’ debt obligations are so rated.

The leverage that we employ will be specific to each asset class and will be determined based on several factors, including potential asset price volatility, margin requirements, the current cycle for interest rates, the shape of the yield curve, the outlook for interest rates and our ability to use and the effectiveness of interest rate hedges. We analyze both historical volatility and market-driven implied volatility for each asset class in order to determine potential asset price volatility. Our leverage targets attempt to risk-adjust asset classes based on the potential price volatility of each asset class. The goal of our leverage strategy is to ensure that, at all times, our investment portfolio’s overall leverage ratio is appropriate for the level of risk inherent in the investment portfolio, and that each asset class has individual leverage targets that are appropriate for its potential price volatility.

Our Risk Management Philosophy

The primary market risks that we will be exposed to are interest rate risk, interest rate cap risk, credit risk and prepayment risk. We will also be subject to counterparty risk, funding risk and liquidity risk. We intend to manage the risks associated with our business through the effective and coordinated implementation of our investment strategy, leverage strategy, hedging and interest rate risk management, credit risk management and prepayment risk management. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk.”

Interest Rate Risk

Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with our interest-bearing liabilities, by affecting the spread between our interest-earning assets and interest-bearing liabilities. Changes in the level of interest rates also can affect the value of the mortgage-backed securities, ABS and loans in our investment portfolio and our ability to realize gains from the sale of these assets. We intend to engage in a variety of interest rate management techniques that seek to mitigate the effects of changes in interest rates and other factors that may affect our net interest income. The interest rate hedges that we intend to employ will be consistent with our strategy of maximizing risk-adjusted returns to our stockholders by generating net income that will be distributed to our stockholders through regular quarterly dividends. We may use interest rate derivatives to hedge all or a portion of the interest rate risk associated with our borrowings.

Interest Rate Cap Risk

Our adjustable rate securities and loans will generally be subject to interest rate caps, which potentially could cause such securities and loans to acquire many of the characteristics of fixed rate securities and loans if interest rates were to rise above the cap levels. This issue will be magnified to the extent we acquire either adjustable rate and hybrid mortgage assets that are not based on mortgages which are fully indexed or ARMs or hybrid ARMs that are not fully indexed. In addition, adjustable rate and hybrid mortgage assets and loans may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above under “—Interest Rate Risk.”

Credit Risk

We intend to assess and manage credit risk through a disciplined asset selection process using a top-down analysis, including regional and local property trends, local employment conditions, national loan modification initiatives and differentiating mortgage servicer methods, a bottom-up deal analysis, including detailed collateral analysis, in-depth structural analysis and ongoing surveillance of investments, strategies and trends, and a particular focus on negative home equity. Our proprietary systems will allow us to understand the risks and opportunities of every mortgage-backed security that we purchase. These systems include default, prepayment and loss severity models that we run monthly on approximately 2,500 RMBS drawn from a universe of more than 43,000 securities. In addition, we will be able to project loan level cash flows and loss adjusted yields using a proprietary loan-level database and multiple proprietary cash flow models. The loan-level database will be updated monthly and aggregate a wealth of information on more than 5 million loans.

Prepayment Risk

Borrowers can, and typically do, pay residential mortgage loans off sooner than their stated maturity date. When that happens, a portion of the loan and the RMBS that represents an interest in the underlying residential mortgage loan will be prepaid. A borrower is more likely to prepay a residential mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, a portion of our higher yielding RMBS and residential mortgage loans are likely to be redeemed or repaid and we will probably be unable to replace those RMBS and loans with other securities and loans having as high a yield. Therefore, a higher rate of prepayment can result in a lower yield on our RMBS assets and loans. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of RMBS and residential mortgage loans. This is known as prepayment risk. Prepayment risk includes not only the risk of early prepayment, but also the possibility that rising interest rates may cause the average lives of residential mortgage loans underlying our RMBS and our residential mortgage loans to be longer than anticipated. We intend to manage our prepayment risk by investing in RMBS with favorable prepayment characteristics that are less likely to experience prepayment volatility.

Funding Risk

We intend to use repurchase agreement financing as a strategy to increase our return on investments. However, we cannot assure you that any, or sufficient, repurchase agreement financing will be available to us in the future on terms that are acceptable to us. Our lenders may not make repurchase agreement financing available to us at acceptable rates or may require that we pledge additional collateral to cover our borrowings, which we may be unable to do. In addition, our lenders may subsequently exit the market for repurchase agreements. Because we intend to rely primarily on such short-term borrowings, our ability to achieve our investment objective will also depend on our ability to renew or replace on a continuous basis our maturing short-term borrowings.

Liquidity Risk

The assets that we intend to acquire will generally not be publicly traded. A portion of these assets may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises, including in response to changes in economic and other conditions.

Investment Guidelines

Our board of directors is expected to approve investment guidelines and from time to time, as it deems necessary, will review our investment portfolio and related compliance with the investment guidelines. Our board of directors will not review or approve individual investments unless the investment is outside our operating policies or investment guidelines.

We expect our board of directors to approve the following investment guidelines:

•         no investment shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•         no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act; and

•         prior to entering into any proposed investment transaction with Putnam or any of its affiliates, a majority of our independent directors must approve the terms of the transaction.

Our board of directors may change these investment guidelines at any time without any approval from our stockholders.

Our Management Agreement

A management agreement will govern the relationship between us and our Manager and will describe the services to be provided by our Manager and its compensation for those services. Under the management agreement, our Manager, subject to the supervision of our board of directors, will be required to oversee our business affairs in conformity with the operating policies and the investment guidelines approved by our board of directors. Our Manager’s obligations and responsibilities under the management agreement will include asset selection, asset management, investment portfolio risk management and administrative services.

The management agreement will have an initial term expiring on the third anniversary of the completion of this offering, and will automatically be renewed for one-year terms thereafter unless terminated by us for cause or by us or our Manager upon at least 180 days’ written notice prior to the end of the initial term or any automatic annual renewal term.

The following table summarizes the fees payable to our Manager pursuant to the management agreement:

Fee	Summary Description	Payment

Management Fee...................................................	The management fee will be payable monthly in arrears in an amount equal to 1/12 of 1.5% of our Equity (as defined below).	Monthly in cash.

“Equity” equals our month-end stockholders’ equity, as computed in accordance with GAAP, adjusted to exclude (i) the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss) and (ii) any non-cash compensation expense incurred in current or prior periods. This amount will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP, and for certain non-cash items that are approved by a majority of our independent directors.

Expense Reimbursement......................................

We will be required to pay or reimburse our Manager for all expenses incurred by it related to our operations, including, but not limited to the documented costs of legal, tax, accounting, consulting, auditing, expert due diligence and other similar services provided by our Manager’s personnel. However, we will not be required to pay or reimburse our Manager or Putnam for the salaries, benefits or other employment-related expenses of any Putnam employees who will be responsible for making investment decisions on our behalf.

Monthly in cash.

Termination Fee.....................................................

The termination fee, payable for non-renewal of the management agreement without cause, will be equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination.

Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Incentive Plans......................................................

Our equity incentive plans will include provisions for grants of restricted common stock and other equity based awards to our Manager, certain affiliates of our Manager and our independent directors. Upon the completion of this offering, we will grant an aggregate of            shares of our restricted common stock to                pursuant to our Manager Equity Plan, equal to   % of the number of shares of common stock issued to the public in this offering (without giving effect to any exercise by the underwriters of their overallotment option) and an aggregate of            shares of our restricted common stock to our            director nominees. See “Management—Equity Incentive Plans.”

Administered by the compensation committee of our board of directors.

Our Structure

The following chart shows the anticipated structure of our organization following the completion of this offering and the related transactions on a fully diluted basis (assuming no exercise by the underwriters of their overallotment option):

(1)   We expect any subsidiaries we may form to qualify for an exemption from registration under the Investment Company Act as an investment company, pursuant to Section 3(c)(5)(c), Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Conflicts of Interest in Our Relationship with Our Manager and Putnam

Management Agreement

We, our officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were incorporated by Putnam, and the terms of our management agreement, including fees payable, were not negotiated on an arm’s-length basis, and its terms may not be as favorable to us as if it was negotiated with an unaffiliated party. The compensation we will pay to our Manager consists of a management fee, which is not tied to our performance. The management fee is paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our assets. This could result in increased risk in our investment portfolio.

Our management agreement may only be terminated without cause, as defined in the management agreement, after the completion of its initial term on the third anniversary of the completion of this offering, or the expiration of each automatic annual renewal term. We are required to provide 180 days’ prior written notice of non-renewal of the management agreement and must pay a termination fee on the last day of the initial term or any automatic annual renewal term, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. We may only elect not to renew the management agreement with or without cause with the consent of the majority of independent directors. These provisions make it difficult to terminate the management agreement and increase the effective cost to us of not renewing the management agreement.

Time Commitments of Our Management Team

Putnam, through our Manager and its other investment advisory subsidiaries, manages or sub-advises a number of open- and closed-end public and private funds, as well as separate accounts, which we refer to collectively as the Other Putnam Clients. A number of these Other Putnam Clients also invest in Agency RMBS and/or our potential target assets. We refer to these Other Putnam

Clients, as well as comparable funds and accounts that may be managed or sub-advised by Putnam in the future collectively as the Other Putnam Mortgage Funds.

Our Manager will be responsible for making all of our investments and operating our company. Each of our officers, as well as the members of Putnam’s management and its Fixed Income group who will provide services to us, is an employee of Putnam and therefore, none of them will devote his or her time to us exclusively. In addition, many of them have responsibilities with respect to Other Putnam Mortgage Funds. In particular, Michael Salm, the head of Putnam’s Liquid Markets team, and Daniel Choquette, a Senior Investment Strategist within the Liquid Markets team, will be primarily responsible for overseeing the management of our assets and each of them also provide services to Other Putnam Mortgage Funds.

Allocation of Investment Opportunities

In addition to us, our Manager and its affiliates also manage, and in the future may manage, Other Putnam Mortgage Funds. Our investment policies, fee arrangements and other circumstances may vary from those of Other Putnam Mortgage Funds and any Other Putnam Clients.

Manager’s Allocation Procedures. When a particular investment would be appropriate for us as well as one or more Other Putnam Mortgage Funds, such investment will be apportioned by our Manager in accordance with our Manager’s allocation procedures, which are also the procedures applied by all of Putnam’s other investment advisory subsidiaries. These procedures are designed to ensure fairness and objectivity across all funds and accounts in the same investment management group while recognizing differences in objectives, cash flows, and investment guidelines. Trades are normally allocated pro rata to target weights taking into consideration investment objective, benchmark, risk profile, guideline restrictions, account size, current holdings, and cash flows. Accounts with broadly similar investment objectives, policies, risk profiles and benchmarks are grouped together as having the same investment mandate. Target weights for a security may vary from mandate to mandate and allocations will normally reflect these varying target weights and any client limitations and guidelines. Participating accounts that have a specialized investment strategy may be given priority in the allocation process, which is reflected in their target weights, with respect to certain securities that are included in their investment mandate. Tactical (or opportunistic) trades, which result from the identification of an attractive bid or offer, are allocated pro rata based on assets (for purchases) and pro rata based on holdings (for sales) across appropriate portfolios, rather than to a specific target weight.

There may be times when some accounts do not participate in trades due to guideline constraints, account or transaction size, risk tolerance, or cash flow considerations. Our Manager’s portfolio managers may allocate a security only to clients in one investment mandate if the portfolio manager believes that, as an investment matter, the security should only be allocated to clients in that mandate. In addition, if the allocation process results in a very small (generally less than $5,000 par) allocation to one or more accounts, in order to save administrative expense and avoid charges for tiny positions, these small amounts can be reallocated to other clients. Typically, all client accounts participating in a particular aggregate trade order for a security will receive the average price for all trades related to that order.

Any of the foregoing procedures could in certain circumstances adversely affect the price we pay or receive or the size of the position we purchase or sell (including prohibiting us from purchasing a position) or may limit the rights that we may exercise with respect to an investment.

Affiliated Investment and Sale Transaction Pre-Approval Policy

We expect our board of directors to adopt an “affiliated investment and sale transaction pre-approval policy” pursuant to which any proposed investment or sale transaction between Putnam or any of its affiliates, including our Manager, on the one hand and us or any of our subsidiaries on the other hand would be subject to the approval of a majority of our independent directors. We may invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. To the extent that our Manager proposes an investment by us in any of the Other Putnam Mortgage Funds or Other Putnam Clients, this policy would also require our Manager to obtain the pre-approval of a majority of our independent directors prior to making such an investment on our behalf. Our affiliated investment and sale transaction pre-approval policy will not eliminate the conflicts of interest that our officers, our Manager and the members of Putnam’s management and its Fixed Income group will face in making investment decisions on behalf of Putnam, any Other Putnam Mortgage Fund, any Other Putnam Client and us. We do not have any agreement or understanding with Putnam or our Manager that would give us any priority over any Other Putnam Mortgage Fund or Other Putnam Client in opportunities to invest in Agency RMBS or any class of our potential target assets. Accordingly, we may compete for access to the benefits that we expect our relationship with our Manager and Putnam to provide.

Summary Risk Factors

An investment in shares of our common stock involves significant risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” on page 16 before investing in our common stock.

•         The management agreement was not negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if they were negotiated with an unaffiliated third party.

•         We have no employees and our Manager will be responsible for making all of our investment decisions. None of our Manager’s officers or our officers is required to devote any specific amount of time to our business and each of them may provide their services to Putnam, its affiliates and sponsored investment vehicles or other entities not affiliated with Putnam, which could result in conflicts of interest.

•         We are dependent upon our Manager and certain key personnel of Putnam who provide services to us through the management agreement and we may not find suitable replacements for our Manager and these personnel if the management agreement is terminated or such key personnel are no longer available to us.

•         If we elect not to renew the management agreement without cause, we will be required to pay our Manager a substantial termination fee. These and other provisions in our management agreement make non-renewal of our management agreement difficult and costly.

•         We have no operating history and no assets and may not be able to successfully operate our business or generate sufficient net interest income to make or sustain distributions to our stockholders.

•         We have not yet identified the specific assets in which we will invest the net proceeds of this offering and the concurrent private placement.

•         We are dependent on our Manager, which has no experience operating a REIT.

•         We may change our targeted investments and investment guidelines without stockholder consent.

•         Loss of our exemption from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

•         Adverse developments in the broader residential mortgage and housing markets may adversely affect the value of the assets in which we intend to invest.

•         We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments and affect the pricing of these assets.

•         The federal conservatorship of FNMA and FHLMC and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. Government, may adversely affect our business.

•         Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, mortgage-backed securities.

•         Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets may not achieve their intended effect and may adversely affect our business.

•         We will be subject to the risk that agencies of and entities sponsored by the U.S. Government may not be able to fully satisfy their guarantees of Agency RMBS or that these guarantee obligations may be repudiated, which may adversely affect the value of our assets and our ability to sell or obtain and/or maintain financing on these securities.

•         The loans in which we will invest, either directly or indirectly (through mortgage-backed securities or otherwise), are subject to delinquency, foreclosure and loss, which could result in losses to us.

•         We anticipate that a portion of the residential mortgage loans that we acquire will be or may become sub-performing or non-performing loans, which increases our risk of loss of our investment.

•         If our Manager overestimates the loss-adjusted yields of our Non-Agency RMBS, CMBS and ABS investments, we may experience losses.

•         We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

•         The receivables underlying the ABS we may acquire are subject to credit exposure, which could result in losses to us.

•         Certain investments in whole loans may require us to purchase less desirable mortgage assets as part of an otherwise desirable pool of mortgage assets which could subject us to additional risks relating to the less desirable mortgage assets.

•         Investments in distressed assets are more likely to be challenged as fraudulent conveyances and amounts paid on these investments may be subject to avoidance as a preference under certain circumstances. If a successful cause of action for fraudulent conveyance or preference is made, it could significantly reduce the value of our investment and adversely affect our results of operations, financial condition and business.

•         We may invest in Alternative-A and subprime residential mortgage loans or RMBS collateralized by Alternative-A and subprime mortgage loans, which are subject to increased risks.

•         We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

•         Differences in timing of interest rate adjustments and interest rate caps on ARMs that underlie securities we may acquire or that we may acquire directly and our borrowings may adversely affect our profitability and our ability to make distributions to our stockholders.

•         Changes in prepayment rates may adversely affect our profitability.

•         Our hedging strategies may not be successful in mitigating the risks associated with interest rates.

•         Changes to derivatives regulation imposed by the Dodd-Frank Act could increase our costs of entering into derivative transactions, which could adversely impact our results of operations, financial condition and business.

•         Failure to procure adequate repurchase agreement financing, or to renew or replace existing repurchase agreement financing as it matures, would adversely affect our results of operations.

•         Our strategy involves significant leverage, which may amplify losses.

•         We may be subject to margin calls under our master repurchase agreements or hedging agreements, which could result in defaults or force us to sell assets under adverse market conditions or through foreclosure.

•         If a counterparty to any of our repurchase agreements defaults on its obligations to resell an underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined by the end of the term or if we default on our obligations under such agreement, we will lose money on that transaction.

•         An increase in our borrowing costs would adversely affect our financial condition and results of operations.

•         There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

•         The market price and trading volume of our common stock may be volatile following this offering.

•         We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

•         If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to U.S. federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

•         Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

Operating and Regulatory Structure

REIT Qualification

We will elect to be taxed and intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2011. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels to our stockholders and the concentration of ownership of our capital stock. We believe that, commencing with our taxable year ending December 31, 2011, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT. In connection with this offering of our common stock, we will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

U.S. federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. In connection with these requirements, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. Distributions are authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our board of directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders depends, in part, upon the performance of our assets and, in turn, upon our Manager’s management of our business. Distributions to our stockholders will be generally taxable to our stockholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or may constitute a tax-free return of capital. See “U.S. Federal Income Tax Considerations—Taxation of Stockholders.”

Exemption From Regulation Under the Investment Company Act

We intend to conduct our operations so that neither we are nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company by ensuring that less than 40% of the value of our total assets on an unconsolidated basis consist of “investment securities” as defined by the Investment Company Act.

We expect certain subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets.” In satisfying the 55% requirement, the entity may treat securities issued with respect to an underlying pool of mortgage loans in which it holds all of the certificates issued by the pool as qualifying real estate interests. We also intend to treat any mortgages fully secured by real estate over which we have the unilateral right to foreclose as qualifying real estate interests. We intent to treat interests in pools of mortgages where we do not own all of the certificate issued by the pool as non-qualifying mortgages and CMBS as real estate-related assets.

We expect certain other wholly-owned or majority-owned subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The securities issued by any wholly owned or majority owned subsidiary that we may form in the future that are exempted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

We will monitor the holdings of our subsidiaries to ensure continuing and ongoing compliance with this test. See “Business—Exemption from Regulation Under the Investment Company Act” and “Risk Factors—Risks Related to Our Business—Loss of our exemption from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.”

Our Corporate Information

Our principal place of business is located at One Post Office Square, Boston, MA 02109, and our telephone number is (617) 292-1000. Our Internet address is              . The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

The Offering

Common stock offered by us ......................................	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ over-allotment option).

Common stock to be outstanding after this offering ..............................................................	shares[1],[2]

Use of proceeds ............................................................

We estimate that the net proceeds we will receive from selling common stock in this offering and the concurrent private placement will be approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million (or, if the underwriters exercise their over-allotment option in full, approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million).

We plan to use all the net proceeds from this offering and the concurrent private placement to purchase Agency RMBS and our potential target assets, focusing predominantly on Agency RMBS.

We expect to deploy the net proceeds on a leveraged basis within 90 days of the closing of this offering and the concurrent private placement. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Depending on the availability of our targeted investments in Agency RMBS and our potential target assets within the 90 days following the closing of this offering and the concurrent private placement, we may temporarily invest the net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These temporary investments are expected to provide a lower net return than we hope to achieve from our targeted investments in mortgage-related securities and loans. See “Use of Proceeds.”

Distribution Policy ........................................................

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its net taxable income and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our net taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through June 30, 2011, which may be prior to the time when we have fully invested the net proceeds from this offering and the concurrent private placement in Agency RMBS and our potential target assets.

We cannot assure you that we will make any distributions to our stockholders. Any distributions that we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

Ownership and transfer restrictions ..........................

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our amended and restated certificate of incorporation generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer of Our Capital Stock.”

Proposed NYSE trading symbol .................................	“PMOC.”

Risk Factors ...................................................................

Investing in our common stock involves significant risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 16 of this prospectus and all other information in this prospectus before investing in our common stock.

1       Assumes no exercise of the underwriters’ option to purchase up to an additional              shares of our common stock solely to cover over-allotments, if any.

2       Includes (i) 100 shares of common stock issued to Putnam at the time of our initial capitalization, (ii) an aggregate of            shares of our common stock to be purchased by Putnam (through Putnam Investment Holdings, LLC), certain of our executive officers and certain of Putnam’s employees in the concurrent private placement, (iii)                      shares of restricted common stock to be granted to our Manager (or one of its affiliates) upon completion of this offering, and (iv)                     shares of restricted common stock to be granted our            director nominees upon completion of this offering. Does not include an aggregate of                        additional shares of our common stock available for future grants under our equity incentive plans.

Risk Factors

An investment in shares of our common stock involves significant risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition, liquidity and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements in the section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Conflicts of Interest in Our Relationship with Our Manager and Putnam

The management agreement was not negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if they were negotiated with an unaffiliated third party.

The management agreement was negotiated between related parties, and we did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. The terms of the management agreement, including fees payable, may not be as favorable to us as if they had been negotiated with an unrelated third party. In addition, as a result of this relationship, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

We have no employees and our Manager will be responsible for making all of our investment decisions. None of our Manager’s officers or our officers is required to devote any specific amount of time to our business and each of them may provide their services to Putnam, its affiliates and sponsored investment vehicles or other entities not affiliated with Putnam, which could result in conflicts of interest.

Our Manager will be responsible for making all of our investments. We do not have any employees and we are completely reliant on our Manager to provide us with investment advisory services. Each of our and our Manager’s officers, as well as the members of Putnam’s management who will provide services to us, is an employee of a subsidiary of Putnam and none of them will devote his time to us exclusively. Messrs. Salm and Choquette will provide services to us and may provide services to Putnam or other RMBS investment vehicles that have been or may be sponsored by Putnam in the future. At times when there are turbulent conditions in the mortgage markets or distress in the credit markets or other times when we will need focused support and assistance from our executive officers and our Manager, Putnam and its affiliates will likewise require greater focus and attention from them. In such situations, we may not receive the level of support and assistance that we otherwise would likely have received if we were internally managed or if such executives were not otherwise committed to provide support to other Putnam clients.

We are dependent upon our Manager and certain key personnel of Putnam who provide services to us through the management agreement and we may not find suitable replacements for our Manager and these personnel if the management agreement is terminated or such key personnel are no longer available to us.

We are dependent on our Manager to conduct our operations pursuant to the management agreement. The management agreement does not require our Manager or Putnam to dedicate specific personnel to our operations nor does it require any specific personnel of Putnam to dedicate a specific amount of time to our business. Additionally, because we will be reliant on Putnam, we may be negatively impacted by an event or factors that negatively impact Putnam’s business or financial condition.

After the initial term of the management agreement, which expires on the third anniversary of the completion of this offering, or upon the expiration of any automatic annual renewal term, our Manager may elect not to renew the management agreement without cause, without penalty, upon 180 days’ prior written notice to us. If we elect not to renew the management agreement without cause, we will have to pay a termination fee (as described further below).

If we terminate the management agreement without cause, we may not, without the consent of our Manager, employ any employee of the Manager or any of its affiliates, including Putnam, or any person who has been employed by our Manager or any of its affiliates at any time within the two-year period immediately preceding the date on which the person commences employment with us for two years after such termination of the management agreement. We believe that the successful implementation of our investment and financing strategies depends to a significant extent upon the experience of Putnam’s executive officers and Putnam’s Fixed Income group. None of these individuals’ continued service is guaranteed. If the management agreement is terminated or these individuals leave Putnam, we may be unable to successfully execute our business plan.

If we elect not to renew the management agreement without cause, we will be required to pay our Manager a substantial termination fee. These and other provisions in our management agreement make non-renewal of our management agreement difficult and costly.

Electing not to renew the management agreement without cause would be difficult and costly for us. With the consent of the majority of our independent directors, we may elect not to renew our management agreement after the initial term of the management agreement, which expires on the third anniversary of the completion of this offering, or upon the expiration of any automatic annual renewal term, both upon 180 days’ prior written notice. If we elect not to renew the management agreement because of a decision by our board of directors that the management fee is unfair, our Manager has the right to renegotiate a mutually agreeable management fee. If we elect not to renew the management agreement without cause, we are required to pay our Manager a termination fee equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. These provisions may increase the effective cost to us of electing to not renew the management agreement, thereby adversely affecting our inclination to end our relationship with our Manager even if we believe our Manager’s performance is unsatisfactory.

Our Manager’s management fee is payable regardless of our performance.

Our Manager is entitled to receive a management fee from us that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our assets. See “Prospectus Summary—Our Management Agreement.” For example, we would pay our Manager a management fee for a specific period even if we experienced a net loss during the same period. Our Manager’s entitlement to substantial nonperformance-based compensation may reduce its incentive to devote sufficient time and effort to seeking investments that provide attractive risk-adjusted returns for our assets. This in turn could harm our ability to make distributions to our stockholders and the market price of our common stock.

We may face conflicts of interest in our relationship with Putnam and its affiliates, including our Manager, which could result in decisions that are not in the best interests of our stockholders.

We may be subject to conflicts of interest arising out of our relationship with Putnam and its affiliates, including our Manager. Our Manager manages, and in the future may manage Other Putnam Mortgage Funds. We do not have any agreement or understanding with Putnam or our Manager that would give us any priority over any Other Putnam Mortgage Fund in opportunities to invest in mortgage-related securities. Accordingly, we may compete for access to the benefits that we expect our relationship with our Manager and Putnam to provide.

In addition, we may take different positions in classes of the same mortgage-backed securities or ABS in which an Other Putnam Mortgage Fund has invested. In such event, we and such Other Putnam Mortgage Fund may have conflicting interests because we are investing in different classes of securities of the same issuer. Our Manager and its affiliates may from time to time incur expenses in connection with investments to be made on behalf of the Other Putnam Mortgage Funds and us. Our Manager and its affiliates will attempt to allocate such expenses on a basis they consider to be fair and equitable.

We expect our board of directors to adopt an “affiliated investment and sale transaction pre-approval policy” pursuant to which any proposed investment or sale transaction between Putnam or any of its affiliates, including our Manager, on the one hand and us or any of our subsidiaries on the other hand would be subject to the approval of a majority of our independent directors. We may invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. To the extent that our Manager proposes an investment by us in any of the Other Putnam Mortgage Funds or any other vehicle or account managed by Putnam or its affiliates, this policy would also require our Manager to obtain the pre-approval of a majority of or independent directors prior to making such an investment on our behalf. However, our affiliated investment transaction pre-approval policy will not eliminate the conflicts of interest that our officers, our Manager and the members of Putnam’s management and its Fixed Income group will face in making investment decisions on behalf of Putnam, any Other Putnam Mortgage Fund and us.

Our Manager will not be liable to us for any acts or omissions performed in accordance with the management agreement, including with respect to the performance of our investments.

Our Manager has not assumed any responsibility to us other than to render the services called for under the management agreement in good faith and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, will not be liable to us, our board of directors or our stockholders for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under the management agreement. We have agreed to indemnify our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager, its affiliates and the directors, officers, employees, members and stockholders of our Manager and its affiliates, performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. Therefore, you will have no recourse against our Manager with respect to the performance of investments made in accordance with the management agreement.

Our Manager’s failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our investment objectives depends on our ability to grow, which depends, in turn, on the management team of our Manager and its ability to identify and to make investments on favorable terms that meet our investment criteria as well as on our access to financing on acceptable terms. Our ability to grow is also dependent upon our Manager’s ability to successfully hire, train, supervise and manage new personnel. We may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our Manager may change its investment process, or elect not to follow it, without stockholder consent at any time which may adversely affect our investments.

Our Manager may change its investment process without stockholder consent at any time. In addition, there can be no assurance that our Manager will follow the investment process in relation to the identification and underwriting of prospective investments. Changes in our Manager’s investment process may result in inferior due diligence and underwriting standards which may affect our investments.

We do not own the Putnam name, but we may use the name for so long as our management agreement is in effect. Use of the name by other parties or the termination of our management agreement may harm our business.

Pursuant to our management agreement, Putnam will grant us a non-exclusive, royalty-free license to use the name “Putnam.” Under this agreement, we have a right to use this name for so long as The Putnam Advisory Company, LLC or any affiliate thereof serves as our Manager pursuant to the management agreement. Putnam will retain the right to continue using the “Putnam” name. We will further be unable to preclude Putnam from licensing or transferring the ownership of the “Putnam” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Putnam or others. Furthermore, in the event that the management agreement is terminated, we will be required to change our name and cease using the name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. This license will terminate automatically upon any termination of the management agreement.

Risks Related to Our Business

We have no operating history and no assets and may not be able to successfully operate our business or generate sufficient net interest income to make or sustain distributions to our stockholders.

We were incorporated on April 6, 2011 and will not acquire any assets until after the completion of this offering. We may not be able to successfully execute our investment and financing strategies as described in this prospectus, which could result in a loss of some or all of your investment. The results of our operations will depend on many factors, including, without limitation, the availability of attractively priced assets, the level and volatility of interest rates, readily accessible financing for our assets, conditions in the financial markets, the residential real estate market and the economy in general. Our net interest income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. If we are unable to acquire assets that generate favorable spreads, our results of operations will be adversely affected, which would affect our ability to make or sustain distributions to our stockholders.

We have not yet identified the specific assets in which we will invest the net proceeds of this offering and the concurrent private placement.

We have not yet identified any specific assets for our investment portfolio. See “Use of Proceeds.” Therefore, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Although we intend to invest primarily in Agency RMBS, we may also invest in Non-Agency RMBS, residential mortgage loans, CMBS, ABS and other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. We have flexibility in selecting those securities in which to invest the net proceeds of this offering and the concurrent private placement and, as a result, we may use the net proceeds from this offering and the concurrent private placement to invest in investments with which you may not agree. The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, cause an adverse effect on our financial condition and results of operations.

We are dependent on our Manager, which has no experience operating a REIT.

Our Manager does not have experience operating a REIT in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code applicable to REITs or the Investment Company Act. Our Manager’s lack of experience in managing an investment portfolio under the regulatory constraints applicable to REITs may hinder its ability to achieve our investment objectives. In addition, maintaining our REIT qualification and complying with the Investment Company Act exemption limit the types of investments we are able to make. Our board of directors will not review or approve individual investments unless the investment is outside our operating policies or investment guidelines.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but does not, and is not required to, review all of our proposed investments. In conducting periodic reviews, our board of directors may rely primarily on information provided to it by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types and amounts of Agency RMBS and our potential target assets it may decide are attractive investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Additionally, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

We may change our targeted investments and investment guidelines without stockholder consent.

We may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in an investment portfolio that is different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

The assets that we intend to acquire will generally not be publicly traded. A portion of these assets may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our assets quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we have or our Manager has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our investment portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Loss of our exemption from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our total assets on an unconsolidated basis will consist of “investment securities.” We expect certain subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which applies to companies that invest primarily in mortgages and other liens on and interests in real estate, also know as “qualifying real estate interests.” Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets.” In satisfying the 55% requirement, the entity may treat securities issued with respect to an underlying pool of mortgage loans in which it holds all of the certificates issued by the pool as qualifying real estate interests. We also intend to treat any mortgages fully secured by real estate over which we have the unilateral right to foreclose as qualifying real estate interests.

We intent to treat interests in pools of mortgages where we do not own all of the certificate issued by the pool as non-qualifying mortgages and CMBS as real estate-related assets. We expect certain other wholly-owned or majority-owned subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The securities issued by such subsidiaries, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

Therefore, the securities and any other mortgage-related assets that we acquire are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. If the SEC determines that any of these securities are not qualifying interests in real estate or real estate-related assets, adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exceptions, we could be required to restructure our activities or sell certain of our assets. We may be required at times to adopt less efficient methods of financing certain of our securities and we may be precluded from acquiring certain types of higher yielding securities. The net effect of these factors would be to lower our net interest income. If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described in this prospectus. Our business will be materially and adversely affected if we fail to qualify for and maintain an exemption from regulation pursuant to the Investment Company Act.

We are highly dependent on information systems, the failure of which could significantly disrupt our business.

Our business is highly dependent on Putnam’s communications and information systems. Any failure or interruption of Putnam’s systems could cause delays or other problems in our securities trading activities, which could have an adverse effect on our financial condition and results of operations.

Risks Related to Our Investing and Financing Strategy

Adverse developments in the broader residential mortgage market may adversely affect the value of the assets in which we intend to invest.

Since 2007, the residential mortgage market in the United States has experienced a variety of unprecedented difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Certain commercial banks, investment banks and insurance companies announced extensive losses from exposure to the residential mortgage market. These losses reduced financial industry capital, leading to reduced liquidity for some institutions. These factors have impacted investor perception of the risk associated with real estate-related assets, including Agency RMBS and other high-quality RMBS assets. As a result, values for RMBS assets, including some Agency RMBS and other AAA-rated RMBS assets, have experienced a certain amount of volatility. Further increased volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of the Agency RMBS, Non-Agency RMBS and residential mortgage loans in which we intend to invest.

Although we intend to invest primarily in Agency RMBS, we may also invest in Non-Agency RMBS, residential mortgage loans, CMBS, ABS and other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. We will need to rely on our investments as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. The securities we intend to acquire will be classified for accounting purposes as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from third-party sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, a decline in fair values may reduce the book value of our assets. Moreover, if the decline in fair value of an available-for-sale security is other-than-temporarily impaired, such decline will reduce earnings. If market conditions result in a decline in the fair value of our securities, our financial position and results of operations could be adversely affected.

A prolonged economic recession and further declining real estate values could impair our assets and harm our operations.

The risks associated with our business are more severe during economic recessions and are compounded by declining real estate values. Our potential target assets will be particularly sensitive to these risks. Declining real estate values will likely reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers will also be less able to pay principal and interest on loans underlying the securities and loans in which we invest if the value of residential real estate weakens further. Further, declining real estate values significantly increase the likelihood that we will incur losses on our potential target assets in the event of default because the value of collateral on the mortgages underlying such securities or on such residential mortgage loans may be insufficient to cover the outstanding principal amount of the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from our potential target assets in our portfolio, which could have an adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments and affect the pricing of these assets.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire Agency RMBS and our potential target assets at attractive prices. In acquiring our investments, we compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Putnam), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government. Many of our competitors are not subject to the same operating constraints associated with REIT tax compliance or maintenance of the Investment Company Act exemptions on which we rely. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments. Furthermore, competition for investments in Agency RMBS and our potential target assets may lead to the price of such investments to increase, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have an adverse effect on our financial condition and results of operations.

The federal conservatorship of FNMA and FHLMC and related efforts, along with any changes in laws and regulations affecting the relationship between these agencies and the U.S. Government, may adversely affect our business.

The payments of principal and interest we receive on our Agency RMBS, which depend directly upon payments on the mortgages underlying such securities, are guaranteed by FNMA, FHLMC and GNMA. FNMA and FHLMC are GSEs, but their guarantees are not backed by the full faith and credit of the United States. GNMA is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the United States.

In response to general market instability and, more specifically, the financial conditions of FNMA and FHLMC, in July 2008, the Housing and Economic Recovery Act of 2008, or HERA, established a new regulator for FNMA and FHLMC, the U.S. Federal Housing Finance Agency, or the FHFA. In September 2008, the U.S. Treasury, the FHFA and the U.S. Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage financing and protect taxpayers. Under this plan, among other things, the FHFA was appointed as conservator of both FNMA and FHLMC, allowing the FHFA to control the actions of the two GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan was to increase the availability of mortgage financing by allowing these GSEs to continue to grow their guarantee business without limit, while limiting the size of their retained mortgage and Agency RMBS portfolios and requiring that these portfolios be reduced over time.

In an effort to further stabilize the U.S. mortgage market, the U.S. Treasury pursued three additional initiatives beginning in 2008. First, it entered into preferred stock purchase agreements, which have been subsequently amended, with each of the GSEs to ensure that they maintain a positive net worth. Second, it established a new secured short-term credit facility, which was available to FNMA and FHLMC (as well as Federal Home Loan Banks) when other funding sources were unavailable. Third, it established an agency security purchase program under which the U.S. Treasury purchased Agency RMBS in the open market. The U.S. Federal Reserve also established a program of purchasing Agency RMBS.

Those efforts resulted in significant U.S. Government financial support and increased control of the GSEs. In December 2010, the FHFA reported that, from the time of execution of the preferred stock purchase agreements through September 30, 2010, funding provided to FNMA and FHLMC under the preferred stock purchase agreements amounted to approximately $88 billion and $63 billion, respectively. The U.S. Treasury has committed to support the positive net worth of FNMA and FHLMC, through preferred stock purchases as necessary, through 2012. Those agreements, as amended, also require the reduction of FNMA’s and FHLMC’s mortgage and Agency RMBS portfolios (they were limited to $900 billion as of December 31, 2009, and to $810 billion as of December 31, 2010, and must be reduced each year until their respective mortgage assets reach $250 billion).

Both the secured short-term credit facility and the agency security program initiated by the U.S. Treasury expired on December 31, 2009. However, through that securities purchase program (from September 2008 through December 2009), the U.S. Treasury acquired approximately $220 billion of Agency RMBS. In addition, while the U.S. Federal Reserve’s program of agency security purchases terminated in 2010, the FHFA reported that through January 2010, the U.S. Federal Reserve had purchased $1.03 trillion net of Agency RMBS. Subject to specified investment guidelines, the portfolios of Agency RMBS purchased through the programs established by the U.S. Treasury and the U.S. Federal Reserve may be held to maturity and, based on mortgage market conditions, adjustments may be made to these portfolios. This flexibility may adversely affect the pricing and availability of Agency RMBS that we seek to acquire during the remaining term of these portfolios.

Although the U.S. Government has committed to support the positive net worth of FNMA and FHLMC through 2012, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the availability of, and trading market for, Agency RMBS. Despite the steps taken by the U.S. Government, FNMA and FHLMC could default on their guarantee obligations which would materially and adversely affect the value of our Agency RMBS. Accordingly, if these government actions are inadequate and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially and adversely affected.

In addition, the problems faced by FNMA and FHLMC resulting in their being placed into federal conservatorship and receiving significant U.S. Government support have sparked serious debate among federal policy makers regarding the continued role of the U.S. Government in providing liquidity for mortgage loans. The future roles of FNMA and FHLMC could be significantly reduced and the nature of their guarantee obligations could be considerably limited relative to historical measurements. Any such changes to the nature of their guarantee obligations could redefine what constitutes an agency security and could have broad adverse implications for the market and our business, operations and financial condition. Alternatively, FNMA and FHLMC could be dissolved or privatized, and the U.S. Government could determine to stop providing liquidity support of any kind to the mortgage market. In February 2011, the U.S. Treasury and the Department of Housing and Urban Development released the Housing Report, in which they proposed to reduce or eliminate the role of GSEs in mortgage financing. The Housing Report calls for phasing in increased pricing of FNMA and FHLMC guarantees to help level the playing field for the private sector to take back market share, reducing conforming loan limits by allowing the temporary increase in FNMA’s and FHLMC’s conforming loan limits to reset as scheduled on October 1, 2011 to the lower levels set in the HERA and continuing to wind down FNMA’s and FHLMC’s investment portfolio at an annual rate of no less than 10% per year. If FNMA or FHLMC were eliminated, or their structures were to change radically (i.e., limitation or removal of the guarantee obligation), or their market share reduced because of required price increases or lower limits on the loans they can guarantee, we could be unable to acquire additional Agency RMBS and our existing Agency RMBS could be materially and adversely impacted.

We could be negatively affected in a number of ways depending on the manner in which related events unfold for FNMA and FHLMC. We will rely on our assets as collateral for our financings under the repurchase agreements that we intend to enter into upon the completion of this offering. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on our Agency RMBS on acceptable terms or at all, or to maintain our compliance with the terms of any financing transactions. Further, the current support provided by the U.S. Treasury to FNMA and FHLMC, and any additional support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from Agency RMBS, thereby tightening the spread between the interest we earn on our Agency RMBS and the cost of financing those assets. A reduction in the supply of Agency RMBS could also negatively affect the pricing of Agency RMBS by reducing the spread between the interest we earn on our Agency RMBS and our cost of financing that portfolio.

As indicated above, recent legislation has changed the relationship between FNMA and FHLMC and the U.S. Government. Future legislation could further change the relationship between FNMA and FHLMC and the U.S. Government, and could also nationalize, privatize, or eliminate such entities entirely. Any law affecting these GSEs may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by FNMA or FHLMC. As a result, such laws could increase the risk of loss on our investments in Agency RMBS guaranteed by FNMA and/or FHLMC. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our financial condition and results of operations.

Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, mortgage-backed securities.

The U.S. Government, through the U.S. Federal Reserve, the Federal Housing Administration, or the FHA, and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program, or H4H Program, which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125% without new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or the extension of payment terms of the loans. Especially with Non-Agency RMBS, a significant number of loan modifications with respect to a given security, including, but not limited to, those related to principal forgiveness and coupon reduction, resulting in increased prepayment rates, could negatively impact the realized yields and cash flows on such security. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with FNMA, FHLMC or GNMA, may adversely affect the value of, and the returns on, mortgage-backed securities that we may purchase.

Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets may not achieve their intended effect and may adversely affect our business.

In response to the financial issues affecting the banking system and financial markets and going concern threats to commercial banks, investment banks and other financial institutions, the Emergency Economic Stabilization Act, or EESA, was enacted by the U.S. Congress in 2008. There can be no assurance that the EESA or any other U.S. Government actions will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to any such actions by the U.S. Government or such actions do not function as intended, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications.

In July 2010, the U.S. Congress enacted the Dodd Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. Certain of the new requirements and restrictions exempt Agency RMBS, other government issued or guaranteed securities, or other securities. Nonetheless, the Dodd-Frank Act also imposes significant regulatory restrictions on the origination of residential mortgage loans and will impact the formation of new issuances of Non-Agency RMBS. The Dodd-Frank Act also creates a new regulator, the Consumer Financial Protection Bureau, or the CFPB, which will now oversee many of the core laws which regulate the mortgage industry, including among others the Real Estate Settlement Procedures Act and the Truth in Lending Act. While the full impact of the Dodd-Frank Act and the role of the CFPB cannot be assessed until all implementing regulations are released, the Dodd-Frank Act’s extensive requirements may have a significant effect on the financial markets, and may affect the availability or terms of financing from our lender counterparties and the availability or terms of mortgage-backed securities, both of which may have an adverse effect on our financial condition and results of operations.

In addition, the U.S. Government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what effect, if any, such actions could have on our business, results of operations and financial condition.

We will be subject to the risk that agencies of and entities sponsored by the U.S. Government may not be able to fully satisfy their guarantees of Agency RMBS or that these guarantee obligations may be repudiated, which may adversely affect the value of our assets and our ability to sell or finance these securities.

The interest and principal payments we will receive on the Agency RMBS in which we intend to invest will be guaranteed by FNMA, FHLMC or GNMA. Unlike the GNMA securities in which we may invest, the principal and interest on securities issued by FNMA and FHLMC are not guaranteed by the U.S. government. All the Agency RMBS in which we intend to invest depend on a steady stream of payments on the mortgages underlying the securities.

As conservator of FNMA and FHLMC, the FHFA may disaffirm or repudiate contracts (subject to certain limitations for qualified financial contracts) that FHLMC or FNMA entered into prior to the FHFA’s appointment as conservator if it determines, in its sole discretion, that performance of the contract is burdensome and that disaffirmation or repudiation of the contract promotes the orderly administration of its affairs. The HERA requires the FHFA to exercise its right to disaffirm or repudiate most contracts within a reasonable period of time after its appointment as conservator. FNMA and FHLMC have disclosed that the FHFA has disaffirmed certain consulting and other contracts that these entities entered into prior to the FHFA’s appointment as conservator. FHLMC and FNMA have also disclosed that the FHFA has advised that it does not intend to repudiate any guarantee obligation relating to FNMA and FHLMC’s mortgage-related securities, because the FHFA views repudiation as incompatible with the goals of the conservatorship. In addition, the HERA provides that mortgage loans and mortgage-related assets that have been transferred to a FHLMC or FNMA securitization trust must be held for the beneficial owners of the related mortgage-related securities, and cannot be used to satisfy the general creditors of FHLMC or FNMA.

If the guarantee obligations of FHLMC or FNMA were repudiated by FHFA, payments of principal and/or interest to holders of Agency RMBS issued by FHLMC or FNMA would be reduced in the event of any borrowers’ late payments or failure to pay or a servicer’s failure to remit borrower payments to the trust. In that case, trust administration and servicing fees could be paid from mortgage payments prior to distributions to holders of Agency RMBS. Any actual direct compensatory damages owed due to the repudiation of FHLMC or FNMA’s guarantee obligations may not be sufficient to offset any shortfalls experienced by holders of Agency RMBS. FHFA also has the right to transfer or sell any asset or liability of FHLMC or FNMA, including its guarantee obligation, without any approval, assignment or consent. If FHFA were to transfer FHLMC or FNMA’s guarantee obligations to another party, holders of Agency RMBS would have to rely on that party for satisfaction of the guarantee obligation and would be exposed to the credit risk of that party.

We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

Recent announcements of deficiencies in foreclosure documentation by, among others, several large mortgage servicers have raised various concerns relating to foreclosure practices. A number of mortgage servicers recently temporarily suspended foreclosure proceedings in some or all states in which they do business in order to review and correct their foreclosure practices. A group consisting of state attorneys general and state bank and mortgage regulators in all 50 states and the District of Columbia has recently engaged in a review of foreclosure practices in their various jurisdictions. Certain states’ attorneys general are currently conducting negotiations with large banks and mortgage servicers in order to settle claims for alleged abuses. The settlement agreement may contain terms that will further delay the foreclosure process. The extension of foreclosure timelines increases the inventory backlog of distressed homes on the market and creates greater uncertainty about housing prices. Prior to making investments in Non-Agency RMBS and residential mortgage loans, we will carefully consider many factors, including housing prices and foreclosure timelines, and estimate loss assumptions. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, investments in Non-Agency RMBS and residential mortgage loans.

Differences in timing of interest rate adjustments on ARMs that underlie securities we may acquire or that we may acquire directly and our borrowings may adversely affect our profitability and our ability to make distributions to our stockholders.

Certain of the securities and loans we intend to acquire will be adjustable-rate securities and ARMs. This means that their interest rates may vary over time based upon changes in an objective index, such as:

•         LIBOR, the interest rate that banks in London offer for deposits in London of U.S. dollars;

•         the Treasury rate, a monthly or weekly average yield of benchmark U.S. Treasury securities, as published by the Federal Reserve Board; or

•         the CD rate, the weekly average or secondary market interest rates on six-month negotiable certificates of deposit, as published by the Federal Reserve Board.

These indices generally reflect short-term interest rates. We expect to rely primarily on short-term borrowings to acquire securities and loans with long-term maturities. Ordinarily, short-term interest rates are lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments in securities and loans generally to bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net interest income and the market value of our assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event, our borrowing costs may exceed our interest income and we could incur operating losses, which would hinder our ability to make distributions to our stockholders.

Interest rate caps on our adjustable rate securities and loans may adversely affect our profitability.

Adjustable-rate securities and loans will typically be subject to periodic and lifetime interest rate caps. Periodic interest rate caps limit the amount an interest rate can increase during any given period. Lifetime interest rate caps limit the amount by which interest rates can increase through the maturity of a security or loan. We do not expect that our borrowings will be typically subject to similar restrictions. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps could limit the interest rates on our adjustable-rate securities and loans. This problem is magnified for ARMs and hybrid ARMs that are not fully indexed. Further, some ARMs and hybrid ARMs may be subject to periodic payment caps that result in a portion of the interest being deferred and added to the principal outstanding. As a result, we may receive less cash income on adjustable rate and hybrid securities and ARMs and hybrid ARMs than we need to pay interest on our related borrowings. These factors could reduce our net interest income and cause us to suffer a loss.

Increases in interest rates may adversely affect the value of certain of the securities in which we intend to invest.

Increases in interest rates may negatively affect the market value of the fixed rate and hybrid securities in which we intend to invest. In accordance with accounting rules, we will be required to reduce our stockholders’ equity, or book value, by the amount of any decrease in the market value of our securities that are classified for accounting purposes as available-for-sale. We will be required to evaluate our securities on a quarterly basis to determine their fair value by using third party bid price indications provided by dealers who make markets in these securities or by third-party pricing services. If the fair value of a security is not available from a dealer or third-party pricing service, we will estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market sale transaction. If we determine that a security is other-than-temporarily impaired, we would be required to reduce the value of such security on our balance sheet by recording an impairment charge in our income statement and our stockholders’ equity would be correspondingly reduced. Reductions in stockholders’ equity decrease the amounts we may borrow to purchase additional securities, which could restrict our ability to increase our net income. In addition, rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of RMBS available to us, which could affect our ability to acquire assets that satisfy our investment objectives.

The loans in which we will invest, either directly or indirectly (through mortgage-backed securities or otherwise), are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are typically secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. These risks are greater for sub-performing and non-performing loans. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn (such as the current economic downturn), acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we intend to invest in RMBS that are not guaranteed by federally chartered entities such as FNMA and FHLMC and, in the case of GNMA, the U.S. Government. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

In the event of any default under a residential mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the residential mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a residential mortgage loan borrower, the loan to that borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans. Accordingly, the Non-Agency RMBS in which we intend to invest are subject to all of the risks of the respective underlying mortgage loans.

CMBS are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with mortgage loans made on the security of one to four family residential properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates and capitalization rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

We anticipate that a portion of the residential mortgage loans that we acquire will be or may become sub-performing or non-performing loans, which increases our risk of loss of our investment.

We anticipate that we will acquire distressed residential mortgage loans and mortgage-related assets where the borrower has failed to make timely payments of principal and/or interest. Our investments in distressed assets may include, among other assets, investments in bonds, loans, notes and other obligations and securities, including derivatives relating to any of the foregoing, of issuers experiencing, or expected to experience, financial stress or distress, which may include supporting and/or participating in the provision of debtor-in-possession, or DIP, or rescue loans. We may also acquire performing loans that subsequently become sub-performing or non-performing. Under current market conditions, it is likely that many of these loans will have current loan-to-value ratios in excess of 100%, meaning the amount owed on the loan exceeds the value of the underlying real estate. Further, the borrowers on those loans may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable to make payments when due. By their nature, these investments are considered speculative and entail substantial risks that are generally higher than the risks of investments in performing assets and securities of issuers that are not under financial distress. In particular, defaulted obligations might be repaid, if at all, only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments and the amount of any recovery may be affected by the relative security of our investment in the issuer’s capital structure. In addition, these investments are more likely to be challenged as fraudulent conveyances and amounts paid on these investments may be subject to avoidance as a preference under certain circumstances. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of our common stock. There are no limits on the percentage of sub-performing and non-performing assets we may hold.

In addition, certain non-performing or sub-performing loans that we acquire may have been originated by financial institutions that are or may become insolvent, suffer from serious financial stress or are no longer in existence. As a result, the standards by which the loans were originated, the recourse to the selling institution, and/or the standards by which the loans are being serviced or operated may be adversely affected. Further, loans on properties operating under the close supervision of a mortgage lender are, in certain circumstances, subject to certain additional potential liabilities that may exceed the value of our investment.

In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we acquire, and the foreclosure process may be lengthy and expensive. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower’s position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related property collateral, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value of the loans in which we intend to invest.

Whether or not our Manager has participated in the negotiation of the terms of any such loans, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds upon sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Whole loans are also subject to “special hazard” risk (property damage caused by hazards, such as earthquakes or environmental hazards, not covered by standard property insurance policies), and to bankruptcy risk (reduction in a borrower’s debt by a bankruptcy court). In addition, claims may be assessed against us on account of our position as lender or property owner, including responsibility for tax payments, environmental hazards and other liabilities, which could have a material adverse effect on our results of operations, financial condition and our ability to make distributions to our stockholders.

If our Manager overestimates the loss-adjusted yields of our Non-Agency RMBS, CMBS and ABS investments, we may experience losses.

Our Manager will value our Non-Agency RMBS, CMBS and ABS investments based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates.

In the event that our Manager overestimates the pool level losses relative to the price we pay for a particular Non-Agency RMBS, CMBS or ABS investment, we may experience losses with respect to such investment.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series. We may not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

The receivables underlying the ABS we may acquire are subject to credit exposure, which could result in losses to us.

ABS are securities backed by various asset classes including auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the SBA. ABS remain subject to the credit exposure of the underlying receivables. In the event of increased rates of delinquency with respect to any receivables underlying our ABS, we may not realize our anticipated return on these investments.

Certain investments in whole loans may require us to purchase less desirable mortgage assets as part of an otherwise desirable pool of mortgage assets which could subject us to additional risks relating to the less desirable mortgage assets.

If we choose to acquire whole loans, we may be required to purchase other types of mortgage assets as part of an available pool of mortgage assets in order to acquire the desired whole loans. These other mortgage assets may include mortgage assets that subject us to additional risks. Acquisition of less desirable mortgage assets may impair our performance and reduce the return on our investments.

Investments in distressed assets are more likely to be challenged as fraudulent conveyances and amounts paid on these investments may be subject to avoidance as a preference under certain circumstances. If a successful cause of action for fraudulent conveyance or preference is made, it could significantly reduce the value of our investment and adversely affect our results of operations, financial condition and business.

Various federal and state laws enacted for the protection of creditors may apply to the purchase of certain of our investments by virtue of our role as a creditor with respect to the borrowers under these investments. If a court in a lawsuit brought by an unpaid creditor, a debtor-in-possession, a trustee in bankruptcy, or their respective representatives, were to find that the borrower did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest or other lien securing such investment, and, after giving effect to such indebtedness and/or grant of any security interest or other lien, the issuer or obligor (1) was insolvent, (2) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (3) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could, under certain circumstances, invalidate, in whole or in part, such indebtedness and such security interest or other lien as fraudulent conveyances, could subordinate such indebtedness to existing or future creditors of the borrower and could allow the borrower to recover amounts previously paid by the borrower to the creditor (including to us) in satisfaction of such indebtedness or proceeds of such security interest or other lien previously applied in satisfaction of such indebtedness.

The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer or obligor would be considered insolvent at a particular time if the sum of its debts were then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer or obligor was “insolvent” after giving effect to the incurrence of the indebtedness and/or the granting of any security interest or other lien or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence of indebtedness and/or grant of security interests or other lien.

In addition, in the event of the insolvency (as determined by a court based on the law of the jurisdiction which is being applied) of an issuer of one of our investments, payments made on our investment could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency depending on a number of factors.

In general, if payments on our investments are avoidable, whether as a fraudulent conveyance or preference, such payments can be recaptured either from the initial recipient (such as us) or from subsequent transferees of such payments. Additionally, if the grant of a security interest or other lien is avoidable, whether as a fraudulent conveyance or preference, the value of the security interest or other lien can be recovered from the initial transferee or the entity for whose benefit such transfer was made (such as us), and the recovery could include the diminution in value of the property which was subject to the security interest or other lien from the date of transfer.

If a successful cause of action for fraudulent conveyance or preference occurs, or if any fund, lending institution or other party from which we directly or indirectly acquired an investment engaged in any conduct that gave rise to such causes of action, it could significantly reduce the value of our investment and adversely affect results of operations, financial condition and business.

We may invest in Alternative-A and subprime residential mortgage loans or RMBS collateralized by Alternative-A and subprime mortgage loans, which are subject to increased risks.

We may invest in Alternative-A and subprime residential mortgage loans, which are loans that have not been originated pursuant to FNMA or FHLMC guidelines, or RMBS backed by collateral pools of Alternative‑A and subprime residential mortgage loans. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, Alternative-A and subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. These loans are also more likely to be negatively impacted by governmental interventions, such as mandated modification programs or foreclosure moratoria, bankruptcy cramdown, regulatory enforcement actions and other requirements. Thus, because of the higher delinquency rates and losses associated with Alternative-A and subprime mortgage loans, the performance of Alternative-A and subprime mortgage loans or RMBS backed by Alternative-A and subprime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Our strategy involves significant leverage, which may amplify losses.

We expect our leverage will range between five to twelve times the amount of our stockholders’ equity (calculated in accordance with GAAP). We will incur this leverage by borrowing against a substantial portion of the market value of our assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

To the extent that we incur significant leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

•         short-term interest rates increase;

•         the market value of our assets decreases;

•         interest rate volatility increases; or

•          the availability of financing in the market decreases.

Changes in prepayment rates may adversely affect our profitability.

The RMBS we intend to acquire are backed by pools of residential mortgage loans. We receive payments, generally, from the payments that are made on these underlying residential mortgage loans and from payments made on any residential mortgage loans we acquire directly. When borrowers prepay their residential mortgage loans at rates that are faster than expected, this results in prepayments that are faster than expected on the related RMBS or loan. These faster than expected payments may adversely affect our profitability.

We may purchase RMBS that have a higher interest rate than the then prevailing market interest rate. In exchange for this higher interest rate, we may pay a premium to par value to acquire the RMBS. In accordance with accounting rules, we will amortize this premium over the expected term of the RMBS based on our prepayment assumptions. If the RMBS is prepaid in whole or in part at a faster than expected rate, however, we must expense all or a part of the remaining unamortized portion of the premium that was paid at the time of the purchase, which will adversely affect our profitability.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayments can also occur when borrowers default on their residential mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the property, or when borrowers sell the property and use the sale proceeds to prepay the mortgage as part of a physical relocation. Prepayment rates also may be affected by conditions in the housing and financial markets, increasing defaults on residential mortgage loans, which could lead to an acceleration of the payment of the related principal, general economic conditions and the relative interest rates on FRM and ARM loans. While we will seek to manage prepayment risk, in selecting investments we must balance prepayment risk against other risks, the potential returns of each investment and the cost of hedging our risks. No strategy can completely insulate us from prepayment or other such risks, and we may deliberately retain exposure to prepayment or other risks.

In addition, a decrease in prepayment rates may adversely affect our profitability. When borrowers prepay their residential mortgage loans at slower than expected rates, prepayments on the RMBS or loan may be slower than expected. These slower than expected payments may adversely affect our profitability. We may purchase RMBS that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the RMBS. In accordance with accounting rules, we will accrete this discount over the expected term of the RMBS based on our prepayment assumptions. If the RMBS is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of the portfolio and result in a lower than expected yield on RMBS purchased at a discount to par.

Our hedging strategies may not be successful in mitigating the risks associated with interest rates.

Subject to complying with REIT tax requirements, we intend to employ techniques that limit, or “hedge,” the adverse effects of rising interest rates on our short-term repurchase agreements. In general, our hedging strategy depends on our view of our entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. We could misjudge the condition of our investment portfolio or the market. Our hedging activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of investments held and other changing market conditions. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated hedging strategy. These techniques may include entering into interest rate caps, collars, floors, forward contracts, futures, swaptions, total return swaps or other swap agreements. In the future, in order to comply with REIT tax requirements, we may conduct certain hedging transactions through a wholly-owned subsidiary qualifying as a “taxable REIT subsidiary,” which will be subject to U.S. federal, state and, if applicable, local income tax.

There are no perfect hedging strategies, and interest rate hedging may fail to protect us from loss. Alternatively, we may fail to properly assess a risk to our investment portfolio or may fail to recognize a risk entirely leaving us exposed to losses without the benefit of any offsetting hedging activities. The derivative financial instruments we select may not have the effect of reducing our interest rate risk. The nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, hedging activities could result in losses if the event against which we hedge does not occur. For example, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•         interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•         available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•         the duration of the hedge may not match the duration of the related liability;

•         the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Internal Revenue Code or that are done through a taxable REIT subsidiary, or TRS) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•         as explained in further detail in the risk factor immediately below, the party owing money in the hedging transaction may default on its obligation to pay;

•         the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•         the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our stockholders’ equity.

Whether the derivatives we acquire achieve hedge accounting treatment under Accounting Standards Codification 815-10, Derivatives and Hedging, or ASC 815-10, or not, hedging generally involves costs and risks. Our hedging strategies may adversely affect us because hedging activities involve costs that we will incur regardless of the effectiveness of the hedging activity. Those costs may be higher in periods of market volatility, both because the counterparties to our derivative agreements may demand a higher payment for taking risks, and because repeated adjustments of our hedges during periods of interest rate changes also may increase costs. Especially if our hedging strategies are not effective, we could incur significant hedging-related costs without any corresponding economic benefits.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could result in material losses.

The cost of using hedging instruments increases as the period covered by the instrument increases and, during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs. Further, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

Changes to derivatives regulation imposed by the Dodd-Frank Act could increase our costs of entering into derivative transactions, which could adversely impact our results of operations, financial condition and business.

Through its comprehensive new regulatory regime for derivatives, the Dodd-Frank Act will impose mandatory clearing, exchange-trading and margin requirements on many derivatives transactions (including formerly unregulated over the-counter derivatives) in which we may engage. The Dodd-Frank Act also creates new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who will be subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The details of these requirements and the parameters of these categories remain to be clarified through rulemaking and interpretations by the U.S. Commodity Futures Trading Commission, the SEC, the Federal Reserve Board and other regulators in a regulatory implementation process which is expected to take a year or more to complete.

Nonetheless, based on information available as of the date of this prospectus, the possible effect of the Dodd-Frank Act will be likely to increase our overall costs of entering into derivatives transactions. In particular, new margin requirements, position limits and capital charges, even if not directly applicable to us, may cause an increase in the pricing of derivatives transactions sold by market participants to whom such requirements apply. Administrative costs, due to new requirements such as registration, recordkeeping, reporting, and compliance, even if not directly applicable to us, may also be reflected in higher pricing of derivatives. New exchange-trading and trade reporting requirements may lead to reductions in the liquidity of derivative transactions, causing higher pricing or reduced availability of derivatives, or the reduction of arbitrage opportunities for us, adversely affecting the performance of certain of our trading strategies.

In addition, it is possible that Putnam may be determined to be a swap dealer, major swap participant, security-based swap dealer, major security-based swap participant or otherwise become subject to new entity level regulation as a result of the Dodd-Frank Act. This additional regulation could lead to significant new costs which could materially adversely affect our performance.

We may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedge transactions in accordance with ASC 815-10. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the ASC 815-10 definition of a derivative (such as short sales), we fail to satisfy ASC 815-10 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Failure to procure adequate repurchase agreement financing, or to renew or replace existing repurchase agreement financing as it matures, would adversely affect our results of operations.

We intend to use repurchase agreement financing as a strategy to increase our return on investments. However, we may not be able to achieve our desired debt-to-equity ratio for a number of reasons, including the following:

•         our lenders do not make repurchase agreement financing available to us at acceptable rates;

•         lenders with whom we enter into repurchase agreements subsequently exit the market for such financing;

•         our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

•         we determine that the leverage would expose us to excessive risk.

We cannot assure you that any, or sufficient, repurchase agreement financing will be available to us in the future on terms that are acceptable to us. In recent years, investors and financial institutions that lend in the securities repurchase market, have tightened lending standards in response to the difficulties and changed economic conditions that have materially adversely affected the RMBS market. These market disruptions have been most pronounced in the Non-Agency RMBS market, and, the impact has also extended to Agency RMBS, which has made the value of these assets unstable and relatively illiquid compared to prior periods. Any decline in their value, or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. Additionally, the lenders from which we will seek to obtain repurchase agreement financing may have owned or financed RMBS that have declined in value and caused the lender to suffer losses as a result of the recent downturn in the residential mortgage market. If these conditions persist, these institutions may be forced to exit the repurchase market, become insolvent or further tighten lending standards or increase the amount of equity capital or haircut required to obtain financing, and in such event, could make it more difficult for us to obtain financing on favorable terms or at all. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the value of our common stock and our ability to make distributions, and you may lose part or all of your investment.

Furthermore, because we intend to rely primarily on short-term borrowings, our ability to achieve our investment objective will depend not only on our ability to borrow money in sufficient amounts and on favorable terms, but also on our ability to renew or replace on a continuous basis our maturing short-term borrowings. If we are not able to renew or replace maturing borrowings, we will have to sell some or all of our assets, possibly under adverse market conditions. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability.

We may be subject to margin calls under our master repurchase agreements or hedging arrangements, which could result in defaults or force us to sell assets under adverse market conditions or through foreclosure.

We intend to enter into master repurchase agreements with various financial institutions upon the completion of this offering. We intend to borrow under these master repurchase agreements to finance the acquisition of assets for our investment portfolio. In addition, we intend to enter into hedging arrangements that will require us to deliver collateral to the counterparty. The value of the derivative instruments used for hedging may decrease, resulting in the obligation to deliver additional collateral or margin. Pursuant to the terms of borrowings under our master repurchase agreements, a decline in the value of the subject assets may result in our lenders initiating margin calls. Likewise, decreases in collateral values may result in margin calls. A margin call means that the lender or hedge counterparty requires us to pledge additional collateral to re-establish the ratio of the value of the collateral to the amount of the borrowing. The specific collateral value to borrowing ratio that would trigger a margin call is not set in the master repurchase agreements and will not be determined until we engage in a repurchase transaction under these agreements. We will not borrow under these master repurchase agreements until after the completion of this offering. Our fixed-rate assets generally are more susceptible to margin calls as increases in interest rates tend to more negatively affect the market value of fixed-rate assets. If we are unable to satisfy margin calls, our lenders may foreclose on our collateral. The threat of or occurrence of a margin call could force us to sell either directly or through a foreclosure on our assets under adverse market conditions. Because of the significant leverage we expect to have, we may incur substantial losses upon the threat or occurrence of a margin call.

Our borrowings, which will generally be made under our master repurchase agreements, may qualify for special treatment under bankruptcy laws. This special treatment would allow the lenders under these agreements to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to liquidate the collateral under these agreements without delay.

If a counterparty to any of our repurchase agreements defaults on its obligations to resell an underlying investment back to us at the end of the transaction term, or if the value of the underlying investment has declined by the end of the term or if we default on our obligations under such agreement, we will lose money on that transaction.

When we engage in a repurchase transaction, we initially sell securities to the financial institution under one of our master repurchase agreements in exchange for cash and our counterparty is obligated to resell the investments to us at the end of the term of the transaction, which is typically from 30 to 90 days, but which may have terms up to 364 days. The cash we receive when we initially sell the investments is less than the value of those investments, which is referred to as the haircut. The haircut rates under the master repurchase agreements that we intend to enter into upon completion of this offering will not be set until we engage in a specific repurchase transaction under these agreements. If our counterparty defaults on its obligation to resell the investments to us, we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the investments). We would also lose money on a repurchase transaction if the value of the underlying investments has declined as of the end of the transaction term, as we would have to repurchase the investments for their initial value but would receive investments worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to our stockholders.

If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we would likely need to establish a replacement repurchase facility with another financial institution in order to continue to leverage our investment portfolio and carry out our investment strategy. There is no assurance we would be able to establish a suitable replacement facility on acceptable terms or at all.

The repurchase agreements that we use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We intend to use repurchase agreements to fund our investments. If the market value of the assets pledged or sold by us to a financing institution declines, we may be required by the financing institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so, which could result in defaults. Posting additional collateral to support our credit will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, financing institutions can accelerate repayment of our indebtedness, increase interest rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for bankruptcy protection.

Further, financial institutions providing the repurchase agreements may require us to maintain a certain amount of cash uninvested or to set aside non-leveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

An increase in our borrowing costs would adversely affect our financial condition and results of operations.

Increases in interest rates reduce the difference, or spread, that we may earn between the yield on the investments we make and the cost of the leverage we employ to finance such investments. An increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we enter into to finance the purchase of the investments. It is possible that the spread on investments could be reduced to a point at which the profitability from investments would be significantly reduced. This would adversely affect our returns on our assets, financial condition and results of operations and could require us to liquidate certain or all of our assets.

Our rights under repurchase agreements may be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our counterparties under the repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our investments under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

If we issue senior securities, we will be exposed to additional risks.

If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior secured securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

Risks Related to This Offering

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. The initial public offering price may not correspond to the price at which our common stock will trade in the public market subsequent to this offering and the price of our shares available in the public market may not reflect our actual financial performance.

We intend to apply to list our common stock on the New York Stock Exchange, or NYSE, under the symbol “PMOC.” No assurance can be made that our common stock will be approved for listing on the NYSE. Further, listing on the NYSE will not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to the liquidity of any market that does develop for our common stock, the ability of any holder to sell shares of our common stock or the prices that may be obtained for our common stock.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•         actual or anticipated variations in our quarterly operating results or distributions;

•         changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry;

•         increases in market interest rates that lead purchasers of our shares of common stock to demand a higher dividend yield;

•         changes in market valuations of similar companies;

•         adverse market reaction to any increased indebtedness we incur in the future;

•         additions or departures of key management personnel;

•         actions by institutional stockholders;

•         speculation in the press or investment community; and

•         general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Future sales of shares of our common stock may depress the price of our shares.

We cannot predict the effect, if any, of future sales of our common stock or the availability of shares for future sales on the market price of our common stock. Any sales of a substantial number of our shares in the public market, or the perception that sales might occur, may cause the market price of our shares to decline.

Upon completion of this offering and the concurrent private placement, Putnam Investment Holdings, LLC, certain of our executive officers and certain of Putnam’s employees will own approximately     % of our outstanding common stock, or     % assuming the underwriters’ over-allotment is exercised in full, as a result of Putnam Investment Holdings, LLC’s purchase of 100 shares in our initial capitalization and the purchase of shares by Putnam Investment Holdings, LLC, certain of our executive officers and certain of Putnam’s employees at the initial public offering price in a private placement concurrently with the completion of this offering. We will enter into a registration rights agreement with Putnam Investment Holdings, LLC, certain of our executive officers and those of Putnam’s employees who have purchased our common stock in the private placement with respect to the common stock owned by them upon completion of this offering and the concurrent private placement. Pursuant to the registration rights agreement, we will grant Putnam Investment Holdings, LLC, certain of our executive officers and those of Putnam’s employees who have purchased our common stock in the private placement (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. The registration rights of Putnam Investment Holdings, LLC, certain of our executive officers and those of Putnam’s employees who have purchased our common stock in the private placement will begin to apply 180 days after the date of this prospectus. We cannot predict the effect that any sale of our common stock by Putnam Investment Holdings, LLC, certain of our executive officers and those of Putnam’s employees who have purchased our common stock in the private placement will have on the market price of our common stock.

We also intend to make certain grants of restricted common stock under the Manager Equity Plan and the Equity Plan upon the completion of this offering, which grants will be subject to certain vesting schedules (see “Management—Equity Incentive Plans”).

You should not rely on lock-up agreements in connection with this offering to limit the amount of common stock sold into the market.

Our Manager, Putnam Investment Holdings, LLC, each of our directors and executive officers and each Putnam employee purchasing shares of our common stock in the private placement have severally agreed that, for a period of 180 days after the date of this prospectus, they will not, without the prior written consent of Barclays Capital Inc., dispose of or hedge any shares of our common stock, subject to exceptions and extensions in certain circumstances. We have entered into a similar agreement with the Barclays Capital Inc., subject to certain exceptions. There are no present agreements between the representative of the underwriters, and any of us, our Manager, Putnam Investment Holdings, LLC, our directors or our executive officers or such Putnam employees to release us or any of them from these lock-up agreements. However, we cannot predict the circumstances or timing under which Barclays Capital Inc. may waive these restrictions. These sales or a perception that these sales may occur could reduce the market price of our common stock.

We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our net taxable income in each year, subject to certain adjustments, is distributed to our stockholders. We have not established a minimum dividend payment level and the amount of our dividend will fluctuate. Our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, the requirements for REIT qualification and such other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future or our board of directors may change our dividend policy in the future. To the extent that we decide to pay dividends in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes. A return of capital reduces the basis of a stockholder’s investment in our common stock to the extent of such basis and is treated as capital gain thereafter.

An increase in market interest rates may cause a material decrease in the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments, income with respect to our investments and our related distributions to stockholders, then interest rate fluctuations and capital market conditions are likely to affect adversely the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby reducing cash flow and our ability to service our indebtedness and pay distributions, and would reduce the market value of any fixed-rate securities that we may own.

Risks Related to Our Organization and Structure

The stock ownership limit imposed by the Internal Revenue Code for REITs and our amended and restated certificate of incorporation may restrict our business combination opportunities.

To qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our amended and restated certificate of incorporation, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to qualify as a REIT. Pursuant to our amended and restated certificate of incorporation, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock following the completion of this offering. Our board of directors may grant an exemption from this 9.8% stock ownership limitation, in its sole discretion, subject to such conditions, representations and undertakings as it may determine are reasonably necessary. Pursuant to our amended and restated certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a taxable year. The ownership limits contained in our amended and restated certificate of incorporation apply to the ownership at any time by any “person,” which term includes entities. These ownership limitations are intended to assist us in complying with the tax law requirements, and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

The stock ownership limitation contained in our amended and restated certificate of incorporation generally does not permit ownership in excess of 9.8% of our outstanding shares of common or capital stock, and attempts to acquire our common or capital stock in excess of these limits will be ineffective unless an exemption is granted by our board of directors.

As described above, our amended and restated certificate of incorporation generally prohibits beneficial or constructive ownership by any person of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common or capital stock, unless exempted by our board of directors. Our amended and restated certificate of incorporation’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to our amended and restated certificate of incorporation’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock (if and when issued) in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust or, if the transfer to a charitable trust would not be effective, such transfer being void.

Anti-takeover provisions in our amended and restated certificate of incorporation and by-laws could discourage a change of control that our stockholders may favor, which could also adversely affect the market price of our common stock.

Provisions in our amended and restated certificate of incorporation and by-laws may make it more difficult and expensive for a third party to acquire control of us, even if a change of control would be beneficial to our stockholders. For example, our amended and restated certificate of incorporation, which will be in effect at the time this offering is completed, will authorize our board of directors to issue up to 100,000,000 shares of our preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of unissued series of our preferred stock, each without any vote or action by our stockholders. We could issue a series of preferred stock to impede the completion of a merger, tender offer or other takeover attempt. See “Description of Capital Stock.” The anti-takeover provisions in our amended and restated certificate of incorporation and by-laws may impede takeover attempts, or other transactions, that may be in the best interests of our stockholders and, in particular, our common stockholders. In addition, the market price of our common stock could be adversely affected to the extent that provisions of our amended and restated certificate of incorporation and by-laws discourage potential takeover attempts, or other transactions, that our stockholders may favor.

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to U.S. federal income tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2011. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we will receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates is 15% through the end of 2012. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for U.S. federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, net worth, property and transfer taxes, such as mortgage recording taxes. See “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company.” Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we intend to hold some of our assets through a TRS or other subsidiary corporations that will be subject to corporate-level income tax at regular rates. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and securities. The remainder of our investments (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our investment portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

In addition to the asset tests set forth above, to qualify as a REIT we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our stockholders and the ownership of our stock. We may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

Although we have no current plans to do so, we may in the future distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2010-12, up to 90% of any such taxable dividend for 2011 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a taxable stockholder sells the stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Further, while Revenue Procedure 2010-12 applies only to taxable dividends payable in cash or stock with respect to any taxable year ending on or before December 31, 2011, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire mortgage-backed securities or other debt instruments in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities or other debt instruments, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the mortgage-backed security or debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. In addition, pursuant to our ownership of certain mortgage-backed securities or other debt instruments, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under applicable Treasury regulations, the modified debt may be considered to have been reissued to us at a gain in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our qualification as a REIT.

Moreover, some of the mortgage-backed securities or other debt instruments that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such mortgage-backed securities or other debt instruments will be made. If such mortgage-backed securities or other debt instruments turns out not to be fully collectable, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that mortgage-backed securities or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectable, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The failure of securities subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our securities to a counterparty and simultaneously enter into an agreement to repurchase these securities at a later date in exchange for a purchase price. Economically, these agreements are financings which are secured by the securities sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the securities to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company.” As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a domestic TRS. This could increase the cost of our hedging activities because a TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS will generally not provide any tax benefit, except for being carried forward against future taxable income in the TRS.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Special Note Regarding Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward-looking by their nature, such as:

•         our business and financing strategy;

•         our ability to deploy effectively and timely the net proceeds of this offering and the concurrent private placement;

•         our ability to obtain future financing arrangements;

•         our understanding of our competition and our ability to compete effectively;

•         our projected operating results;

•         market and industry trends;

•         estimates relating to our future dividends;

•         projected capital expenditures;

•         our hedging activities;

•         interest rates; and

•         the impact of technology on our operations and business.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause actual results to vary from our forward-looking statements:

•         the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors;”

•         general volatility of the securities and loan markets in which we invest and the market price of our common stock;

•         our lack of operating history;

•         changes in our business or investment strategy;

•         changes in interest rate spreads or the yield curve;

•         availability, terms and deployment of debt and equity capital;

•         availability of qualified personnel;

•         the degree and nature of our competition;

•         increased prepayments of the mortgage loans underlying our RMBS and our residential mortgage loans;

•         risks associated with our hedging activities;

•         changes in governmental regulations, tax rates and similar matters;

•         defaults on our investments;

•         changes in GAAP;

•         legislative and regulatory changes (including changes to laws governing the taxation of REITs);

•         availability of investment opportunities in securities and loans;

•         our ability to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and limitations imposed on our business by our qualification as a REIT;

•         general volatility in capital markets;

•         the adequacy of our cash reserves and working capital;

•         the timing of cash flows, if any, from our assets; and

•         other risks associated with investing in mortgage-related securities, ABS and loans, including changes in our industry, interest rates, the debt securities markets, the general economy or the finance and real estate markets specifically.

When we use words such as “will likely result,” “plan,” “may,” “shall,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

Use of Proceeds

We are offering              shares of our common stock at the initial public offering price of $             per share. Concurrently, we are selling to Putnam, certain of our  executive officers and certain Putnam employees an aggregate of $             million of our common stock at the initial public offering price in a private placement. We estimate that the net proceeds we will receive from selling common stock in this offering and the concurrent private placement will be approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million (or, if the underwriters exercise their over-allotment option in full, approximately $             million, after deducting underwriting discounts and commissions and estimated offering expenses of approximately $             million).

We plan to use all the net proceeds from this offering and the concurrent private placement to purchase Agency RMBS and our potential target assets, focusing predominantly on Agency RMBS.

We expect to deploy the net proceeds on a leveraged basis within 90 days of the closing of this offering and the concurrent private placement. Depending on the economic environment and our outlook for the mortgage market at the time we ultimately deploy the net proceeds on a leveraged basis, our allocations of Agency RMBS collateralized by FRMs, ARMs and hybrid ARMs will vary. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Depending on the availability of our targeted investments in Agency RMBS and our potential target assets within the 90 days following the closing of this offering and the concurrent private placement, we may temporarily invest the net proceeds in readily marketable, short-term, interest-bearing investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These temporary investments are expected to provide a lower net return than we hope to achieve from our targeted investments in mortgage-related securities and loans.

Distribution Policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its net taxable income and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our net taxable income. We plan to pay our first distribution in respect of the period from the closing of this offering through June 30, 2011, which may be prior to the time when we have fully invested the net proceeds from this offering and the concurrent private placement in Agency RMBS and our potential target assets.

If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if the stockholders’ elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elect to receive cash will be prorated, and the excess of each such stockholder’s entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering and the concurrent private placement, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. We will generally not be required to make distributions with respect to activities conducted through any TRSs. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. The amount of cash available for distribution will be decreased by any fees or expenses payable by us to our Manager under the management agreement. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, debt covenants, funding or margin requirements under repurchase agreements or other borrowings, maintenance of our REIT qualification, restrictions under Delaware law, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders.”

Capitalization

The following table sets forth our capitalization as of April 8, 2011 on an actual basis and on an as adjusted basis, giving effect to:

•         the sale of an aggregate of shares of our common stock in this offering at the initial public offering price of $             per share generating net proceeds of $             million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•         the sale of an aggregate of           shares of common stock to Putnam Investment Holdings, LLC, certain of our  executive officers and certain Putnam employees at the initial public offering price of $             per share for an aggregate purchase price of $             million.

You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical unaudited balance sheet as of April 8, 2011 and related notes thereto included elsewhere in this prospectus.

	As of April 8, 2011

	Actual	As Adjusted(1)
Stockholder’s equity:
Preferred stock, par value $0.01 per share; 100 shares authorized, no shares issued and outstanding on an actual basis, 100,000,000 shares authorized, no shares issued and outstanding, on an as adjusted basis.................................................................................................................................................	$ —	$ —
Common stock, par value $0.01 per share; 1,000 shares authorized, 100 shares issued and outstanding on an actual basis, 500,000,000 shares authorized, shares issued and outstanding, on an as adjusted basis..........................................................................................................	1
Additional paid-in capital...................................................................................................................................	999

Total stockholder’s equity.......................................................................................................................	$ 1,000	$

(1)   Assumes no exercise of the underwriters’ over-allotment option. Includes (i) 100 shares of common stock issued to Putnam at the time of our initial capitalization, (ii) an aggregate of            shares of our common stock to be purchased by Putnam (through Putnam Investment Holdings, LLC), certain of our executive officers and certain of Putnam’s employees in the concurrent private placement, (iii)                      shares of restricted common stock to be granted to our Manager (or one of its affiliates) upon completion of this offering, and (iv)                     shares of restricted common stock to be granted our            director nominees upon completion of this offering. Does not include an aggregate of                        additional shares of our common stock available for future grants under our equity incentive plans.

Selected Financial Information

The following table presents selected financial information as of April 8, 2011 that has been derived from our historical unaudited balance sheet as of April 8, 2011 and the related notes included elsewhere in this prospectus. We have no operating history and no assets other than as described below.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical unaudited balance sheet as of April 8, 2011 and the related notes thereto included elsewhere in this prospectus.

As of April 8, 2011
Assets:	(unaudited)
Cash and cash equivalents............................................................................................................................................	$ 1,000

Total assets......................................................................................................................................	$ 1,000

Liabilities and Stockholder’s Equity:
Liabilities..........................................................................................................................................................................	$ —
Stockholder’s equity:
Preferred stock, par value $0.01 per share; 100 shares authorized, no shares issued and outstanding.....................................................................................................................................................	—
Common stock, par value $0.01 per share; 1,000 shares authorized, 100 shares issued and outstanding......................................................................................................................................................	1
Additional paid-in capital....................................................................................................................................	999
Total stockholder’s equity.......................................................................................................................	1,000

Total liabilities and stockholder’s equity....................................................................................	$ 1,000

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Business” and our unaudited balance sheet as of April 8, 2011 and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a Delaware corporation formed on April 6, 2011 to invest primarily in Agency RMBS. We may also invest in Non-Agency RMBS, residential mortgage loans, CMBS and ABS, which we refer to as our potential target assets. In addition, we may invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. We intend to qualify as a REIT for U.S. federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to our stockholders and maintain our intended qualification as a REIT.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors. Our Manager is a subsidiary of Putnam. We will not have any employees.

Factors Impacting Our Results of Operations

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, RMBS and our other potential target assets in the marketplace. Our net interest income includes the actual interest payments we receive on our assets and is also impacted by the amortization of purchase premiums, accretion of purchase discounts and performance of hedging transactions. On our RMBS assets and residential mortgage loans, changes in various factors such as prepayment speeds, estimated future cash flows and credit quality could impact the amount of premium to be amortized or discount to be accreted into interest income for a given period. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipation or unanticipated credit events experienced by borrowers whose mortgage loans are included in our Non-Agency RMBS or CMBS or are held directly by us.

Changes in Market Value of our Assets. It is our business strategy to hold our assets as long-term investments. As such, we expect that our RMBS will be carried at their fair value, as available-for-sale in accordance with ASC 320, Accounting for Certain Investments in Debt or Equity Securities, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the market value of our RMBS assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold these assets as long-term investments. As part of this process, we will monitor our RMBS assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our RMBS assets could result in our recognizing an impairment charge or realizing losses while holding these assets.

Prepayment Speeds. Prepayment speeds on our RMBS assets and residential mortgage loans, as reflected by the Constant Prepayment Rate, or CPR, vary according to interest rates, the type of residential mortgage loan, conditions in financial markets and housing markets, availability of mortgages, borrowers’ credit profile, competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their residential mortgage loans, and as a result, prepayment speeds tend to decrease. When interest rates fall, however, prepayment speeds tend to increase. When house price appreciation is positive, prepayment rates may increase and when house prices depreciate in value, prepayment rates may decline. For RMBS purchased at a premium, as prepayment speeds increase, the amount of income we will earn on these investments will be less than expected because the purchase premium we will pay for the bonds amortizes faster than expected. Conversely, decreases in prepayment speeds on our RMBS assets result in income greater than expected and can extend the period over which we amortize the purchase premium. For RMBS purchased at a discount, as prepayment speeds increase, the amount of income we will earn will be greater than expected because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds on our RMBS assets result in income less than expected and can extend the period over which we accrete the purchase discount into interest income.

Interest Rate Environment. As indicated above, as interest rates rise, prepayment speeds generally decrease, increasing our interest income. Rising interest rates, however, increase our financing costs which may result in a net negative impact on our net interest income. In addition, if we acquire securities collateralized by monthly reset ARMs, and three- and five-year hybrid ARMs or acquire such loans directly, such interest rate increases should result in decreases in our net investment income, as there could be a timing mismatch between the interest rate reset dates on our assets and the financing costs of these investments. Monthly reset ARMs are ARMs on which coupon rates reset monthly based on indices such as one-month LIBOR. Hybrid ARMs are mortgages that have interest rates that are fixed for an initial period (typically three, five, seven or ten years) and thereafter reset at regular intervals subject to interest rate caps.

Rising interest rates generally reduce the demand for consumer credit, including mortgage loans, due to the higher cost of borrowing. A reduction in the volume of mortgage loans originated may affect the volume of Agency RMBS and Non-Agency RMBS, which could affect our ability to acquire assets that satisfy our investment objectives.

Mortgage-related Securities Spreads. Since the credit market disruptions beginning in the summer of 2007, U.S. Treasury yields have declined and yields on mortgage-related securities have increased, resulting in a historically wide difference between the two yields, or the spread relationship. If fixed income market concerns grow, causing mortgage-related security spreads to increase, the value of mortgage-related securities may decline and lenders may require us to post additional collateral for our mortgage-related securities under repurchase agreements.

Size of Investment Portfolio. The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our investment portfolio, will also be a key driver of our gross interest income. Generally, as the size of our investment portfolio grows, the amount of interest income that we receive will increase. The larger investment portfolio, however, will drive increased expenses as we will incur additional interest expense to finance the purchase of our investment portfolio.

Critical Accounting Policies

Management’s discussion and analysis of financial condition and results of operations is based upon our consolidated balance sheet, which has been prepared in accordance with U.S. GAAP. The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from these estimates. Management believes that the estimates and assumptions utilized in the preparation of the consolidated balance sheet are prudent and reasonable. A summary of our significant accounting policies is presented in Note 3 to our unaudited balance sheet appearing elsewhere in this prospectus.

The following is a summary of our accounting policies that are most affected by judgments, estimates and assumptions, which relate to investment accounting, revenue recognition, securities valuation, derivative accounting and income taxes. Each of these items involves estimates that will require management to make judgments that are subjective in nature. We will rely on our Manager’s and Putnam’s experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Investments

ASC 320-10, Debt and Equity Securities, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Securities available-for-sale will be reported at fair value, while securities held-to-maturity will be reported at amortized cost. Although we generally intend to hold most of our securities until maturity, we may, from time to time, sell any of our securities as part of our overall management of our assets. Accordingly, we will elect to classify substantially all of our securities as available-for-sale. All assets classified as available-for-sale will be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. See “—Valuation of Financial Instruments.”

We will evaluate securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of recovery in fair value of the security, and (3) our intent and ability to retain our investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments. Unrealized losses on securities that are considered other-than-temporary, as measured by the amount of the difference between the securities’ cost basis and its fair value, will be recognized in earnings as an unrealized loss and the cost basis of the securities will be adjusted.

Valuation of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value in accordance with GAAP and expands financial statement disclosure requirements for fair value measurements. ASC Topic 820 further specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

•         Level 1—Valuation techniques in which all significant inputs are quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

•         Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices from markets that are not active for assets or liabilities that are identical or similar to the assets or liabilities being measured. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

•         Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect our assumptions about the assumptions that market participants would use in pricing an asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we will consult independent pricing services or third party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, our pricing officer will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

Valuation techniques for RMBS may be based on models that consider the estimated cash flows of each debt tranche of the issuer, establish a benchmark yield, and develop an estimated tranche-specific spread to the benchmark yield based on the unique attributes of the tranche including, but not limited to, the prepayment speed assumptions and attributes of the collateral underlying such securities. To the extent the inputs are observable and timely, the values would be categorized in Level 2 of the fair value hierarchy; otherwise they would be categorized as Level 3.

We expect that most of the RMBS that we intend to acquire upon consummation of this offering and the concurrent private placement, along with any related derivative and hedging instruments, will be valued based on the similar-asset valuation approach using Level 2 inputs.

Fair value under GAAP represents an exit price in the normal course of business, not a forced liquidation price. If we were forced to sell assets in a short period to meet liquidity needs, the prices we receive could be substantially less than their recorded fair values. Furthermore, the analysis of whether it is more likely than not that we will be required to sell securities in an unrealized loss position prior to an expected recovery in value (if any), the amount of such expected required sales, and the projected identification of which securities would be sold is also subject to significant judgment, particularly in times of market illiquidity.

Interest Income

Interest income on our mortgage-backed securities is accrued based on the coupon rate and the outstanding principal amount of the underlying mortgages. Premiums and discounts are amortized or accreted as adjustments to interest income over the lives of the securities using the effective yield method adjusted for the effects of estimated prepayments based on ASC 310-40, Nonrefundable Fees and Other Costs. If our estimate of prepayments is incorrect, we may be required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income. Purchased beneficial interests in securitized financial assets are accounted for in accordance with ASC 325-40, Beneficial Interest in Securitized Financial Assets. Interest income is recognized using the effective yield method. The prospective method is used for adjusting the level yield used to recognize interest income when estimates of future cash flows over the remaining life of the security either increase or decrease. Cash flows are projected based on management’s assumptions for prepayment rates and credit losses. Actual economic conditions may produce cash flows that could differ significantly from projected cash flows, and differences could result in an increase or decrease in the yield used to record interest income or could result in impairment losses.

Derivatives and Hedging Activities

We will account for derivative financial instruments in accordance with ASC 815-10, Derivatives and Hedging. ASC 815-10 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. Derivatives are used for hedging purposes rather than speculation. We will value derivative financial instruments in accordance with ASC Topic 820. See “—Valuation of Financial Instruments.”

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk on our borrowings. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the effective hedge criteria is marked-to-market with the changes in value included in net income.

Income Taxes

We will operate in a manner that we believe will allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to U.S. federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders. A TRS will be subject to U.S. federal, state and, if applicable, local income tax.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2010-06, “Improving Disclosures About Fair Value Measurements.” The ASU requires enhanced disclosures about purchases, sales, issuances, and settlements on a gross basis relating to Level 3 measurements. The disclosure will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact that adoption of this ASU will have on our financial statement disclosures.

On July 21, 2010, the FASB issued an update to ASC 310, Receivables, by requiring more robust and disaggregated disclosures about the credit quality of a company’s loans held for investment and if applicable, its allowance for credit losses. The objective of enhancing these disclosures is to improve financial statement users’ understanding of (1) the nature of a company’s credit risk associated with its financing receivables and (2) the company’s assessment of that risk in estimating its allowance for credit losses as well as changes in the allowance and the reasons for those changes. We are currently evaluating the impact that the adoption of this update will have on our financial statement disclosures.

Results of Operations

As of the date of this prospectus, we have not commenced operations. We will not acquire any assets until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund investments and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering and the concurrent private placement, net cash provided by operating activities (including interest and other payments received on and proceeds from the sale of assets in our investment portfolio, and payments received under and proceeds from the sale of derivative instruments that we may purchase), cash from the repurchase agreements we expect to establish upon completion of this offering and other financing arrangements and future issuances of common equity, preferred equity, convertible, trust preferred and/or debt securities.

Following the completion of this offering, we intend to finance our acquisition of RMBS assets through the use of repurchase agreements. We expect that our repurchase agreement borrowings generally will have maturities that range from one month to one year. We expect our leverage will range between five and twelve times the amount of our stockholders’ equity (calculated in accordance with GAAP). Our leverage policy includes excess capital over the “haircuts” required to fund our assets to guard against fluctuations in the market prices of our assets. Under the repurchase agreements, we may be required to pledge additional assets to the repurchase agreement counterparties (i.e., lenders) in the event the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral (a margin call), which may take the form of additional assets or cash. Similarly, if the estimated fair value of investment securities increases, lenders may release collateral back to us. Specifically, margin calls under our repurchase agreements would result from a decline in the value of the RMBS securing our repurchase agreements, prepayments on the mortgages securing such securities and to changes in the estimated fair value of such securities generally due to principal reduction of such securities from scheduled amortization and resulting from changes in market interest rates and other market factors. We intend to enter into master repurchase agreements with various financial institutions upon the completion of this offering.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, operating costs and distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. If we are unable to obtain or renew our sources of financing or unable to obtain them on favorable terms, it may have an adverse effect on our financial condition and results of operations.

To qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. This distribution requirement limits our ability to retain earnings and thereby replenish or increase capital for operations.

Contractual Obligations

As of April 11, 2011, we had no contractual obligations. We intend to enter into a management agreement with our Manager, a subsidiary of Putnam. Our Manager will be entitled to receive a management fee and be reimbursed for its expenses incurred on our behalf, and, in certain circumstances, receive a termination fee, each as described in the management agreement. See “Our Manager, Putnam and the Management Agreement—Our Management Agreement.” Such fees and expenses do not have fixed and determinable payments. The management fee will be payable monthly in arrears in an amount equal to 1/12 of 1.5% of our Equity (as defined below).

“Equity” equals our month-end stockholders’ equity, as computed in accordance with GAAP, adjusted to exclude (i) the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss) and (ii) any non-cash compensation expense incurred in current or prior periods. This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and for certain non-cash items that are approved by a majority of our independent directors.

We will be required to pay or reimburse our Manager for all expenses incurred by it related to our operations, including, but not limited to the documented costs of legal, tax, accounting, consulting, auditing, expert due diligence and other similar services provided by our Manager’s personnel. However, we will not be required to pay or reimburse our Manager or Putnam for the salaries, benefits or other employment-related expenses of any Putnam employees who will be responsible for making investment decisions on our behalf.  We will also be required to pay a termination fee for our non-renewal of the management agreement without cause. This fee will be equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination.

Off-Balance Sheet Arrangements

As of April 11, 2011, we had no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly distributions of all or substantially all of our net taxable income to holders of common stock out of assets legally available therefor. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, which would only be paid out of available cash, we must first meet both our operating requirements and scheduled debt service on our repurchase agreements or other debt payable.

Quantitative and Qualitative Disclosures About Market Risk

The primary market risks that we will be exposed to are interest rate risk, interest rate cap risk, credit risk and prepayment risk. We will also be subject to counterparty risk, funding risk and liquidity risk. We intend to manage the risks associated with our business through the effective and coordinated implementation of our investment strategy, leverage strategy, hedging and interest rate risk management, credit risk management and prepayment risk management.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with our interest-bearing liabilities, by affecting the spread between our interest-earning assets and interest-bearing liabilities. Repurchase agreements generally have maturities of 30 to 90 days. The weighted average life of the mortgage-backed securities we intend to acquire is generally longer. The difference in maturities, in addition to a variety of reset dates, reference indices and periodic interest rate caps, creates potential interest rate risk since those variables are likely to differ from the terms of the interest rate payments that we will be required to make under the repurchase agreements that we intend to enter into upon the completion of this offering. Changes in the level of interest rates also can affect the value of the mortgage-backed securities, ABS and loans in our investment portfolio and our ability to realize gains from the sale of these assets.

We intend to engage in a variety of interest rate management techniques that seek to mitigate the effects of changes in interest rates and other factors that may affect our net interest income. The interest rate hedges that we intend to employ will be consistent with our strategy of maximizing risk-adjusted returns to our stockholders by generating net income that will be distributed to our stockholders through regular quarterly dividends. We may employ interest rate hedges with respect to our investments, including securities collateralized by, or direct investments in, FRMs, ARMs and hybrid ARMs. We may attempt to offset the potential adverse effects resulting from the rate adjustment limitations on securities collateralized by, or direct investments in, ARMs and hybrid ARMs and to minimize the differences between interest rate indices and interest rate adjustment periods of these investments and related borrowings. We may also use interest rate derivatives to hedge all or a portion of the interest rate risk associated with our borrowings. Our interest rate management techniques may include purchasing:

•         interest rate swaps;

•         interest rate swaptions;

•         interest cancelable swaps;

•         interest rate caps;

•         interest rate corridors;

•         eurodollar futures contracts and options on such contracts; and

•         other interest rate and non-interest rate derivatives, including, but not limited to total return swaps.

When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invest in the instruments. Our profitability and the value of our assets (including derivatives used for hedging purposes) may be adversely affected during any period as a result of changing interest rates.

Interest Rate Cap Risk

Our adjustable rate securities and loans will generally be subject to interest rate caps, which potentially could cause such securities and loans to acquire many of the characteristics of fixed rate securities and loans if interest rates were to rise above the cap levels. This issue will be magnified to the extent we acquire either adjustable rate and hybrid mortgage assets that are not based on mortgages which are fully indexed or ARMs or Hybrid ARMs that are not fully indexed. In addition, adjustable rate and hybrid mortgage assets and loans may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above under “—Interest Rate Risk.” Actual economic conditions or implementation of decisions by our Manager may produce results that differ significantly from the estimates and assumptions used in our models.

Credit Risk

We intend to assess and manage credit risk through a disciplined asset selection process using a top-down analysis, including regional and local property trends, local employment conditions, national loan modification initiatives and differentiating mortgage servicer methods, a bottom-up deal analysis, including detailed collateral analysis, in-depth structural analysis and ongoing surveillance of investments, strategies and trends, and a particular focus on negative home equity.

Our proprietary systems will allow us to understand the risks and opportunities of every mortgage-backed security that we purchase. These systems include default, prepayment and loss severity models that we run monthly on approximately 2,500 RMBS drawn from a universe of more than 43,000 securities. In addition, we will be able to project loan level cash flows and loss adjusted yields using a proprietary loan-level database and multiple proprietary cash flow models. The loan-level database will be updated monthly and aggregate a wealth of information on more than 5 million loans. Our access to the database’s loan-level information, our ability to utilize and understand such information and our optimization of the credit risk management process based on such understanding gives us a competitive advantage.

Residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. Decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the loans which underlie the securities in which we intend to invest or in which we may invest directly, which could also cause us to suffer losses.

Prepayment Risk

RMBS represent an interest in pools of residential mortgage loans as to which principal and interest payments are made by borrowers on the underlying loans. Although residential mortgage loans are for specified periods of time, such as 15, 20 or 30 years, the borrowers can, and typically do, pay them off sooner. When that happens, a portion of the loan and the RMBS that represents an interest in the underlying residential mortgage loan will be prepaid. A borrower is more likely to prepay a residential mortgage that bears a relatively high rate of interest. This means that in times of declining interest rates, a portion of our higher yielding RMBS and residential mortgage loans are likely to be redeemed or repaid and we will probably be unable to replace those RMBS and loans with other securities and loans having as high a yield. Therefore, a higher rate of prepayment can result in a lower yield on our RMBS assets and loans. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of RMBS and residential mortgage loans. This is known as prepayment risk. Prepayment risk includes not only the risk of early prepayment, but also the possibility that rising interest rates may cause the average lives of residential mortgage loans underlying our RMBS and our residential mortgage loans to be longer than anticipated.

It is also important to note that as we receive repayments of principal on our RMBS assets, premiums paid on such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the RMBS investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the RMBS investments. Conversely, a decrease in prepayment rates will decelerate the amortization of purchase premiums, thereby increasing interest income earned on the RMBS investments. Discounts received on such RMBS investments are accreted into interest income using the effective yield method through the expected maturity dates of the RMBS investments. In general, a decrease in prepayment rates will slow the accretion of purchase discounts, thereby reducing the interest income earned on the RMBS investments.

We intend to manage our prepayment risk by investing in RMBS and residential mortgage loans with favorable prepayment characteristics that are less likely to experience prepayment volatility. Our Manager will compute the projected weighted-average life of our RMBS investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgage loans. In general, when we acquire a FRM or hybrid ARM security, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related RMBS. However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related RMBS assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the FRM or the hybrid ARM security would remain fixed. This situation may also cause the market value of our FRM or our hybrid ARM security to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Counterparty Risk

When we engage in a repurchase transaction, we will initially sell assets to the financial institution under one of our master repurchase agreements in exchange for cash and our counterparty will be obligated to resell the assets to us at the end of the term of the transaction. The cash we receive when we initially sell the assets will be less than the value of those assets, which is referred to as the haircut. If a counterparty to any of our repurchase agreements defaults on its obligations to resell an underlying asset back to us at the end of the transaction term, whether due to bankruptcy or otherwise, we will incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the assets).

In addition, if a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that asset.

Funding Risk

We intend to use repurchase agreement financing as a strategy to increase our return on investments. However, we cannot assure you that any, or sufficient, repurchase agreement financing will be available to us in the future on terms that are acceptable to us. Our lenders may not make repurchase agreement financing available to us at acceptable rates or may require that we pledge additional collateral to cover our borrowings, which we may be unable to do. In addition, our lenders may subsequently exit the market for repurchase agreements. Because we intend to rely primarily on such short-term borrowings, our ability to achieve our investment objective will also depend on our ability to renew or replace on a continuous basis our maturing short-term borrowings.

Liquidity Risk

The assets that we intend to acquire will generally not be publicly traded. A portion of these assets may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly-traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises, including in response to changes in economic and other conditions.

Business

General

We are a newly-organized Delaware corporation formed to invest primarily in RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency, such as GNMA, or a GSE, including  FNMA or FHLMC. We refer to these types of assets as Agency RMBS.

Although our primary strategy will be focused on investing in Agency RMBS, we may also invest in the following types of assets, which we refer to as our potential target assets:

•         Non-Agency RMBS;

•         residential mortgage loans;

•         CMBS; and

•         ABS.

We may also invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. These may include Other Putnam Mortgage Funds.

We will be externally managed and advised by our Manager, a subsidiary of Putnam, a leading global money management firm. We will rely on the research capabilities, credit analysis expertise and prepayment modeling strengths of our Manager to construct and actively manage an investment portfolio structured to deliver attractive risk-adjusted returns in multiple interest rate environments.

Our principal objective will be to generate net income that will be distributed to our stockholders through regular quarterly dividends from our net interest income, which is the spread between the interest income earned on our assets and the interest cost of our borrowings and hedging activities. We intend to fund our investments primarily through short-term borrowings structured as repurchase agreements.

We will commence operations upon completion of this offering. We intend to qualify as a REIT for U.S. federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to conduct our operations so that neither we are nor any of our subsidiaries is required to register as an investment company under the Investment Company Act.

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors. Our Manager is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Our Manager is a subsidiary of Putnam. Members of Putnam’s management and its Fixed Income group will serve as our officers. We will not pay any of these individuals any cash or equity-based compensation. Rather, we will pay our Manager a management fee pursuant to the management agreement. We believe our Manager’s ability to rely on Putnam’s infrastructure, policies and procedures and relationships will be beneficial to us because it will allow our Manager to dedicate its time to managing our investment portfolio.

Market Opportunities

We believe that the residential mortgage market currently presents opportunities for highly attractive risk-adjusted returns as it recovers from the recent financial crisis and undergoes structural reform. We believe that successful mortgage market investors will be able to navigate the challenges posed by a changing rate environment, ongoing changes in government housing policy, and continued changes in servicing practices and bank regulatory capital rules. Our Manager has been focused on using its expert prepayment analytics to identify securities that are undervalued by the market. For example, our Manager has targeted very specific types of income-only securities that offer what it believes have the most attractive characteristics in this environment including:

•         Securities with lower loan balances: The lower the mortgage loan balance, the less of an impact a lower interest rate has on the borrower’s monthly payments. The fixed costs of refinancing are higher in the current market compared to prior recent periods, so the time it takes to recover those costs through reduced monthly payments can make refinancing unattractive to borrowers with lower mortgage loan balances. The need to fund cash payments can present a further refinancing disincentive.

•         GNMA collateral: The speculation around loan modifications and broad refinancing has been focused on the loan portfolios of FNMA and FHLMC. It appears that the underwriting process coming from the originators through the GNMA program needs to be more stringent compared to prior recent periods. If a new government program is introduced, owning GNMA securities could help insulate the funds from market repricing.

•         Lower coupon securities: Borrowers under mortgage loans included in lower coupon mortgage loan pools pay a lower interest rate, and therefore have less incentive to refinance, which can often be expensive. In cases where we will own higher-coupon RMBS, they are likely to be derived from lower-balance mortgage loans, GNMA borrowers, or originated in Puerto Rico.

We believe that as the U.S. mortgage market continues to undergo structural change, private non-bank capital will over time finance a larger share of the U.S. residential mortgage market. We believe that many investors recognize the opportunity to earn attractive returns in the mortgage sector based, in part, upon the following factors:

Steep Yield Curve and Attractive Spread Environment

Financing for Agency RMBS is at historically low levels. At the same time, according to the U. S. Treasury Department, or the U.S. Treasury, and the Department of Housing and Urban Development’s recently released report to the U.S. Congress entitled “Reforming America’s Housing Finance Market,” or the Housing Report, an estimated 90% of new mortgages originated in the United States are currently being funded through Agency financings, which is creating an ample supply of newly minted Agency RMBS securitizations. The widening of the spread between the cost of funding for and the yield on Agency RMBS assets has created a highly attractive investment opportunity in this asset class. We expect these favorable Agency RMBS return dynamics to continue for the foreseeable future.

Non-Agency RMBS Investment Opportunities

Financial institutions were holding an estimated $4.8 trillion in non-conforming residential mortgage loans on their balance sheets as of December 31, 2010. These loans, which were originated with a view to being sold or financed through the private Non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. The eventual return of this market should create additional supply of Non-Agency RMBS. In addition, opportunities will also exist for us to purchase legacy Non-Agency RMBS. Beginning with the onset of the credit crisis in 2007, there has been significant volatility in Non-Agency RMBS as a result of market technicals and forced selling by hedge funds and other institutions. Although these assets have recovered some value from the lows experienced in 2008 and 2009, we believe that opportunities will exist for us to make strategic purchases of legacy Non-Agency RMBS at significant discounts to par.

Reduction of Government Support

We believe, and the Housing Report supports this view, that the current level of government involvement in the U.S. mortgage market is not sustainable and that over time the current dominance of the U.S. Government agencies and GSEs in this market must be reduced in favor of significantly more involvement by private capital. We believe that this dynamic presents an attractive opportunity for us to acquire Agency and Non-Agency RMBS, as a declining role by U.S. Government agencies and GSEs will increase investment opportunities for private credit providers and increase yields on residential mortgage assets.

Supportive Market Trends

Macro housing trends in the current residential housing market, including declining home prices and tightening lending standards, are inhibiting borrowers’ ability to refinance their mortgage loans. Declining home price appreciation makes it more difficult for certain borrowers to refinance their mortgages, which acts to reduce prepayments to a certain extent. Furthermore, structural changes in the mortgage market like increased fees charged by GSEs to guarantee pools of mortgages, and more conservative underwriting standards adopted by most originators could serve to lower prepayments below historically observed levels. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively. In addition, we expect the tightening of lending standards to lead to fewer defaults and improve our accuracy in forecasting the duration of our Agency RMBS. We believe that RMBS currently present highly attractive risk-adjusted return profiles. Beginning in the summer of 2007, adverse changes in the financial markets have resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered significant losses in their residential mortgage portfolios and a number of major market participants have failed or been impaired, resulting in a contraction in liquidity for mortgage-related assets. In addition, many traditional market participants are focused on managing their legacy portfolios of distressed real estate assets and have been subject to writedowns and losses on their assets, which we believe has created an opportunity for new entrants to the residential mortgage market.

We believe that the recent market disruptions in the U.S. housing industry, residential mortgage sector and overall credit markets have created an exceptional opportunity for us to implement our business plan as a new company based, in part, upon the following factors:

Steep Yield Curve and Attractive Spread Environment

In the aftermath of the global financial crisis, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate to a current targeted range of 0% to 0.25% which has kept financing for Agency RMBS at historically low levels. At the same time, according to the U.S. Treasury and the Department of Housing and Urban Development’s recently released report to the U.S. Congress entitled “Reforming America’s Housing Finance Market,” or the Housing Report, an estimated 90% of new mortgages originated in the United States are currently being funded through Agency financings, which is creating an ample supply of newly minted Agency RMBS securitizations. The widening of the spread between the cost of funding for and the yield on Agency RMBS assets has created a highly attractive investment opportunity in this asset class. We expect these favorable Agency RMBS return dynamics to continue for the foreseeable future.

Non- Agency RMBS and Mortgage Loans Investment Opportunities

Financial institutions were holding an estimated $4.8 trillion in non-conforming residential mortgage loans on their balance sheets as of December 31, 2010. These loans, which were originated with a view to being sold or financed through the private Non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. We anticipate the return of this market, which we believe is an essential factor in a long term housing industry recovery, is going to create additional supply of Non-Agency RMBS. In addition, opportunities will also exist for us to purchase legacy Non-Agency RMBS. Beginning with the onset of the credit crisis in 2007, there has been significant volatility in Non-Agency RMBS as a result of market technicals and forced selling by hedge funds and other institutions. Although these assets have recovered some value from the lows experienced in 2008 and 2009, we believe that opportunities will exist for us to make strategic purchases of legacy Non-Agency RMBS at significant discounts to par.

Reduction of Government Support

We believe, and the Housing Report supports this view, that the current level of government involvement in the U.S. mortgage market is not sustainable and that over time current U.S. Government agency and GSE dominance of this market must be reduced in favor of significantly more involvement by private capital. We believe that this dynamic presents an attractive opportunity for us to acquire Agency and Non-Agency RMBS, as a declining role by U.S. Government agencies and GSEs will increase investment opportunities for private credit providers and increase yields on residential mortgage assets.

Supportive Market Trends

Macro housing trends in the current residential housing market, including declining home prices and tightening lending standards, are inhibiting borrowers’ ability to refinance their mortgage loans. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively. In addition, we expect the tightening of lending standards to lead to fewer defaults and improve our accuracy in forecasting the duration of our Agency RMBS.

Our Competitive Strengths

We believe that our competitive strengths include the following:

•         Experienced Team with Strong Analytical Expertise. Putnam has used mortgage-backed securities as a significant contributor to its fixed income investment strategy since the 1980s, managing its investments in this sector through various cycles in interest rates, housing markets and credit conditions. Putnam oversees $18 billion in mortgage-related assets including Agency RMBS, collateralized mortgage obligations, or CMOs, Non-Agency RMBS and CMBS. These strategies include Agency RMBS-focused, GNMA RMBS-focused, and other Agency RMBS strategies that allow Non-Agency RMBS exposure. Putnam has also been an active investor across the capital structure in the ABS, CMBS, Non-Agency RMBS and CMO markets since their inceptions, which in most cases date back over 20 years. Putnam invests in these asset classes in multi-sector fixed income and absolute return strategies, as well as dedicated Non-Agency RMBS and CMBS specific strategies, also across a variety of separate accounts, commingled vehicles and mutual funds. Our investment portfolio will be managed by Putnam’s dedicated Liquid Markets team, which focuses on the Agency RMBS and CMO markets. In addition, Putnam will utilize the resources of its entire Securitized Products team, which focuses on several classes of our potential target assets, including Non-Agency RMBS, CMBS and ABS. This team is fully dedicated to the analysis, trading and portfolio management of Putnam’s mortgage-related assets under management. The team has developed a long track record of managing mortgage-related strategies, though a variety of credit and interest rate environments and has demonstrated the ability to produce attractive risk-adjusted returns under various market conditions and cycles. We expect that our Manager will be able to leverage Putnam’s extensive resources on our behalf. We expect Putnam’s experienced investment team to be a differentiating competitive advantage relative to our competitors.

•         Disciplined Focus on Relative Value.   We intend to employ rigorous cross-sector analysis with respect to our investments to identify the most attractive risk-adjusted opportunities across the mortgage-backed securities markets. Putnam maintains a flexible investment approach designed to navigate the changing environment. Our security selection process incorporates regional and local property trends, local employment conditions, national loan modification initiatives and differentiating mortgage servicer methods, as well as a structural analysis and ongoing surveillance of investments, strategies and trends, and a particular focus on negative home equity. Over the past several years, Putnam has continued to build upon a proprietary state-of-the-art platform that allows it to understand the risks and opportunities of the mortgage-backed securities we intend to purchase. Several members of Putnam’s Securitized Products team have significant experience in building and using financial models (i.e., option-adjusted spread and prepayment models and default models, among others) that factor into our sector decisions and securities selection process. Putnam’s proprietary models analyze obligations down to the loan level and are sensitive from a bottoms-up approach to many factors, such as mortgage note rate, loan age, loan maturity, loan size, geography, loan-to-value ratio, Fair Isaac Corporation (FICO) score and servicer, and mix those with top-down factors such as cumulative home price appreciation data, metropolitan statistical area trends and employment data in order to identify relative value among different RMBS assets. These systems include default, prepayment and loss severity models that Putnam runs daily on approximately $18 billion of RMBS, CMBS and CMOs.

•         Access to an Established Money Manager with an Extensive Infrastructure. We will have access to Putnam’s infrastructure, including its compliance, corporate finance, fixed income operations, information systems, legal, executive management and risk management functions. Over the years, Putnam has developed comprehensive financial monitoring and risk management policies and procedures, which we believe will be beneficial to us. We also expect Putnam’s extensive relationships with a significant number of RMBS dealers, servicers and investors to provide us with an extensive network from which to source investment opportunities.

•         Alignment of Interests. Putnam (through its subsidiary, Putnam Investment Holdings, LLC), certain of our executive officers and certain Putnam employees will purchase an aggregate of $             million of our common stock at the initial public offering price in a concurrent private placement, resulting in their aggregate ownership of approximately     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters exercise the over-allotment option in full). We believe that the ownership of our common stock by Putnam, certain of our executive officers and certain Putnam employees upon completion of this offering and the concurrent private placement will align their and our interests.

Our Approach to Investing

Our Manager’s investment philosophy is to strive to generate consistently excellent long-term investment results for our stockholders by exploiting all available opportunities in the market. This philosophy is driven by our Manager’s core beliefs:

•         Sector specialization is the most effective way to approach today’s sophisticated markets.

•         Flexibility is critical in order to recognize and exploit sector and market opportunities.

•         Risk is a function of market opportunity and should not be held constant throughout time.

•         An integrated portfolio construction and risk framework provides the necessary balance of risk and return to investors.

•         There is a need to effectively balance the trade-off between performance, volatility and complexity.

As such, we expect to benefit from the breadth and depth of our Manager’s broad Fixed Income organization, drawing from its deep understanding of fixed income markets, focus on overall macroeconomic events and relative value analysis that is performed on each of the underlying assets. We will rely on the Manager’s expertise in portfolio construction and asset allocation and its ability to identify attractive assets across the mortgage and ABS sector. We will use a multi-sector approach to investing in RMBS that diversifies our investment portfolio. A more diversified portfolio provides more stable asset valuations and net interest income over full interest rate cycles than would otherwise be achieved through a less diversified portfolio. We seek to invest in assets that have a variety of underlying loan characteristics, cash flow structures and coupons, including fixed coupons and floating rate coupons tied to a variety of indices. The leverage that we employ will be specific to each asset class and will be determined based on several factors, including potential asset price volatility, margin requirements, the current cycle for interest rates, the shape of the yield curve, the outlook for interest rates and our ability to use and the effectiveness of interest rate hedges.

Our Investment Strategy

Our primary investment strategy is to acquire Agency RMBS and finance these purchases in the capital markets on a leveraged basis in an effort to provide an attractive return on stockholders’ equity. We will rely on our Manager’s expertise in asset allocation and identifying attractive assets within our investment strategy. Although our primary investment strategy will be focused on Agency RMBS, we may also invest in Non-Agency RMBS, residential mortgage loans, CMBS and other ABS. We may also invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets.

Our Manager’s expertise in related investment disciplines such as Non-Agency RMBS, CMBS and ABS provides our Manager with both (1) valuable investment insights to our Agency RMBS investment selection and strategy and (2) flexibility to invest in assets other than Agency RMBS opportunistically as market conditions warrant. Through this strategy, we will seek to maximize risk-adjusted returns to our stockholders by generating net income that will be distributed to our stockholders through regular quarterly dividends in amounts to be determined by our board of directors.

A description of each class of assets in which we may invest is described below.

Agency RMBS

Agency RMBS are RMBS for which the principal and interest payments are guaranteed by a U.S. Government agency, such as GNMA, or a GSE, such as FNMA or FHLMC. The Agency RMBS we may acquire could be secured by fixed-rate mortgages, or FRMs, adjustable-rate mortgages, or ARMs, or hybrid ARMs. FRMs have interest rates that are fixed for the term of the loan and do not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. We intend to base our asset allocation decisions on various factors including, but not limited to, risk-adjusted expected returns, supply and demand, costs of hedging, the forward LIBOR, interest rate volatility and the overall shape of the Treasury and interest rate swap yield curves.

The types of Agency RMBS we intend to invest in are described below.

Mortgage Pass-Through Certificates. Mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property. These pools of mortgage loans are assembled for sale to investors, such as us, by various government, government-related or private organizations. Mortgage pass-through certificates provide for monthly interest and principal payments, which are a “pass-through” of the monthly interest and scheduled and prepaid principal payments made by the individual borrower on the underlying mortgage loans, net of any fees paid to the issuer, servicer or guarantor of the securities. Principal on mortgage pass-through certificates may be prepaid at any time based on prepayments made by the individual borrowers on the underlying mortgage loans.

Collateralized Mortgage Obligations (CMOs).  CMOs are securities that are structured from mortgage pass-through certificates, which receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities that may have different maturities and different weighted average lives than the underlying pass-through certificates. CMOs can re-distribute the risk characteristics of pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayment volatility, floating versus fixed interest rate and payment and interest rate risk. Monthly payments of principal, including prepayments, are generally first returned to investors holding the shortest maturity class; investors holding the longer maturity classes receive principal only after the first class has been retired.

Interest-Only and Principal-Only Mortgage-Backed Securities. Stripped securities are mortgage-backed securities structured with two or more classes that receive different distributions of principal or interest on a pool of RMBS or whole loans. Interest-only stripped securities, or IO strips, receive only interest while principal-only stripped securities, or PO strips, receive only principal. The yield to maturity on IO strips is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets. The yield to maturity on the PO strips may be extremely sensitive to the rate of principal payments, (including prepayments), on the related underlying assets. If we decide to invest in stripped securities, we anticipate doing so primarily to take advantage of particularly attractive prepayment-related or structural opportunities in the Agency RMBS markets.

Inverse Floating Rate and Floating Rate Securities. A fixed-rate bond can be split into a pair of simultaneously floating rate bonds known as “floaters” and “inverse floaters.” A floater is a CMO bond whose coupon resets periodically at a specified spread over a specified index (typically one-month LIBOR) subject to a certain cap and floor. In contrast, an inverse floater has a coupon that has an inverse relationship to its index, and is also subject to caps and floors. The structuring parameters (that is, the face amounts, coupons and caps and floors) of the floater and inverse floater are jointly determined such that the weighted average coupon of the pair matches the coupon on the underlying bond for all values of the index.

Inverse Interest-Only Mortgage-Backed Securities. Inverse interest-only mortgage-backed securities, or inverse IO MBS, similar to an inverse floater, have a coupon that has an inverse relationship to its index and is subject to caps and floors. The main difference between an inverse floater and an inverse interest only is that the inverse floater will receive principal payments while an inverse interest only will receive interest only payments based on a notional principal balance. An inverse interest-only bond can be created either directly from a fixed-rate bond or from an inverse floater in a number of ways.

The types of mortgage pass-through certificates in which we may invest, or which may comprise the CMOs, IO strips, PO strips, floaters, inverse floaters and inverse IO MBS in which we may invest, are described below.

FHLMC Gold Certificates. FHLMC is a stockholder-owned, federally-chartered corporation created pursuant to an act of the U.S. Congress on July 24, 1970. The principal activity of FHLMC currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. FHLMC guarantees to each holder of FHLMC gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United States. If FHLMC were unable to satisfy its obligations, distributions to holders of FHLMC certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of FHLMC certificates. (In September 2008, FHLMC was placed into the conservatorship of the U.S. Government and has been receiving significant support from the U.S. Government.)

FHLMC gold certificates are backed by pools of single-family mortgage loans or multifamily mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. FHLMC certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

FNMA Certificates. FNMA is a stockholder-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder owned company. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA guarantees to the registered holder of a FNMA certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the FNMA certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of FNMA certificates. (In September 2008, FNMA was placed into the conservatorship of the U.S. Government and has been receiving significant support from the U.S. Government.)

FNMA certificates may be backed by pools of single-family or multifamily mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. FNMA certificates may pay interest at a fixed rate or an adjustable rate. Each series of FNMA ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA’s guarantee fee. The specified index used in different series has included the Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, LIBOR and other indices. Interest rates paid on fully-indexed FNMA ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of FNMA ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

GNMA Certificates. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development, or HUD. The National Housing Act of 1934, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying GNMA certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty by GNMA.

At present, most GNMA certificates are backed by single-family mortgage loans. The interest rate paid on GNMA certificates may be a fixed rate or an adjustable rate. The interest rate on GNMA certificates issued under GNMA’s standard ARM program adjusts annually in relation to the Treasury Index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

“To-be-announced” Forward Contracts (TBAs). We may utilize TBAs in order to invest in Agency RMBS. Pursuant to these TBAs, we would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See “U.S. Federal Income Tax Considerations—Taxation of Putnam Mortgage Opportunities Company—Asset Tests.”

Potential Target Assets

Although our primary investment strategy will be focused on Agency RMBS, we may opportunistically supplement our portfolio with the types of assets described below.

Non-Agency RMBS. We may acquire Non-Agency RMBS, which consist of RMBS that are not guaranteed by a U.S. Government agency or GSE. Like Agency RMBS, Non-Agency RMBS represent interests in “pools” of mortgage loans secured by residential real property. Non-Agency RMBS may be AAA-rated through unrated. The rating, as determined by one or more of the nationally recognized statistical rating organizations, including Fitch, Inc. Moody’s Investors Service, Inc. and Standard & Poor’s Corporation, indicates the organization’s view of the creditworthiness of the investment. The mortgage loan collateral for Non-Agency RMBS generally consists of residential mortgage loans that do not conform to underwriting guidelines issued by a U.S. Government agency or GSE due to certain factors including mortgage balances in excess of such underwriting guidelines, borrower characteristics, loan characteristics and level of documentation, and therefore are not issued or guaranteed by an agency or GSE. The mortgage loan collateral may be classified as subprime, Alternative A or prime depending on the borrower’s credit rating. The Non-Agency RMBS we may acquire could be secured by FRMs, ARMs or hybrid ARMs.

Residential Mortgage Loans. We may invest in new originations, performing, re-performing, sub-performing, and non-performing residential mortgage loans, which are servicing-released. These loans may be of any credit quality (e.g., prime, Alternative-A or subprime loans) and which may have a combination of principal and interest payment structures (fixed-rate mortgages, ARMs, hybrid ARMs, balloon mortgages, negative amortization loans or interest-only loans). These loans may have been originated pursuant to any or no underwriting standards (e.g., within or not within FNMA or FHLMC guidelines) and may be of any size and any lien position (e.g., first-lien or second-lien loans).

CMBS. CMBS are securities backed by obligations (including certificates of participation in obligations) that are principally secured by commercial mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, apartments, nursing homes and senior living facilities. We may acquire fixed and floating rate CMBS with an emphasis on securities that when originally issued were rated in the highest rating category by one or more of the nationally recognized statistical rating organizations. We have not established a minimum current rating requirement for CMBS investments.

CMBS are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income to make specified interest and principal payments on such tranches. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive principal payments only after the more senior classes have received all principal payments to which they are entitled. The credit quality of CMBS depends on the credit quality of the underlying mortgage loans, which is a function of factors such as the principal amount of loans relative to the value of the related properties; the cash flow produced by the property; the mortgage loan terms, such as amortization; market assessment and geographic location; construction quality of the property; and the creditworthiness of the borrowers.

ABS. ABS are securities backed by various asset classes including, but not limited to, auto loans, student loans, credit card loans, equipment loans, floor plan loans and small business loans fully guaranteed as to principal and interest by the SBA. ABS remain subject to the credit exposure of the underlying receivables. Subject to maintaining our qualification as a REIT and exemption from registration under the Investment Company Act, we may acquire debt tranches from these securitizations.

Investments in Real Estate Companies/Funds. We may also invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. We may make investments in such vehicles which are managed by our Manager or one of its affiliates, subject to our affiliated investment and sale transaction pre-approval policy described in “―Conflicts of Interest in Our Relationship with Our Manager and Putnam― Investment Activities.”

Our Leverage Strategy

We intend to use leverage to increase potential returns to our stockholders. We will accomplish this by borrowing against existing RMBS through repurchase agreements that we intend to enter into upon completion of this offering and using the proceeds to acquire additional RMBS. We generally intend to borrow between five to twelve times the amount of our stockholders’ equity (calculated in accordance with GAAP), although there is no minimum or maximum leverage that our investment policies explicitly require. Depending on the different cost of borrowing funds at different maturities, we will vary the maturities of our borrowed funds to attempt to produce lower borrowing costs and reduce interest rate risk. We intend to enter into collateralized borrowings only with institutions that have an investment grade rating by at least one nationally-recognized statistical rating organization, have corporate parents that are so rated, or the guarantors of such institutions’ debt obligations are so rated.

The leverage that we employ will be specific to each asset class and will be determined based on several factors, including potential asset price volatility, margin requirements, the current cycle for interest rates, the shape of the yield curve, the outlook for interest rates and our ability to use and the effectiveness of interest rate hedges. We analyze both historical volatility and market-driven implied volatility for each asset class in order to determine potential asset price volatility. Our leverage targets attempt to risk-adjust asset classes based on the potential price volatility of each asset class. The goal of our leverage strategy is to ensure that, at all times, our investment portfolio’s overall leverage ratio is appropriate for the level of risk inherent in the investment portfolio, and that each asset class has individual leverage targets that are appropriate for its potential price volatility.

Investment Guidelines

Our board of directors is expected to approve investment guidelines and from time to time, as it deems necessary, will review our investment portfolio and related compliance with the investment guidelines. Our board of directors will not review or approve individual investments unless the investment is outside our operating policies or investment guidelines.

We expect our board of directors to approve the following investment guidelines:

•         no investment shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•         no investment shall be made that would cause us to be regulated as an investment company under the Investment Company Act; and

•         prior to entering into any proposed investment transaction with Putnam or any of its affiliates, a majority of our independent directors must approve the terms of the transaction.

Our board of directors may change these investment guidelines at any time without any approval from our stockholders.

Our Policies with Respect to Certain Other Activities

If our board of directors determines that additional funding is required and/or beneficial to our strategy, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that we decide to raise additional equity capital, our board of directors has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

In addition, we intend to finance the acquisition of investments with traditional forms of financing, such as repurchase agreements. Our board of directors will receive an investment report and review our investment portfolio and related compliance with the investment guidelines from time to time, as it deems necessary.

We may invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities.

We intend to engage in the purchase and sale of investments. We will not underwrite the securities of other issuers, nor do we intend to make loans to other persons.

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Our board of directors may change any of these policies without prior notice or a vote of our stockholders.

Exemption from Regulation Under the Investment Company Act

We intend to conduct our operations so that neither we are nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We are organized as a holding company that conducts its businesses primarily through wholly-owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company in accordance with Section 3(a)(1)(c) by ensuring that less than 40% of the value of our total assets on an unconsolidated basis consist of “investment securities” as defined by the Investment Company Act. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly-owned and majority-owned subsidiaries, we intend to be primarily engaged in the real estate-related businesses of our subsidiaries.

We expect certain subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires an entity to invest at least 55% of its assets in “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and at least 80% of its assets in qualifying real estate interests plus “real estate-related assets.” In satisfying the 55% requirement, the entity may treat securities issued with respect to an underlying pool of mortgage loans in which it holds all of the certificates issued by the pool as qualifying real estate interests. We also intend to treat any mortgages fully secured by real estate over which we have the unilateral right to foreclose as qualifying real estate interests. We intent to treat interests in pools of mortgages where we do not own all of the certificate issued by the pool as non-qualifying mortgages and CMBS as real estate-related assets. Therefore, the securities that the entity acquires will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder. Other subsidiaries also may be required at times to adopt less efficient methods of financing certain purchases of mortgage-backed securities and may be precluded from acquiring certain types of higher yielding securities. This exemption also prohibits such entities from issuing redeemable securities. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate related-assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

We expect certain other wholly-owned or majority-owned subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act. The securities issued by any wholly owned or majority owned subsidiary that we may form in the future that are exempted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor the holdings of our subsidiaries to ensure continuing and ongoing compliance with this test.

If we or any of our subsidiaries fail to qualify for an exemption from registration as an investment company under the Investment Company Act or an exclusion from the definition of an investment company, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which would have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described in this prospectus.

Competition

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire Agency RMBS and our potential target assets at attractive prices. In acquiring these assets, we compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Putnam), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government. Many of our competitors are not subject to the same operating constraints associated with REIT tax compliance or maintenance of the Investment Company Act exemptions on which we rely. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments. Furthermore, competition for investments in Agency RMBS or any of our potential target assets may lead to the price of such securities to increase, which may further limit our ability to generate desired returns.

Employees

We do not have any employees or separate facilities. We will be managed by our Manager pursuant to the management agreement between our Manager and us. Certain members of Putnam’s management and its Fixed Income group will serve as our officers and provide services to us on behalf of the Manager pursuant to the terms of the management agreement.

Legal Proceedings

We are not currently subject to any legal proceedings.

Our Manager, Putnam and the Management Agreement

Our Manager

We will be externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors.

Our Manager is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Our Manager is a subsidiary of Putnam, a leading global money management firm with over 70 years of investment experience. Our Manager uses Putnam’s infrastructure, including its compliance, corporate finance, fixed income operations, information systems, legal, executive management and risk management functions. In addition, our Manager benefits from reliance on Putnam’s comprehensive financial monitoring and risk management policies and procedures. We expect that Putnam’s extensive network of relationships with mortgage-related securities dealers, servicers and investors will provide us with varied and widespread sources of investment opportunities. Members of Putnam’s management and its Fixed Income group will serve as our officers. We will not pay any of these individuals any cash or equity-based compensation. Rather, we will pay our Manager a management fee pursuant to the management agreement. We believe our Manager’s ability to rely on Putnam’s infrastructure, policies and procedures and relationships will be beneficial to us because it will allow our Manager to dedicate its time to managing our investment portfolio.

Concurrently with the completion of this offering, Putnam Investment Holdings, LLC, certain of our executive officers and certain Putnam employees will purchase an aggregate of $             million of our common stock at the initial public offering price per share (or             shares) in a private placement, resulting in their aggregate ownership of approximately     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters exercise the over-allotment option in full).

Our Manager’s offices are located at One Post Office Square, Boston, Massachusetts 02109.

Key Personnel of Our Manager

Biographical information for the Putnam personnel who will be primarily responsible for making our investments and operating our company is set forth below.

Michael P. Wands. Mr. Wands, 46, is our President and Chief Executive Officer and a member of our board of directors. He is also the Investment Director of Fixed Income at Putnam. Working with the Fixed Income investment group, he is responsible for the development, launch and marketing efforts of any new or existing products. Mr. Wands, a C.F.A. charterholder and a member of the Boston Securities Analyst Society, joined Putnam in 2008 and has been in the investment industry since 1986. Prior to joining Putnam, Mr. Wands was at State Street Global Advisors, first as Head of Structured Products and a Portfolio Manager from 2000 to 2003, then subsequently as Director of Fixed Income for North America from 2003 to 2008. He has also held positions at Lehman Brothers, Kidder Peabody and Drexel Burnham Lambert. Mr. Wands holds a B.S. from Rensselaer Polytechnic Institute and also holds Series 7 and 63 licenses from the Financial Industry Regulatory Authority, Inc. Mr. Wands’s extensive experience in the investment industry and expertise in fixed income products will enhance the breadth of experience of our board of directors.

Andra S. Bolotin. Ms. Bolotin, 48, is our Chief Financial Officer and one of our Vice Presidents. She is also Head of Corporate Finance and Controller at Putnam, where her responsibilities include accounting and controls, financial reporting, tax, treasury and corporate planning and analysis. Ms. Bolotin joined Putnam in 2008 from Fidelity Investments, where she most recently served as Senior Vice President and Chief Financial Officer of the Developing Business Group and Chief Financial Officer of Fidelity Human Resources Services. Prior to joining Fidelity in 2004 as Senior Vice President of Corporate Finance, she held positions at Polaroid Corporation including Vice President and Treasurer and at McKinsey & Company and IBM Corporation. Ms. Bolotin holds a B.S. from Rensselaer Polytechnic Institute and an M.S. and an M.B.A. from the Massachusetts Institute of Technology.

Daniel S. Choquette. Mr. Choquette, 36, is an Investment Strategist in the Core Fixed Income Group at Putnam and a Portfolio Manager of Putnam American Government Income Fund, Putnam VT American Government Income Fund and Putnam U.S. Government Income Trust. He specializes in mortgage pass-through securities, mortgage derivatives and ARMs. Mr. Choquette joined Putnam in 2002. He previously was a structured agency trader and an interest rate derivatives trader at Lehman Brothers. Mr. Choquette holds a B.A. from both the Royal Conservatory of Music and Yale University and is a C.F.A. charterholder.

Walter C. Donovan. Mr. Donovan, 48, serves as Putnam’s Chief Investment Officer, providing management and oversight for Putnam’s worldwide investment organization. He joined Putnam in 2009 from Fidelity Investments, where he served as President of Fidelity’s Equity Division since the beginning of 2007, with responsibility for portfolio management, investment research and trading.

In addition, he was responsible for the High Yield group at Fidelity. Prior to joining Fidelity in 1995, Mr. Donovan held positions at Merrill Lynch Capital Markets and Salomon Brothers. Mr. Donovan holds a B.A. from Amherst College.

Michael V. Salm. Mr. Salm, 46, is Co-Head of Fixed Income and Team Leader of Putnam’s Liquid Markets group. He is also a Portfolio Manager of Putnam Global Income Trust, Putnam U.S. Government Income Trust, Putnam American Government Income Fund, Putnam VT American Government Income Fund, Putnam Income Fund, Putnam VT Income Fund, Putnam Absolute Return 100 Fund and Putnam Absolute Return 300 Fund. Mr. Salm specializes in mortgage derivatives, interest rate derivatives and government securities. Mr. Salm joined Putnam in 1997 and has been in the investment industry since 1989. He has previously held positions at BlackRock Financial Management, Nomura Securities, Nikko Securities and Fitch Investor Services. Mr. Salm holds a B.S. from Cornell University.

Putnam

Founded in 1937, Putnam is a leading global money management firm with over 70 years of investment experience. As of December 31, 2010, Putnam had approximately $121 billion in assets under management, including mutual fund assets of approximately $67 billion and institutional assets of approximately $54 billion. Putnam oversees nearly 40 institutional strategies, including long-only, fixed income and absolute return strategies. Putnam has nearly 5 million U.S. retail shareholder accounts and serves over 160 institutional clients worldwide. Putnam has global scale and maintains offices in Boston, London, Frankfurt, Amsterdam, Tokyo, Singapore and Sydney.

Putnam has a dedicated long-term fixed income team with average tenure at Putnam in excess of 10 years and average investment experience of 20 years. Putnam’s team-based approach to investing results in stability in its management ranks and an institutionalized approach to managing investments. Putnam’s portfolio selection benefits from analytical expertise in credit analysis and prepayment modeling, and is supported by quantitative research, macroeconomic research, currency research and full trading and operations.

Michael Salm, who serves as the head of Putnam’s Liquid Markets team, and Daniel Choquette, who serves as Senior Investment Strategist within the Liquid Markets team, will be primarily responsible for overseeing the management of our assets. The Liquid Markets team is part of Putnam’s larger Securitized Products team, which is comprised of 12 investment professionals fully dedicated to the analysis, trading and portfolio management of the mortgage-backed securities market. The Securitized Products team operates within the broader Putnam Fixed Income organization comprised of 70 investment professionals. As such, in supporting the execution of our business plan, our Manager plans to draw on various market specialists across the spectrum of fixed income markets.

Putnam’s global money management business is supported by a comprehensive organizational infrastructure. Our Manager uses Putnam’s infrastructure. As a result, we expect to benefit from key functions of Putnam’s infrastructure, including:

•         Compliance Department: A group that administers Putnam’s compliance program, which facilitates compliance with applicable legal, regulatory, institutional and client guidelines.

•         Corporate Finance Department: A group that is responsible for Putnam’s accounting and financial reporting.

•         Fixed Income Operations: Personnel within the Fixed Income and other groups who perform key middle and back office functions for certain of Putnam’s fixed income funds and portfolios.

•         Information Systems Division: A team that implements and maintains communication and technological resources for Putnam’s operations.

•         Legal Department: A group that, among other things, monitors relevant legislative and regulatory initiatives, examines the implications of various corporate policies, and handles or supervises various regulatory filings.

•         Risk Management Department: A group within Putnam’s Investment Division that provides global supervision of the organization, procedures and controls at Putnam in order to assess and control the risks incurred by Putnam.

Our Management Agreement

Upon completion of this offering and the concurrent private placement, we will enter into a management agreement with our Manager that will become effective upon completion of this offering pursuant to which our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our board of directors. A management agreement will govern the relationship between us and our Manager and will describe the services to be provided by our Manager and its compensation for those services. The material terms of the management agreement are described below.

Management Services

Under the management agreement our Manager, subject to the supervision of our board of directors, will be required to oversee our business affairs in conformity with the operating policies and the investment guidelines approved by our board of directors. Our

Manager at all times will be subject to the supervision and direction of our board of directors, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of directors. Our Manager is responsible for (i) the selection, purchase, monitoring and sale of our assets, (ii) our financing and hedging activities and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and will perform such services and activities relating to our assets and operations as may be appropriate, including, without limitation:

•         serving as our consultant with respect to the periodic review of investments, borrowings and operations and other policies and recommendations with respect thereto for approval by our board of directors;

•         selecting, purchasing and disposing of our investments, including placing orders for trading;

•         serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us or our subsidiaries including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (2) advising us with respect to obtaining appropriate financing for our investments;

•         negotiating, entering into and executing, on our behalf, repurchase agreements, interest rate agreements, swap agreements, brokerage agreements, resecuritizations, securitizations, warehouse facilities and other agreements and instruments required for us to conduct our business;

•         advising us with respect to our equity incentive plans;

•         purchasing and financing investments on our behalf;

•         providing us with portfolio management;

•         assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, or the Securities Act of 1933, as amended, referred to herein as the Securities Act, or by the NYSE or other stock exchange requirements as applicable;

•         coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•         engaging and supervising, on behalf of us and at our expense, independent contractors that provide real estate, investment banking, securities brokerage, insurance, legal, accounting, transfer agent, registrar and such other services as may be required relating to our operations or investments (or potential investments);

•         providing executive and administrative personnel, office space and office services required in rendering services to us;

•         performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the services in respect of our equity incentive plans, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

•         communicating on behalf of us with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•         counseling us in connection with policy decisions to be made by our board of directors;

•         evaluating and recommending to us hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT, and with the investment guidelines;

•         counseling us regarding the requirements to qualify as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

•         counseling us regarding the maintenance of our exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

•         furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by our Manager;

•         monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•         investing and re-investing any of our monies and securities (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders) and advising us as to our capital structure and capital-raising activities;

•         causing us to retain qualified accountants and legal counsel, as applicable, to (1) assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs and (2) conduct quarterly compliance reviews with respect thereto;

•         causing us to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

•         taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Internal Revenue Code and Treasury regulations applicable to REITs;

•         handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its supervised affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

•         arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•         using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•         performing such other services as may be required from time to time for the management and other activities relating to our assets and business as our board of directors reasonably requests or our Manager deems appropriate under the particular circumstances; and

•         using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the terms of the management agreement, our Manager will provide us with a management team, including our chief executive officer, chief financial officer and one or more chief investment officers or similar positions, along with appropriate support personnel to provide the management services to be provided by our Manager to us as described in the management agreement. None of the officers or employees of our Manager will be exclusively dedicated to us.

Our Manager has not assumed any responsibility other than to render the services called for under the management agreement in good faith and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, will not be liable to us, our board of directors or our stockholders for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their respective duties under the management agreement. We have agreed to indemnify our Manager and its affiliates, and the directors, officers, employees, members and stockholders of our Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager, its affiliates and the directors, officers, employees, members and stockholders of our Manager and its affiliates, performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. Our Manager will maintain reasonable and customary “errors and omissions” and other customary insurance coverage upon the completion of this offering.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines, (ii) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities are listed or that would otherwise not be permitted by our amended and restated certificate of incorporation or by-laws. If our Manager is ordered to take any action by our board of directors, our Manager will notify our board of directors if it is our Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or our amended and restated certificate of incorporation or by-laws.

Term and Termination Rights

The management agreement has an initial term expiring on the third anniversary of the completion of this offering. The management agreement will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. The management agreement does not limit the number of renewal terms. Either we or our Manager may elect not to renew the management agreement upon the expiration of the initial term of the management agreement or upon the expiration of any automatic annual renewal terms, both upon 180 days’ prior written notice to our Manager or us. Any decision by us to not renew the management agreement must be approved by the majority of our independent directors. If we choose not to renew the management agreement, we will pay our Manager a termination fee, upon expiration, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. If we terminate the management agreement without cause, we may not, without the consent of our

Manager, employ any employee of the Manager or any of its affiliates, including Putnam, or any person who has been employed by our Manager or any of its affiliates at any time within the two-year period immediately preceding the date on which the person commences employment with us for two years after such termination of the management agreement. In addition, following any termination of the management agreement, we must pay our Manager all compensation accruing to the date of termination. Neither we nor our Manager may assign the management agreement in whole or in part to a third party without the written consent of the other party, except that our Manager may assign the agreement to any of its affiliates. In order for us to assign the management agreement, we must obtain the approval of a majority of our independent directors.

Furthermore, if we decide not to renew the management agreement without cause as a result of the determination by the majority of our independent directors that the management fee is unfair, our Manager may agree to perform its management services at fees the majority of our board of directors determine to be fair, and the management agreement will not terminate. Our Manager may give us notice that it wishes to renegotiate the fees, in which case we and our Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of the 60 day negotiation period following our receipt of our Manager’s intent to renegotiate, the agreement will terminate, and we must pay the termination fees described above.

We may also terminate the management agreement with 60 days prior written notice for cause, without paying the termination fee, if any of the following events occur, which will be determined by a majority of our independent directors:

•         our Manager’s fraud, misappropriation of funds or embezzlement against us or gross negligence (including such action or inaction by our Manager which materially impairs our ability to conduct our business);

•         our Manager fails to provide adequate or appropriate personnel that are reasonably necessary for our Manager to identify investment opportunities for us and to manage and develop our investment portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

•         a material breach of any provision of the management agreement (including the failure of our Manager to use reasonable efforts to comply with the investment guidelines) if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

•         our Manager commences any proceeding relating to its bankruptcy, insolvency, reorganization or relief of debtors or there is commenced against our Manager any such proceeding which results in an order for relief or remains undismissed for a period of 90 days;

•         our Manager is convicted (including a plea of nolo contendere) of a felony; or

•         the dissolution of our Manager.

Management Fee and Reimbursement of Expenses

We do not intend to employ personnel. As a result, we will rely on our Manager to administer our business activities and day-to-day operations. In addition to a management fee, our Manager will also be entitled to certain monthly expense reimbursements described below. The management fee will be payable monthly in arrears in cash.

Management Fee. We will pay our Manager a management fee monthly in arrears in an amount equal to 1/12 of 1.5% of our Equity (as defined below).

Our Manager will calculate each monthly installment of the management fee within 15 days after the end of each calendar month, and we will pay the monthly management fee with respect to each calendar month within 5 business days following the delivery to us of our Manager’s statement setting forth the computation of the monthly management fee for such month.

“Equity” equals our month-end stockholders’ equity, as computed in accordance with GAAP, adjusted to exclude (i) the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss) and (ii) any non-cash compensation expense incurred in current or prior periods. This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and for certain non-cash items that are approved by a majority of our independent directors.

Our Manager will not receive any incentive compensation pursuant to the terms of the management agreement.

Reimbursement of Expenses. We will pay, or reimburse our Manager for, all our operating expenses. We will not have any employees and will not pay our officers any cash or non-cash equity compensation. Pursuant to the terms of the management agreement, we are not responsible for the salaries, benefits or other employment-related expenses of any Putnam employees who will be responsible for making investment decisions on our behalf. The costs and expenses required to be paid by us include, but are not limited to:

•         costs incurred in connection with this offering of our common stock, including formation expenses;

•         transaction costs incident to the acquisition, disposition and financing of our investments;

•         expenses incurred in contracting with third parties;

•         external legal, auditing, accounting, consulting, investor relations, brokerage and administrative fees and expenses, including in connection with this offering of our common stock;

•         the compensation and expenses of our directors (excluding those directors who are employees of Putnam) and the cost of liability insurance to indemnify our directors and officers;

•         the costs associated with our establishment and maintenance of any repurchase agreement facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses);

•         the documented costs of legal, tax, accounting, consulting, auditing, expert due diligence and other similar services provided by our Manager’s personnel;

•         expenses associated with other securities offerings by us;

•         expenses relating to the payment of dividends;

•         costs incurred by personnel of our Manager for travel on our behalf;

•         expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•         transfer agent and exchange listing fees;

•         the costs of printing and mailing proxies and reports to our stockholders;

•         the costs of insurance, including director and officer insurance;

•         all costs of organizing, modifying or dissolving our company or any subsidiary and costs in preparation of entering into or exiting any business activity;

•         our pro rata portion of costs associated with any computer software, hardware or information technology services that are used by us;

•         our pro rata portion of the costs and expenses incurred with respect to market information systems and publications, research publications and materials used by us;

•         settlement, clearing, and custodial fees and expenses relating to us;

•         the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on behalf of us;

•         the costs of administering our equity incentive plans;

•         any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such director or officer by any court or governmental agency; and

•         all other expenses actually incurred by our Manager which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

License to Use “Putnam” Name

Pursuant to our management agreement, Putnam will grant us a non-exclusive, royalty-free license to use the name “Putnam.” Under this agreement, we have a right to use this name for so long as The Putnam Advisory Company, LLC or any affiliate thereof serves as our Manager pursuant to the management agreement. Putnam will retain the right to continue using the “Putnam” name. In the event that the management agreement is terminated, this license will also terminate, requiring us to cease using the name “Putnam” and change the name of our company.

Conflicts of Interest in Our Relationship with Our Manager and Putnam

Management Agreement

We, our officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were incorporated by Putnam, and the terms of our management agreement, including fees payable, were not negotiated on an arm’s-length basis, and its terms may not be as favorable to us as if it was negotiated with an unaffiliated party. The compensation we will pay to our Manager consists of a management fee, which is not tied to our performance. The management fee is paid regardless of our performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns for our assets. This could result in increased risk in our investment portfolio.

Our management agreement may only be terminated without cause, as defined in the management agreement, after the completion of its initial term on the third anniversary of the completion of this offering, or the expiration of each automatic annual renewal term. We are required to provide 180 days’ prior written notice of non-renewal of the management agreement and must pay a termination fee on the last day of the initial term or any automatic annual renewal term, equal to three times the average annual management fee earned by our Manager during the prior 24-month period immediately preceding the most recently completed month prior to the effective date of termination. We may only elect not to renew the management agreement with or without cause with the consent of the majority of independent directors. These provisions make it difficult to terminate the management agreement and increase the effective cost to us of not renewing the management agreement.

Time Commitments of Our Management Team

Putnam, through our Manager and its other investment advisory subsidiaries, manages or sub-advises a number of open- and closed-end public and private funds, as well as separate accounts, which we refer to collectively as the Other Putnam Clients. A number of these Other Putnam Clients also invest in Agency RMBS and/or our potential target assets. We refer to these Other Putnam Clients, as well as comparable funds and accounts that may be managed or sub-advised by Putnam in the future collectively as the Other Putnam Mortgage Funds.

Our Manager will be responsible for making all of our investments and operating our company. Each of our officers, as well as the members of Putnam’s management and its Fixed Income group who will provide services to us, is an employee of Putnam and therefore, none of them will devote his or her time to us exclusively. In addition, many of them have responsibilities with respect to Other Putnam Mortgage Funds. In particular, Michael Salm, the head of Putnam’s Liquid Markets team, and Daniel Choquette, a Senior Investment Strategist within the Liquid Markets team, will be primarily responsible for overseeing the management of our assets and each of them also provide services to Other Putnam Mortgage Funds.

Allocation of Investment Opportunities

In addition to us, our Manager and its affiliates also manage, and in the future may manage, Other Putnam Mortgage Funds. Our investment policies, fee arrangements and other circumstances may vary from those of Other Putnam Mortgage Funds and any Other Putnam Clients.

Manager’s Allocation Procedures. When a particular investment would be appropriate for us as well as one or more Other Putnam Mortgage Funds, such investment will be apportioned by our Manager in accordance with our Manager’s allocation procedures, which are also the procedures applied by all of Putnam’s other investment advisory subsidiaries. These procedures are designed to ensure fairness and objectivity across all funds and accounts in the same investment management group while recognizing differences in objectives, cash flows, and investment guidelines. Trades are normally allocated pro rata to target weights taking into consideration investment objective, benchmark, risk profile, guideline restrictions, account size, current holdings, and cash flows. Accounts with broadly similar investment objectives, policies, risk profiles and benchmarks are grouped together as having the same investment mandate. Target weights for a security may vary from mandate to mandate and allocations will normally reflect these varying target weights and any client limitations and guidelines. Participating accounts that have a specialized investment strategy may be given priority in the allocation process, which is reflected in their target weights, with respect to certain securities that are included in their investment mandate. Tactical (or opportunistic) trades, which result from the identification of an attractive bid or offer, are allocated pro rata based on assets (for purchases) and pro rata based on holdings (for sales) across appropriate portfolios, rather than to a specific target weight.

There may be times when some accounts do not participate in trades due to guideline constraints, account or transaction size, risk tolerance, or cash flow considerations. Our Manager’s portfolio managers may allocate a security only to clients in one investment mandate if the portfolio manager believes that, as an investment matter, the security should only be allocated to clients in that mandate. In addition, if the allocation process results in a very small (generally less than $5,000 par) allocation to one or more accounts, in order to save administrative expense and avoid charges for tiny positions, these small amounts can be reallocated to other clients. Typically, all client accounts participating in a particular aggregate trade order for a security will receive the average price for all trades related to that order.

We do not have any agreement or understanding with Putnam or our Manager that would give us any priority over any Other Putnam Mortgage Fund or Other Putnam Client in opportunities to invest in Agency RMBS or any class of our potential target assets. Accordingly, we may compete for access to the benefits that we expect our relationship with our Manager and Putnam to provide.

Cross-Transactions. Our Manager may effect client cross-transactions in which our Manager causes a transaction to be effected between any Other Putnam Client and us. While our Manager intends to comply with applicable law as well as Putnam’s internal policies with respect to cross-transactions, there can be no assurance that a conflict will not arise with respect to the interests of our Manager and/or the counterparty to such a cross-transaction and us.

Allocation of Expenses. Our Manager and its affiliates may from time to time incur expenses in connection with investments to be made on behalf of any Other Putnam Clients and us. Our Manager and its affiliates will attempt to allocate such expenses on a basis they consider to be equitable.

Investment Positions. We may take different positions in classes of securities of the same mortgage-backed securities or ABS in which an Other Putnam Client has invested. In such event, we and such Other Putnam Client may have conflicting interests because we are investing in different classes of securities of the same issuer.

Any of the foregoing procedures could in certain circumstances adversely affect the price we pay or receive or the size of the position we purchase or sell (including prohibiting us from purchasing a position) or may limit the rights that we may exercise with respect to an investment.

Affiliated Investment and Sale Transaction Pre-Approval Policy

We expect our board of directors to adopt an “affiliated investment and sale transaction pre-approval policy” pursuant to which any proposed investment or sale transaction between Putnam or any of its affiliates, including our Manager, on the one hand and us or any of our subsidiaries on the other hand would be subject to the approval of a majority of our independent directors. We may invest in other companies or pooled investment vehicles focused on investing in Agency RMBS and/or any class of our potential target assets. To the extent that our Manager proposes an investment by us in any of the Other Putnam Mortgage Funds or Other Putnam Clients, this policy would also require our Manager to obtain the pre-approval of a majority of our independent directors prior to making such an investment on our behalf. However, our Manager may execute cross-transactions between an Other Putnam Client and us without any prior approval of our independent directors so long as the cross-transaction complies with applicable laws and its internal policies, which require, among other things, that the transaction be a purchase or sale for cash payment against prompt delivery of a security for which market quotations are readily available at an independent current market price.  Our affiliated investment and sale transaction pre-approval policy will not eliminate the conflicts of interest that our officers, our Manager and the members of Putnam’s management and its Fixed Income group will face in making investment decisions on behalf of Putnam, any Other Putnam Mortgage Fund, any Other Putnam Client and us.

We also expect our board of directors to adopt a policy granting our Manager the authority to invest our available cash in a collective investment vehicle along with other funds and accounts managed by Putnam without obtaining any pre-approval of our board of directors.

Putnam’s Relationships

Putnam has long-term relationships with a significant number of securities dealers and servicers. It also has relationships with numerous investors, including institutional investors and their senior management. The existence and development of these relationships may influence whether or not our Manager undertakes a particular investment on our behalf, and if so, the form and level of such investment. Similarly, our Manager may take the existence and development of such relationships into consideration in its management of us and our investments.

Historical Performance of Putnam

Our Manager has used mortgage-backed securities as a significant contributor to its fixed income investment strategy since the 1980s, managing its investments in this sector through various cycles in interest rates, housing markets and credit conditions. Our Manager has also been an active investor across the capital structure in the ABS, CMBS, Non-Agency RMBS and CMO markets since their inceptions, which in most cases date back over 20 years. As of December 31, 2010, Putnam had a total of approximately $121 billion in assets under management, including approximately $          18 billion invested in the asset classes corresponding to Agency RMBS and our potential target assets, of which approximately $5.2 billion was invested in Agency RMBS, approximately $3.9 billion in Non-Agency RMBS, approximately $4.8 billion in CMBS, approximately $3.6 billion in CMOs and approximately $500 million in other target assets.

Putnam manages these assets using a range of strategies and investment vehicles, including open-end mutual and private funds, private commingled vehicles and separately managed accounts. Most of these assets are managed in broad market portfolios that may have a material allocation to Agency RMBS and/or our potential target assets, but have not invested primarily in these asset classes. Putnam’s broad market strategies that have exposure to these asset classes but do not invest primarily in them include the following:

U.S. Multi-Sector: These portfolios use diversified strategies and cover all sectors of the fixed-income market in seeking to add value versus a traditional U.S. benchmark while minimizing risk. As of December 31, 2010, these portfolios invested in Agency RMBS, Non-Agency RMBS, CMBS, ABS, CMOs, investment grade and high yield corporate debt, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, and cash and money market securities. As of December 31, 2010, Putnam managed approximately $3.2 billion of Agency RMBS and our potential target assets in 29 U.S. Multi-Sector portfolios, which include mutual funds, private commingled vehicles and separate accounts.

Global Multi-Sector: These portfolios use diversified strategies and cover all sectors of the fixed-income market in seeking to add value versus a traditional global benchmark while minimizing risk. As of December 31, 2010, these portfolios invested in Agency RMBS, Non-Agency RMBS, CMBS, ABS, CMOs, investment grade and high yield corporate debt; securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, securities issued in denominations other than U.S. dollars, or non-dollar securities, securities issued by companies or sovereigns in emerging markets, or emerging markets securities, and cash and money market securities. As of December 31, 2010, Putnam managed approximately $6.6 billion of Agency RMBS and our potential target assets in 38 Global Multi-Sector portfolios, which include mutual funds, private commingled vehicles and separate accounts.

Absolute Return: These portfolios are managed in an absolute return fashion, use diversified strategies and cover all sectors of the fixed-income market in seeking to add value while minimizing risk. As of December 31, 2010, these portfolios invested in Agency RMBS, Non-Agency RMBS, CMBS, ABS, CMOs, investment grade and high yield corporate debt, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, non-dollar securities, emerging markets securities, and cash and money market securities. As of December 31, 2010, Putnam managed approximately $1.4 billion of Agency RMBS and our potential target assets in four Absolute Return portfolios included in mutual funds.

Mortgage Only: These portfolios use diversified mortgage-related strategies and cover all sectors of the mortgage market but tend to focus primarily on the Non-Agency RMBS, CMBS and CMO sectors of the market in seeking to add value while minimizing risk. As of December 31, 2010, these portfolios invested in Agency RMBS, Non-Agency RMBS, CMBS, ABS and CMOs. As of December 31, 2010, Putnam managed approximately $2.5 billion of Agency RMBS and our potential target assets in 11 Mortgage Only portfolios, which include private commingled vehicles and separate accounts.

Mortgage Recovery: These portfolios were designed to target the distressed sectors of the mortgage-market during the crisis that ensued in 2008 and 2009. As such, they tend to focus primarily on the Non-Agency RMBS, CMBS and CMO sectors of the market in seeking to add value as these sectors recover through time. As of December 31, 2010, these portfolios invested in Non-Agency RMBS, CMBS and CMOs. As of December 31, 2010, Putnam managed approximately $480 million of Agency RMBS and our potential target assets in four Mortgage Recovery portfolios included in separate accounts.

Putnam also manages a number of open-end mutual funds that do invest primarily in Agency RMBS, which is our primary investment strategy, or have substantial allocations of Agency RMBS in their investment portfolios. Putnam began managing its first portfolio that invests primarily in Agency RMBS in 1984. As of December 31, 2010, Putnam managed approximately $4.3 billion in five mutual funds that invest primarily in Agency RMBS or have substantial allocations of Agency RMBS in their investment portfolios. These mutual funds are:

•         Putnam U.S. Government Income Trust, or the U.S. Government Fund

•         Putnam American Government Income Fund, or the American Government Income Fund

•         Putnam Income Fund, or the Income Fund

•         Putnam Variable Trust – Putnam VT American Government Income Fund, or the VT American Government Income Fund

•         Putnam Variable Trust – Putnam VT Income Fund, or the VT Income Fund

Additional disclosure on each of these funds is provided below.

There are significant differences between our investment policies and the investment policies of the portfolios discussed below. Accordingly, the performance of these portfolios is not necessarily indicative of our potential performance.

U.S. Government Fund

The U.S. Government Fund is an open-end mutual fund organized as a Massachusetts Business Trust. Putnam has managed the U.S. Government Fund since its inception on February 8, 1984. At December 31, 2010, the U.S. Government Fund had total assets of approximately $1.6 billion. The U.S. Government Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The U.S. Government Fund invests primarily in Agency RMBS and Agency CMOs. At December 31, 2010, approximately 97% of the U.S. Government Fund’s market value was comprised of Agency RMBS and Agency CMOs, including economic exposure from derivatives, such as TBA mortgages. The U.S. Government Fund may also invest, from time to time, in securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, and cash and money market securities.

The U.S. Government Fund produced annualized returns of its class A shares of 5.36%, 8.81%, 7.48% and 7.31% respectively on a one year basis, three year basis, five year basis and since 1984 (as of December 31, 2010). The fiscal year for the U.S. Government Fund ends September 30. The returns of the class A shares of the U.S. Government Fund are detailed in the table below. The U.S. Government Fund charges investment advisory fees based on average net assets of the fund. Gross performance is derived by compounding the U.S. Government Fund’s expense ratio into the net performance of the U.S. Government Fund. Net performance is calculated using the U.S. Government Fund’s net asset value, which takes into account the U.S. Government Fund’s total expense ratio, including any expense limitations.

Trailing Period Returns

Through December 31, 2010	1 year	3 year	5 year	Since inception (February 8, 1984)
U.S. Government Fund (gross)	6.27%	9.92%	8.57%	8.24%
U.S. Government Fund (net)	5.36%	8.81%	7.48%	7.31%

Calendar Yearly Returns	2010	2009	2008	2007	2006
U.S. Government Fund (gross)	6.27%	30.08%	-3.92%	8.07%	5.08%
U.S. Government Fund (net)	5.36%	28.60%	-4.92%	7.00%	4.07%

American Government Income Fund

The American Government Income Fund is an open-end mutual fund organized as a Massachusetts Business Trust. Putnam has managed the American Government Income Fund since its inception on March 1, 1985. At December 31, 2010, the American Government Income Fund had total assets of approximately $740 million. The American Government Income Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The American Government Income Fund invests primarily in Agency RMBS, Agency CMOs and U.S. Treasuries. At December 31, 2010, approximately 53.5% of the American Government Income Fund’s market value was comprised of Agency RMBS and Agency CMOs, including economic exposure from derivatives, such as TBA mortgages. The American Government Income Fund  may also invest, from time to time, in debt issued by an agency of the U.S. Government and cash and money market securities.

The American Government Income Fund produced annualized returns of its class A shares of 4.36%, 7.89%, 7.06% and 6.75% respectively on a one year basis, three year basis, five year basis and since 1985 (as of December 31, 2010). The fiscal year for the American Government Income Fund ends September 30. The returns of the class A shares of the American Government Income Fund are detailed in the table below. The American Government Income Fund charges investment advisory fees based on average net assets of the fund. Gross performance is derived by compounding the American Government Income Fund’s expense ratio into the net performance of the American Government Income Fund. Net performance is calculated using the American Government Income Fund’s net asset value, which takes into account the American Government Income Fund’s total expense ratio, including any expense limitations.

Trailing Period Returns

Through December 31, 2010	1 year	3 year	5 year	Since inception (March 1, 1985)
American Government Income Fund (gross)	5.24%	8.95%	8.14%	7.77%
American Government Income Fund (net)	4.36%	7.89%	7.06%	6.75%

Calendar Yearly Returns	2010	2009	2008	2007	2006
American Government Income Fund (gross)	5.24%	23.58%	-0.55%	9.89%	4.07%
American Government Income Fund (net)	4.36%	22.26%	-1.58%	8.76%	3.00%

Income Fund

The Income Fund is an open-end mutual fund organized as a Massachusetts Business Trust. Putnam has managed the Income Fund since its inception on November 1, 1954. At December 31, 2010, the Income Fund had total assets of approximately $1.4 billion. The Income Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The Income Fund invests in a broad range of fixed income securities, but includes in its holdings a large weighting of Agency RMBS and Agency CMOs. At December 31, 2010, approximately 45% of the Income Fund’s market value was comprised of Agency RMBS and Agency CMOs, including economic exposure from derivatives, such as TBA mortgages. The Income Fund may also invest, from time to time, in non-Agency RMBS, CMBS, ABS, investment grade and high yield corporate debt, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, non-dollar securities, emerging markets securities, and cash and money market securities.

The Income Fund produced annualized returns of its class A shares of 8.82%, 7.85%, 6.60% and 7.89% respectively on a one year basis, three year basis, five year basis and since 1954 (as of December 31, 2010). The fiscal year for the Income Fund ends October 31. The returns of the class A shares of the Income Fund are detailed in the table below. The Income Fund charges investment advisory fees based on average net assets of the fund. Gross performance is derived by compounding the Income Fund’s expense ratio into the net performance of the Income Fund. Net performance is calculated using the Income Fund s net asset value, which takes into account the Income Fund’s total expense ratio, including any expense limitation.

Trailing Period Returns

Through December 31, 2010	1 year	3 year	5 year	Since inception (November 1, 1954)
Income Fund (gross)	9.79%	9.15%	7.78%	8.76%
Income Fund (net)	8.82%	7.85%	6.60%	7.89%

Calendar Yearly Returns	2010	2009	2008	2007	2006
Income Fund (gross)	9.79%	46.97%	-19.42%	6.21%	5.33%
Income Fund (net)	8.82%	44.68%	-20.32%	5.16%	4.32%

VT American Government Income Fund

The VT American Government Income Fund is an open-end mutual fund organized as a series of Putnam Variable Trust, which is a Massachusetts Business Trust. Putnam has managed the VT American Government Income Fund since its inception on February 1, 2000. At December 31, 2010, the VT American Government Income Fund had total assets of approximately $150 million. The VT American Government Income Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The VT American Government Income Fund invests primarily in Agency RMBS. At December 31, 2010, approximately 53.5% of the VT American Government Income Fund’s market value was comprised of Agency RMBS and Agency CMOs, including economic exposure from derivatives, such as TBA mortgages. The VT American Government Income Fund may also invest, from time to time, in debt issued by an agency of the U.S. Government and cash and money market securities.

The VT American Government Income Fund produced annualized returns of 5.35%, 8.72%, 7.64% and 6.60% respectively on a one year basis, three year basis, five year basis and since 2000 (as of December 31, 2010). The fiscal year for the VT American Government Income Fund ends December 31. The returns of the VT American Government Income Fund are detailed in the table below. The VT American Government Income Fund charges investment advisory fees based on average net assets of the fund. Gross performance is derived by compounding the VT American Government Income Fund’s expense ratio into the net performance of the VT American Government Income Fund. Net performance is calculated using the VT American Government Income Fund’s net asset value, which takes into account the VT American Government Income Fund’s total expense ratio, including any expense limitations.

Trailing Period Returns

Through December 31, 2010	1 year	3 year	5 year	Since inception (February 1, 2000)
VT American Government Income Fund (gross)	6.03%	9.42%	8.32%	7.34%
VT American Government Income Fund (net)	5.35%	8.72%	7.64%	6.60%

Calendar Yearly Returns	2010	2009	2008	2007	2006
VT American Government Income Fund (gross)	6.03%	22.13%	1.17%	9.31%	4.15%
VT American Government Income Fund (net)	5.35%	21.35%	0.54%	8.63%	3.51%

VT Income Fund

The VT Income Fund is an open-end mutual fund organized as a series of Putnam Variable Trust, which is a Massachusetts Business Trust. Putnam has managed the VT Income Fund since its inception on February 1, 1988. At December 31, 2010, the VT Income Fund had total assets of approximately $450 million. The VT Income Fund purchases its investment assets using its own funds and does not borrow to make investments although it may use short-term borrowings to facilitate settlement. The VT Income Fund invests in a broad range of fixed income securities, but includes in its holdings a large weighting of Agency RMBS and Agency CMOs. At December 31, 2010, approximately 45% of the VT Income Fund’s market value was comprised of Agency RMBS and

Agency CMOs, including economic exposure from derivatives, such as TBA mortgages. The VT Income Fund may also invest, from time to time, in non-Agency RMBS, CMBS, ABS, investment grade and high yield corporate debt, securities issued by the U.S. Treasury, debt issued by an agency of the U.S. Government, non-dollar securities, emerging markets securities, and cash and money market securities

The VT Income Fund produced annualized returns of 10.22%, 7.34%, 6.45% and 6.98% respectively on a one year basis, three year basis, five year basis and since 1988 (as of December 31, 2010). The fiscal year for the VT Income Fund ends December 31. The returns of the VT Income Fund are detailed in the table below. The VT Income Fund charges investment advisory fees based on average net assets of the fund. Gross performance is derived by compounding the VT Income Fund’s expense ratio into the net performance of the VT Income Fund. Net performance is calculated using the VT Income Fund’s net asset value, which takes into account the VT Income Fund’s total expense ratio, including any expense limitation.

Trailing Period Returns

Through December 31, 2010	1 year	3 year	5 year	Since inception (February 1, 1988)
VT Income Fund (gross)	11.52%	8.39%	7.32%	7.74%
VT Income Fund (net)	10.22%	7.34%	6.45%	6.98%

Calendar Yearly Returns	2010	2009	2008	2007	2006
VT Income Fund (gross)	11.52%	48.96%	-23.34%	6.05%	5.43%
VT Income Fund (net)	10.22%	47.22%	-23.78%	5.45%	4.83%

Management

The following table sets forth certain information about our directors and executive officers.

Name	Age	Position with Us
Michael P. Wands	46	President, Chief Executive Officer and Director
Andra S. Bolotin	48	Vice President and Chief Financial Officer
		Director Nominee
		Director Nominee
		Director Nominee

Biographical information for Mr. Wands and Ms. Bolotin is set forth under “Our Manager, Putnam and the Management Agreement— Key Personnel of Our Manager.”   Biographical information for each of our director nominees is set forth below.

Composition of Board

Our board of directors currently consists of one member, Mr. Wands. Upon the completion of this offering, we expect our board of directors to consist of         directors,          of whom we expect to qualify as independent directors under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Exchange Act.

Risk Management and Oversight

Our full board of directors oversees our risk management process. Our board of directors oversees a company-wide approach to risk management, carried out by our management. Our full board of directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks.

While the full board of directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks as well as financial risks, and effective upon the consummation of this offering, will also be responsible for overseeing potential conflicts of interests. Effective upon the listing of our common stock on the NYSE, our nominating and corporate governance committee will be responsible for overseeing the management of risks associated with the independence of our board of directors. Pursuant to the board of directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board of directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Board Committees

We expect our board of directors to have an audit committee, compensation committee, and nominating and corporate governance committee, each of which will have the composition and responsibilities described below. Members will serve on these committees until their respective resignations or until otherwise determined by our board of directors. Our board of directors may from time to time establish other committees.

Audit Committee

The audit committee will:

•         review the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and track management’s corrective action plans where necessary;

•         review our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•         review our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters; and

•         have the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance, and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Before the completion of this offering, we will appoint      directors to the audit committee who will each qualify as an “independent” director as defined under the rules of the NYSE and Rule 10A-3 of the Exchange Act. In addition,            will qualify as an audit committee financial expert as defined under the rules of the SEC.

Compensation Committee

The compensation committee will:

•         annually review corporate goals and objectives relevant to the compensation, if any, of our named executive officers and evaluate performance in light of those goals and objectives;

•         approve base salary and other compensation of our named executive officers, if any;

•         review and adopt all employee (including management and director) compensation plans, programs and arrangements, including any stock option grants and perquisites and fringe benefit arrangements;

•         oversee and periodically review the operation of our equity incentive plans;

•         periodically review the independent directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws; and

•         approve corporate goals and objectives and determine whether such goals are met.

Before the completion of this offering, we will appoint         directors to the compensation committee,        of whom will be a “non-employee” director as defined in Rule 16b-3(b)(3) under the Exchange Act, at least one of whom will be an “outside” director within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code and all of whom will qualify as an “independent” director as defined under the rules of the NYSE and Rule 10A-3 of the Exchange Act.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will:

•         be responsible for identifying, screening, and recommending to the board of directors candidates for board of directors membership;

•         advise the board of directors with respect to the corporate governance principles applicable to us; and

•         oversee the evaluation of the board of directors and management.

Nominations of persons for election to the board of directors may be made by a stockholder of record on the date of the giving of notice as provided in our by-laws, and such nominees will be reviewed by our nominating and corporate governance committee.

Before the completion of this offering, we will appoint      directors to the nominating and corporate governance committee who will each qualify as an “independent” director as defined under the rules of the NYSE and Rule 10A-3 of the Exchange Act.

Code of Business Conduct and Ethics

Our board of directors will establish a code of business conduct and ethics that applies to our officers and directors and the employees of Putnam who provide services to us. In addition, our Manager has adopted a code of ethics, as required by the Investment Company Act and the Investment Advisers Act of 1940, as amended.

Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•         honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•         full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•         compliance with applicable governmental laws, rules and regulations;

•         prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•         accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our audit committee, and will be promptly disclosed as required by law or stock exchange regulations.

Compensation Committee Interlocks and Insider Participation

We have not paid, and do not intend to pay, any of our executive officers any cash or equity-based compensation. We will pay our Manager a management fee pursuant to the management agreement, the terms of which are described in “Our Manager, Putnam and the Management Agreement—Our Management Agreement.”

Any amendments to the management agreement that would change the terms of our Manager’s compensation would have to be approved by the compensation committee of our board of directors. None of our executive officers is a member of the compensation committee of our board of directors. No member of the compensation committee of our board of directors is an executive officer or a member of the board of directors (or bodies performing similar functions) of Putnam or any of its affiliates, including our Manager.

Prior to the completion of this offering, we will adopt an equity incentive plan pursuant to which our Manager and certain affiliates of our Manager will be eligible to receive equity-based awards. See “—Equity Incentive Plans—Manager Equity Plan” below.

Director Compensation

We have not paid any cash compensation or granted any equity-based awards to any of the members of our board of directors since our incorporation. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Any member of our board of directors who is also an employee of Putnam or its affiliates will not receive any compensation from us for serving on our board of directors.

Each independent director will receive an annual retainer of $             in quarterly payments in advance and $             per Board of Director or committee meeting attended. We will also reimburse our independent directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee will be paid an annual retainer of $             and the chair of our compensation committee will be paid an annual retainer of $            .

Prior to the completion of this offering, we will adopt an equity incentive plan pursuant to which our independent directors will be eligible to receive equity-based awards. See “—Equity Incentive Plans—Equity Plan” below.

Executive Compensation

We will pay our Manager the fees described in “Our Manager, Putnam and the Management Agreement—Our Management Agreement—Management Fee and Expense Reimbursements.” Because our management agreement provides that our Manager is responsible for managing our affairs, our executive officers who are employees of Putnam and not our employees will not receive cash compensation from us for serving as our executive officers.

Putnam compensates each of our executive officers. We will adopt equity incentive plans for our Manager and certain affiliates of our Manager and our independent directors to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and to retain key personnel. See “—Equity Incentive Plans” below for a detailed description of our equity incentive plans.

Equity Incentive Plans

Prior to the completion of this offering, we will adopt two equity incentive plans under which our Manager and certain affiliates of our Manager and our independent directors, respectively, will be eligible to receive equity‑based awards.

Equity Plan

Prior to the completion of this offering, we will adopt the Putnam Mortgage Opportunities Company Equity Plan, or the Equity Plan, which will provide for the issuance of equity‑based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to those of our directors who meet the standards for independence under NYSE rules and Rule 10A-3 of the Exchange Act. Shares of common stock to be issued to our independent directors in respect of their annual fees paid in restricted stock will be issued under this plan.

The Equity Plan will be administered by the compensation committee of our board of directors. The plan administrator will have the full authority (1) to administer and interpret the Equity Plan, (2) to authorize the granting of awards, (3) to determine the eligibility of our independent directors to receive an award, (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the Equity Plan), (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Equity Plan), (6) to prescribe the form of instruments evidencing such awards and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Equity Plan or the administration or interpretation thereof. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Equity Plan without first obtaining the consent of our stockholders.

An aggregate of              shares of our common stock will be reserved for issuance under the Equity Plan, subject to adjustment as provided below, which will represent an amount equal to       % of the total shares of our common stock issued to the public in this offering. No more than              of such shares may be made subject to stock options (and all stock options under the Equity Plan may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code) and stock appreciation rights, but all              of such shares may be made subject to awards other than stock options, such as restricted stock awards, restricted stock units and other awards, which may include unrestricted grants of our common stock. If any shares subject to an award granted under the Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under the Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option and stock appreciation right granted under the Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options and stock appreciation rights granted by us under the Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holders of awards of restricted stock or restricted stock units will be entitled to receive dividends and distributions or, in the case of restricted stock units, dividend equivalents and distribution equivalents, which in either case will be payable at such time that dividends are paid on outstanding shares. If stock or property other than cash is paid in respect of a dividend or distribution on our common stock, the property will remain subject to the same risk of forfeiture and transfer restrictions as the restricted stock or restricted stock unit to which such dividend or distribution (or, in the case of restricted stock units, dividend equivalent or distribution equivalent) relates.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock‑based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

The Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Equity Plan at any time. No amendment or termination of the Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

Prior to the completion of this offering we will not issue any equity‑based compensation under the Equity Plan. Effective as of the completion of this offering, we will grant awards of an aggregate of                shares of our restricted common stock under the Equity Plan to our director nominees as set forth in the table below. Each grant will vest in full on the first anniversary of the grant date, provided that such director continues to serve on our board of directors as of the applicable vesting date. The grantees will be entitled to receive dividends and distributions that become payable on the shares during the restricted period. If a grantee’s services to us terminate for any reason prior to the date on which the shares become vested, any unvested shares will be immediately forfeited, except that if the grantee’s service is terminated other than for Cause (as defined in the Equity Plan) or because such individual retires, dies or becomes disabled, any then unvested shares of restricted stock will become immediately vested.

Name of Grantee and Title	Number of Shares of Restricted Stock
, Director Nominee..................................................................................
, Director Nominee..................................................................................
, Director Nominee..................................................................................

Manager Equity Plan

Prior to the completion of this offering, we will adopt the Putnam Mortgage Opportunities Company Manager Equity Plan, or the Manager Equity Plan, which will provide for the issuance of equity‑based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock to our Manager and certain affiliates of our Manager.

The Manager Equity Plan will be administered by the compensation committee of our board of directors. The plan administrator will have the full authority (1) to administer and interpret the Manager Equity Plan, (2) to authorize the granting of awards, (3) to determine the timing of, and the number of shares of common stock to be covered by, each award (subject to the limitations provided in the Manager Equity Plan), (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Manager Equity Plan), (5) to prescribe the form of instruments evidencing such awards and (6) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Manager Equity Plan or the administration or interpretation thereof. In connection with this authority, the plan administrator may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Manager Equity Plan without first obtaining the consent of our stockholders.

An aggregate of              shares of our common stock are reserved for issuance under the Manager Equity Plan, subject to adjustment as provided below, which will represent an amount equal to        % of the total shares of our common stock issued to the public in this offering. No more than              shares may be made subject to stock options and stock appreciation rights, but all              shares may be made subject to awards other than stock options, and stock appreciation rights, such as restricted stock awards, restricted stock units and other awards, which may include unrestricted grants of our common stock. If any shares subject to an award granted under the Manager Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to our Manager, or if shares of our common stock are surrendered or withheld by us as payment of the exercise price of an award, the shares of common stock with respect to such award will again be available for awards under the Manager Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for award under the Manager Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Manager Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option and stock appreciation right granted under the Manager Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options and stock appreciation rights granted under the Manager Equity Plan will be determined by the plan administrator. Stock appreciation rights may be granted alone or in tandem with another award.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Manager Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holder of awards of restricted stock or restricted stock units will be entitled to receive dividends and distributions or, in the case of restricted stock units, dividend and distribution equivalents, which in either case will be payable at such time that dividends and distributions are paid on outstanding shares. If stock or property other than cash is paid in respect of a dividend or distribution on our common stock, the property will remain subject to the same risk of forfeiture and transfer restrictions as the restricted stock or restricted stock unit to which such dividend or distribution (or, in the case of restricted stock units, dividend equivalent or distribution equivalent) relates.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock‑based awards to our Manager, the terms and conditions of which will be determined by the plan administrator at the time of grant.

The Manager Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Manager Equity Plan at any time. No amendment or termination of the Manager Equity Plan or any outstanding award may adversely affect any of the rights of an award holder without the holder’s consent.

Prior to the completion of this offering, we will not issue any equity‑based compensation under the Manager Equity Plan. Effective as of the completion of this offering, we will grant to             an aggregate of              shares of our restricted common stock under the Manager Equity Plan, which will represent an amount equal to         % of the total shares of our common stock issued to the public in this offering. One-third of all of such grants will vest on             , 2012 and one-third will vest each              of the two consecutive years thereafter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, and all executive officers, directors and director nominees, individually and as a group.

Amount of Beneficial Ownership(1)
	Immediately Prior to This Offering and the Concurrent Private Placement		Immediately After This Offering and the Concurrent Private Placement(2)
Name and Address of Beneficial Owner(3)	Number of Shares	Percent	Number of Shares	Percent
Putnam Investments, LLC (4)..................................................................................	100	100%		%
Michael P. Wands.....................................................................................................	—	—
Andra S. Bolotin........................................................................................................	—	—
All executive officers, directors and director nominees as a group ( persons)..........................................................................................................	—	—

*         Less than 1%.

(1)       In accordance with SEC rules, beneficial ownership includes: all shares the investor actually owns beneficially or of record; all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

(2)       Assumes no exercise of the underwriters’ over-allotment option.

(3)       The address for each of the executive officers and directors listed above is c/o Putnam Investments, One Post Office Square, Boston, MA 02109.

(4)       Reflects shares of our common stock held by Putnam Investment Holdings, LLC, a wholly-owned indirect subsidiary of Putnam Investments, LLC. The address for both Putnam Investments, LLC and Putnam Investment Holdings, LLC is One Post Office Square, Boston, MA 02109.

Certain Relationships and Related Transactions

Related Party Transactions

Putnam Investment Holdings, LLC is currently our sole stockholder. Concurrently with the completion of this offering, Putnam Investment Holdings, LLC, certain of our  executive officers and certain Putnam employees will purchase an aggregate of $             million of our common stock at the initial public offering price (or              shares) in a private placement, resulting in their aggregate ownership of approximately     % of our outstanding common stock upon completion of this offering and the concurrent private placement (or     % if the underwriters exercise the over-allotment option in full). The stock purchase agreement effecting the concurrent private placement will contain customary representations, covenants and conditions.

Upon completion of this offering, we and our Manager will enter into a management agreement, pursuant to which our Manager will manage our day-to-day operations. We will pay our Manager a monthly management fee and will reimburse our Manager for certain expenses. Our Manager will earn a management fee regardless of the performance of our investments. See “Our Manager, Putnam and the Management Agreement—Our Management Agreement” for more information regarding the services our Manager will provide to us and the fees we will pay to our Manager.

Upon completion of this offering, we, Putnam Investment Holdings, LLC, certain of our executive officers and any Putnam employees who have purchased shares of our common stock in the private placement will enter into a registration rights agreement with regard to the common stock owned by them upon completion of the concurrent private placement. Pursuant to the registration rights agreement, we will grant to Putnam Investment Holdings, LLC, certain of our executive officers and any Putnam employees who have purchased shares of our common stock in the private placement (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

We have not entered into any other transactions in which any other director or officer or stockholder of ours or our Manager has any material interest.

Related Person Transaction Policies

We expect the independent members of our board of directors to adopt investment guidelines regulating any investment transaction between Putnam or any of its affiliates and us or any of our subsidiaries to which all such transactions must adhere.

We expect our board of directors to adopt a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the compensation committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

In addition, we expect our Code of Business Conduct and Ethics, which will be reviewed and approved by our board of directors and provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement to require that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company. Pursuant to our Code of Ethics, each of these persons will be required to disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our Secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our chief executive officer, chief financial officer, our principal accounting officer and certain other persons who may be designated by our board of directors or its audit committee, whom we collectively refer to as our financial executives, must consult with our Secretary with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our audit committee.

Description of Capital Stock

The following is a summary of the rights and preferences of our capital stock and preferred stock and related provisions of our amended and restated certificate of incorporation and by-laws as they will be in effect upon the closing of this offering. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, our amended and restated certificate of incorporation and by-laws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our amended and restated certificate of incorporation and by-laws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Immediately before the completion of this offering, we will amend and restate our certificate of incorporation and our by-laws. Our amended and restated certificate of incorporation will provide that we may issue up to 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.01 per share. As of April 11, 2011, 100 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Upon completion of this offering and the concurrent private placement,              shares of our common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. If the underwriters exercise their option to purchase an additional              shares solely to cover over- allotments,              shares of our common stock would be outstanding immediately after this offering and the concurrent private placement.

Common Stock

Voting Rights

Subject to the restrictions contained in our amended and restated certificate of incorporation regarding the transfer and ownership of our capital stock and except as may otherwise be specified in the terms of any class or series of common stock, our common stockholders will be entitled to one vote per share. Our common stockholders will not be entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of our common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of common stock, voting together as a single class.

Dividend Rights

Subject to the restrictions contained in our amended and restated certificate of incorporation regarding the transfer and ownership of our capital stock, our common stockholders will share ratably (based on the number of common shares held) if and when any dividend is declared by our board of directors. Dividends consisting of common stock may be paid only as follows: (i) common stock may be paid only to holders of common stock; and (ii) shares shall be paid proportionally with respect to each outstanding common share. We may not subdivide or combine shares of any class of common stock or issue a dividend on shares of any class of common stock without at the same time proportionally subdividing or combining shares of any other class or issuing a similar dividend on any other class.

Liquidation Rights

On our liquidation, dissolution or winding up, each of our common stockholders will be entitled to a pro rata dividend of any assets available for dividend to common stockholders.

Other Matters

In the event of our merger or consolidation with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), our common stockholders, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). No shares of our common stock will be subject to redemption or have preemptive rights to purchase additional shares. Upon completion of this offering and the concurrent private placement, all the outstanding shares of common stock will be validly issued, fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 100,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately after the completion of this offering and the concurrent private placement. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Restrictions on Ownership and Transfer of Our Capital Stock

In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2011, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2011, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our amended and restated certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our amended and restated certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our amended and restated certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit. If our board of directors changes the stock ownership limit, it will (i) notify each stockholder of record of any such change, and (ii) publicly announce any such change, in each case at least 30 days prior to the effective date of such change.

Our amended and restated certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. In addition, no such person may own an interest in any tenant that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our amended and restated certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our amended and restated certificate of incorporation, our amended and restated certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our amended and restated certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our amended and restated certificate of incorporation.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and By-laws

Our amended and restated certificate of incorporation, which will be filed with the State of Delaware and become effective immediately prior to the completion of this offering, and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our board of directors. In addition to the above-described restrictions regarding the transfer and ownership of our capital stock, these provisions include the following:

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that stockholder action may not be taken by written consent in lieu of a meeting and that stockholder action may be taken only at an annual or special meeting of stockholders.

 Elimination of the Ability to Call Special Meetings

Our by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our president, pursuant to a resolution adopted by a majority of our board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

Removal of Directors; Board of Directors Vacancies

Our amended and restated certificate of incorporation provides that members of our board of directors may only be removed for cause, and only with the affirmative vote of the holders of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. Our by-laws provide that only our board of directors may fill vacant directorships. These provisions would prevent a stockholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such stockholder’s own nominees.

Amendment of Certificate of Incorporation and By-laws

The General Corporation Law of the State of Delaware, or DGCL, provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend or repeal a corporation’s certificate of incorporation or by-laws, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation generally requires the approval of both a majority of the combined voting power of all the classes of shares of our capital stock entitled to vote generally in the election of directors and a majority of the members of our board of directors to amend any provisions of our certificate of incorporation, except that provisions of our amended and restated certificate of incorporation relating to the powers, numbers, classes, elections, terms and removal of our directors, as well as the ability to fill vacancies on our board of directors requires the affirmative vote of at least 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors. In addition, our amended and restated certificate of incorporation (i) grants our board of directors the authority to amend and repeal our by-laws without a stockholder vote in any manner not inconsistent with the DGCL and (ii) requires that stockholders may only amend our by-laws with the affirmative vote of 66% of the combined voting power of all the shares of all classes of our capital stock entitled to vote generally in the election of directors.

The foregoing provisions of our amended and restated certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and by-laws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, except that such directors and officers will not be indemnified to the extent that any such person has committed willful misfeasance, bad faith, gross negligence or reckless disregard involved in the conduct of such person’s duty to or for us. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is             . The principal business address of the transfer agent and registrar is             .

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Immediately prior to this offering, we had 100 shares of our common stock outstanding. Upon completion of this offering,              shares of our common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. If the underwriters exercise their option to purchase an additional              shares solely to cover over-allotments,              shares of our common stock would be outstanding immediately after this offering.

Lock-Up Agreements

We, our Manager, Putnam Investment Holdings, LLC, each of our directors and executive officers and each Putnam employee purchasing shares of our common stock in the concurrent private placement have agreed that, subject to certain exceptions, without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities or (4) publicly disclose the intention to do any of the foregoing for a period of 180 days after the date of this prospectus. This consent may be given at any time without public notice. There are no agreements between the representative and us, our Manager, Putnam Investment Holdings, LLC, any of our officers or directors or any Putnam employee subject to the lock-up agreement releasing us or them from these lock-up agreements prior to the expiration of the 180-day period.

Registration Rights

We will enter into a registration rights agreement with Putnam Investment Holdings, LLC, certain of our executive officers and certain Putnam employees purchasing shares of our common stock in the private placement with regard to the common stock owned by them upon completion of this offering. Pursuant to the registration rights agreement, we will grant each of these parties (i) unlimited demand registration rights to have these shares registered for resale and (ii) the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

Rule 144

In general, under Rule 144 of the Securities Act, as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have beneficially owned restricted securities within the meaning of Rule 144 for at least six months, are entitled to sell, upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•         1% of the number of shares of common stock then outstanding, which will equal approximately              shares immediately after this offering; or

•         the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of Putnam Mortgage Opportunities Company. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Putnam Mortgage Opportunities Company,” “we,” “our” and “us” mean only Putnam Mortgage Opportunities Company and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•         financial institutions;

•         insurance companies;

•         broker-dealers;

•         regulated investment companies;

•         partnerships and trusts;

•         persons who hold our stock on behalf of other persons as nominees;

•         persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•         persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•         tax-exempt organizations; and

•         foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Putnam Mortgage Opportunities Company

We intend to elect to be taxed as a REIT commencing with our initial taxable year ending December 31, 2011, upon the filing of our U.S. federal income tax return for such year. We believe that we have been organized, and expect to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Internal Revenue Code.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our initial taxable year ending December 31, 2011. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

For tax years through 2012, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 35%. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•         We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

•         We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•         If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•         If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•         If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•         If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•         If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•         We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•         A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

•         If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•         The earnings of our TRSs are subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

1.        that is managed by one or more trustees or directors;

2.        the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.        that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.        that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

5.        the beneficial ownership of which is held by 100 or more persons;

6.        in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

7.        that meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2011). Our amended and restated certificate of incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stocks. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We intend to invest in Agency RMBS that are either mortgage pass-through certificates or CMOs. We may also invest in Non-Agency RMBS, CMBS and ABS. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit, or REMIC, for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that the income that we derive from any investments in ABS will generally be treated as non-qualifying for purposes of the 75% gross income test but qualifying for purposes of the 95% gross income test. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

We may purchase Agency RMBS through “to-be-announced” forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs, through dollar roll transactions or otherwise. There is no direct authority with respect to the qualification of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Consequently, our ability to enter into dollar roll transactions and other dispositions of TBAs could be limited. No assurance can be given that the IRS will treat such income as qualifying income. We do not expect to have significant income from the disposition of TBAs, and therefore do not expect such income to adversely affect our ability to meet the 75% and 95% gross income tests. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Dividend Income. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income. Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Hedging Transactions. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test.

Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Timing Differences Between Receipt of Cash and Recognition of Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire mortgage-backed securities or other debt instruments in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities or other debt instruments, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Moreover, some of the mortgage-backed securities or other debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities or debt instruments, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities or debt instruments. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities or other debt instruments in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities or debt instruments are not made.

In addition, pursuant to our ownership of certain mortgage-backed securities or other debt instruments, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. In addition, in certain cases, the modification of a debt instrument could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to maintain our qualification as a REIT. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property and stock of other corporations that qualify as REITs. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets. Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We intend to invest in Agency and Non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

We intend to enter into sale and repurchase agreements under which we would nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test. Consequently, our ability to purchase TBAs could be limited. No assurances can be given that the IRS will treat TBAs as qualifying assets. We do not expect that a significant portion of our assets will be comprised of TBAs, and therefore we do not expect any TBAs to adversely affect our ability to meet the 75% asset test. In the event that TBAs were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such assets when added to any other non-qualifying assets exceeded 25% of our gross assets.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

If we should fail to satisfy the asset tests at the end of a calendar quarter, including any failure to satisfy the 75% asset test as a result of any investments in TBAs, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(i) 90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and

(ii) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

As discussed above under “—Income Tests—Timing Differences Between Receipt of Cash and Recognition of Income,” it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options and swaptions. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if

•         substantially all of its assets consist of debt obligations or interests in debt obligations,

•         more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•         the entity has issued debt obligations (liabilities) that have two or more maturities, and

•         the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement could be treated as “excess inclusion income.” The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•         cannot be offset by any net operating losses otherwise available to the stockholder,

•         is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

•         results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Asset-Backed Securities

Investments in ABS generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts and estates will generally be taxable at the preferential income tax rates (i.e., the 15% maximum federal rate through 2012) for qualified dividends. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum U.S. federal rate through 2012) for qualified dividends received by most domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•         income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•         dividends received by the REIT from TRSs or other taxable C corporations; or

•         income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gains dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of Putnam Mortgage Opportunities Company—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2012) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of Putnam Mortgage Opportunities Company—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Putnam Mortgage Opportunities Company Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 15% (through 2012) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any person other than:

•         a citizen or resident of the United States;

•         a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•         an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•         a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. stockholder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs. A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange.

Dispositions of Putnam Mortgage Opportunities Company Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be and will remain a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a domestic stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Putnam Mortgage Opportunities Company stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Putnam Mortgage Opportunities Company stock.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

Under recently enacted legislation, for taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividend and other income, including capital gains from the sale or other disposition of our common stock.

Foreign Account Tax Compliance Act

Recently enacted legislation will require, after December 31, 2012, withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the U.S. Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the U.S. Treasury. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Underwriting

Barclays Capital Inc. is acting as the representative of the underwriters and the sole book-running manager of this offering. Under the terms of an underwriting agreement, which will be filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.............................................................................................................................

Total...........................................................................................................................................

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:

•         the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•         the representations and warranties made by us and our Manager to the underwriters are true;

•         there is no material change in our business or the financial markets; and

•         we deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to us for the shares.

	No Exercise	Full Exercise
Per share..............................................................................................................................
Total...................................................................................................................................

The representative of the underwriters has advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $        per share. After the offering, the representative may change the offering price and other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The expenses of the offering that are payable by us are estimated to be $         (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of          shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriters sell more than        shares in connection with this offering. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock‑Up Agreements

We, our Manager, Putnam Investment Holdings, LLC, each of our directors and executive officers and each Putnam employee purchasing shares of our common stock in the concurrent private placement have agreed that, subject to certain exceptions, without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the Securities and Exchange Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing for a period of 180 days after the date of this prospectus.

The 180-day restricted period described in the preceding paragraph will be extended if:

•         during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs; or

•         prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16‑day period beginning on the last day of the 180-day period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18‑day period beginning on the issuance of the earnings release or the announcement of the material news or occurrence of material event unless such extension is waived in writing by Barclays Capital Inc.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock‑up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock‑up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Offering Price Determination

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be negotiated between the representative and us. In determining the initial public offering price of our common stock, the representative will consider:

•         the history and prospects for the industry in which we compete;

•         our financial information;

•         the ability of our management and our business potential and earning prospects;

•         the prevailing securities markets at the time of this offering; and

•         the recent market prices of, and the demand for, publicly traded shares of generally comparable companies.

Indemnification

We and our Manager have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representative may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934:

•         Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•         A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•         Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•         Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representative on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

New York Stock Exchange

We intend to apply to list our shares of common stock for quotation on the NYSE under the symbol “PMOC.”  The underwriters will undertake to sell the shares of common stock in this offering to a minimum of 2,000 beneficial owners in round lots of 100 or more units to meet the NYSE distribution requirements for trading.

Discretionary Sales

The underwriters have informed us that they do not intend to confirm sales to discretionary accounts that exceed 5% of the total number of shares offered by them.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Relationships

Barclays Capital Inc. and/or certain of its affiliates may in the future engage in commercial and investment banking transactions with us in the ordinary course of their business. They expect to receive customary compensation and expense reimbursement for these commercial and investment banking transactions.

Legal Matters

Certain legal matters in connection with this offering including the validity of the shares being offered by this prospectus and certain tax matters, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

Experts

The balance sheet of Putnam Mortgage Opportunities Company as of April 8, 2011 (Inception) included in this prospectus will be audited by                   , an independent registered public accounting firm, as stated in their report appearing herein. Such balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports and proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Appendix I

The information in this Appendix I shows summary information concerning the mutual funds managed by Putnam that invest primarily in Agency RMBS. The Prior Performance Tables set forth information for each fund as of the dates indicated regarding (i) experience in raising and investing funds (Table I); (ii) compensation to Putnam (Table II); and (iii) operating results (Table III). For additional discussion on the prior performance of these funds, please see “Our Manager, Putnam and the Management Agreement—Historical Performance of Putnam.”

U.S. Government Fund

U.S. Government Fund is an open-end mutual fund. For a further description of this fund, see “Our Manager, Putnam and the Management Agreement—Historical Performance of Putnam.”  Table I below provides a summary of the experience of Putnam in raising and investing funds in U.S. Government Fund for the fiscal years ended September 30, 2010, 2009, 2008, 2007, and 2006.

Table I

As of and for the years ended September 30,
	2006	2007	2008	2009	2010
Date fund commenced
U.S. Government Fund......................................................................................	February 8, 1984
Dollar amount raised(1)...........................................................................................	$ (264,695,684)	$ (163,490,959)	$ (87,244,397)	$ (73,642,959)	$ 237,669,471
Less offering expenses(2)
Selling commissions and discounts retained by affiliates...................................	323,701	154,557	161,242	178,595	365,5101
Organizational expenses.....................................................................................	—	—	—	—	—
Other..................................................................................................................	—	—	—	—	—
Reserves..................................................................................................................	—	—	—	—	—
Percent available for investments(2)...................................................................	100%	100%	100%	100%	100%
Acquisition costs(3)................................................................................................	—	—	—	—	—
Percent leverage(4)...................................................................................................	—	—	—	—	—

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   No commissions or other offering expenses are attributable to the fund.

(3)   There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)   Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to Putnam or its affiliates for the fiscal years ended September 30, 2010, 2009, 2008, 2007 and 2006, in connection with the ongoing operations of the U.S. Government Fund.

Table II

	As of and for the years ended September 30,
	2006	2007	2008	2009	2010
Date fund commenced
U.S. Government Fund.........................................................................	February 8, 1984
Dollar amount raised(1)...........................................................................	$ (264,695,684)	$ (163,490,959)	$ (87,244,397)	$ (73,642,959)	$ 237,669,471
Amount paid to sponsor from proceeds of offering.................................	323,701	154,557	161,242	178,595	365,510
Realized net investment income before deducting payments to sponsor.	55,164,067	80,760,134	(10,708,413)	194,723,617	202,818,096
Amount paid to sponsor from operations:
Management fees..................................................................................	6,820,873	5,928,413	6,488,143	6,046,781	6,139,073
Reimbursements...................................................................................	(326,527)	(144,017)	(146,604)	(630,231)	(292,298)
Payments to affiliates(2) ......................................................................	7,442,526	6,052,712	6,524,752	6,231,945	7,045,626

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   Amounts include affiliated payments related to investor servicing, custody, trustee compensation, administrative fees and payments under the fund’s 12b-1 distribution plan.

Table III below summarizes the operating results of the U.S. Government Fund presented on a GAAP basis, for the fiscal years ended September 30, 2010, 2009, 2008, 2007 and 2006.

Table III

	As of and for the years ended September 30,
	2006	2007	2008	2009	2010
Investment income..................................................................................................	$ 66,973,587	$ 62,092,029	$ 82,977,168	$ 70,943,124	$ 83,945,422
Expenses
Interest expense..................................................................................................	—	—	—	3,030,917	(825,354)
Management fee expense....................................................................................	6,820,873	5,928,413	6,488,143	6,046,781	6,139,073
Management fee waiver......................................................................................	(326,527)	(144,017)	(146,604)	(630,231)	(292,298)
Fees paid indirectly............................................................................................	—	—	—	—	—
Other expenses...................................................................................................	6,731,173	6,424,547	6,799,794	6,976,871	7,673,419
Total expenses...............................................................................................	13,225,519	12,208,943	13,141,333	15,424,338	12,694,840
Other income (loss)
Proceeds from settlement of a regulatory matter	—	—	—	32,952(1)	89,729(2)
Net realized gain (loss) on investments..............................................................	(13,948,190)	18,650,241	(93,857,568)	126,892,470	118,373,305
Net unrealized gain (loss) on investments..........................................................	368,027	(8,589,486)	31,392,871	33,429,591	(70,574,563)
Total other income (loss)...............................................................................	(13,580,163)	10,060,755	(62,464,697)	160,355,013	47,888,471
Net income (loss)....................................................................................................	$ 40,167,905	$ 59,943,841	$ 7,371,138	$ 215,873,799	$ 119,139,053
Cash generated from (used in)
Operating activities.............................................................................................	$ 40,167,905	$ 59,943,841	$ 7,371,138	$ 215,873,799	$ 119,139,053
Subscriptions...................................................................................................... .......................................................................................................................	113,305,929	113,619,552	210,374,491	215,746,169	493,124,367
Reinvestment of distributions............................................................................	44,312,811	38,709,989	45,756,939	46,012,424	61,751,498
Net assets of shares issued in connection with merger.......................................	—	—	249,335,097(3)	—	—
Financing.............................................................................................................	—	—	—	—	—
Total cash generated (used).....................................................................................	197,786,645	212,273,382	512,837,665	477,632,392	674,014,918
Less: cash distributions to stockholders
Redemptions.......................................................................................................	(422,344,885)	(315,851,064)	(343,435,101)	(335,505,768)	(317,501,245)
Distributions to stockholders.............................................................................	(55,120,012)	(47,842,174)	(55,272,050)	(55,730,667)	(75,362,126)
Return of capital.................................................................................................	—	—	—	—	—
Special items.......................................................................................................	—	—	—	—	—
Cash generated (deficiency) after redemptions, distributions to stockholders, return of capital and special items....................................................................	$ (279,678,252)	$ (151,419,856)	$ 114,130,514	$ 86,395,957	$ 281,151,547

(1)   Reimbursement pursuant to a settlement between the SEC and Bear Stearns & Co., Inc. and Bear Stearns Security Corp.

(2)   Reimbursement pursuant to a settlement between the SEC and Prudential Securities.

(3)   Assets acquired in the fund’s merger with Putnam Limited Duration Government Income Fund in November 2007.

American Government Income Fund

American Government Income Fund is an open-end mutual fund. For a further description of this fund, see “Our Manager, Putnam and the Management Agreement—Historical Performance of Putnam.”  Table I below provides a summary of the experience of Putnam in raising and investing funds in the American Government Income Fund for the fiscal years ended September 30, 2010, 2009, 2008, 2007, and 2006.

Table I

As of and for the years ended September 30,
	2006	2007	2008	2009	2010
Date fund commenced
American Government Income Fund.............................................................	March 1, 1985
Dollar amount raised(1)....................................................................................	$ (145,252,752)	$ (74,143,192)	$ (23,450,130)	$ (53,425,300)	$ 41,075,306
Less offering expenses(2)
Selling commissions and discounts retained by affiliates...................................	115,890	52,067	62,188	82,931	117,013
Organizational expenses.....................................................................................	—	—	—	—	—
Other..................................................................................................................	—	—	—	—	—
Reserves..................................................................................................................	—	—	—	—	—
Percent available for investments(2)...................................................................	100%	100%	100%	100%	100%
Acquisition costs(3)................................................................................................	—	—	—	—	—
Percent leverage(4)...................................................................................................	—	—	—	—	—

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   No commissions or other offering expenses are attributable to the fund.

(3)   There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)   Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to Putnam or its affiliates for the fiscal years ended September 30, 2010, 2009, 2008, 2007 and 2006, in connection with the ongoing operations of the American Government Income Fund.

Table II

	As of and for the years ended September 30,
	2006	2007	2008	2009	2010
Date fund commenced
American Government Income Fund....................................................	March 1, 1985
Dollar amount raised(1)..........................................................................	$ (145,252,752)	$ (74,143,192)	$ 23,450,130	$ 53,425,300	$ 41,075,306
Amount paid to sponsor from proceeds of offering.................................	115,890	52,067	62,188	82,931	117,013
Realized net investment income before deducting payments to sponsor.	20,407,960	51,917,239	13,060,501	50,023,833	135,109,240
Amount paid to sponsor from operations:
Management fees..................................................................................	4,875,184	4,286,643	4,316,733	4,233,292	3,344,901
Reimbursements...................................................................................	(677,489)	(695,331)	(910,387)	(1,110,472)	(375,296)
Payments to affiliates(2) ......................................................................	4,034,437	3,456,052	3,292,465	3,299,729	3,242,617

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   Amounts include affiliated payments related to investor servicing, custody, trustee compensation, administrative fees and payments under the fund’s 12b-1 distribution plan.

Table III below summarizes the operating results of American Government Income Fund, presented on a GAAP basis, for the fiscal years ended September 30, 2010, 2009, 2008, 2007 and 2006.

Table III

	As of and for the years ended September 30,
	2006	2007	2008	2009	2010
Investment income..................................................................................................	$ 38,640,302	$ 34,652,106	$ 42,971,020	$ 35,821,772	$ 43,951,880
Expenses
Interest expense..................................................................................................	—	—	—	1,045,987	(281,752)
Management fee expense....................................................................................	4,875,184	4,286,643	4,316,733	4,233,292	3,344,901
Management fee waiver......................................................................................	(677,489)	(695,331)	(910,387)	(1,110,472)	(375,296)
Fees paid indirectly............................................................................................	—	—	—	—	—
Other expenses...................................................................................................	4,187,348	3,546,743	3,529,034	3,742,626	3,622,024
Total expenses...............................................................................................	8,385,043	7,138,055	6,935,380	7,911,433	6,309,877
Other income (loss)
Proceeds from settlement of a regulatory matter	—	—	—	1,290(1)	—
Net realized gain (loss) on investments..............................................................	(18,914,459)	16,458,064	(30,735,388)	14,566,547	90,876,754
Net unrealized gain (loss) on investments..........................................................	7,192,866	(6,387,451)	6,105,172	74,644,744	(66,013,562)
Total other income (loss)...............................................................................	(11,721,593)	10,070,613	(24,630,216)	89,212,581	24,863,192
Net income (loss)....................................................................................................	$ 18,533,666	$ 37,584,664	$ 11,405,424	$ 117,122,920	$ 62,505,195
Cash generated from (used in)
Operating activities.............................................................................................	$ 18,533,666	$ 37,584,664	$ 11,405,424	$ 117,122,920	$ 62,505,195
Subscriptions......................................................................................................	44,877,663	54,453,259	147,974,384	115,670,023	144,287,791
Reinvestment of distributions............................................................................	21,462,219	20,593,883	25,602,575	22,677,650	28,332,088
Net assets of shares issued in connection with merger.......................................	—	—	—	—	—
Financing.............................................................................................................	—	—	—	—	—
Total cash generated (used).....................................................................................	84,873,548	112,631,806	184,982,383	255,470,593	235,125,074
Less: cash distributions to stockholders
Redemptions.......................................................................................................	(211,609,811)	(149,204,590)	(150,161,495)	(191,816,982)	(131,640,750)
Distributions to stockholders.............................................................................	(29,046,688)	(27,675,318)	(33,752,109)	(29,418,798)	(36,545,171)
Return of capital.................................................................................................	—	—	—	—	—
Special items.......................................................................................................	—	—	—	—	—
Cash generated (deficiency) after redemptions, distributions to stockholders, return of capital and special items......................................................................	$ (155,782,951)	$ (64,248,102)	$ 1,068,779	$ 34,234,813	$ 66,939,153

(1)   Reimbursement pursuant to a settlement between the SEC and Millennium Partners, L.P., Millennium Management, LLC and Millennium International Management, LLC.

Income Fund

The Income Fund is an open-end mutual fund. For a further description of this fund, see “Our Manager, Putnam and the Management Agreement—Historical Performance of Putnam.”  Table I below provides a summary of the experience of Putnam in raising and investing funds in the Income Fund for the fiscal years ended October 31, 2010, 2009, 2008, 2007, and 2006.

Table I

As of and for the years ended October 31,
	2006	2007	2008	2009	2010

Date fund commenced
Income Fund.......................................................................................................	November 1, 1954
Dollar amount raised(1).........................................................................................	$ (88,472,026)	$ (223,579,006)	$ (277,916,895)	$ (505,018,938)	$ 216,686,614
Less offering expenses(2)
Selling commissions and discounts retained by affiliates...................................	377,331	200,316	173,297	197,042	674,488
Organizational expenses.....................................................................................	—	—	—	—	—
Other..................................................................................................................	—	—	—	—	—
Reserves..................................................................................................................	—	—	—	—	—
Percent available for investments(2)..................................................................	100%	100%	100%	100%	100%
Acquisition costs(3)...............................................................................................	—	—	—	—	—
Percent leverage(4).................................................................................................	—	—	—	—	—

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   No commissions or other offering expenses are attributable to the fund.

(3)   There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)   Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to Putnam or its affiliates for the fiscal years ended October 31, 2010, 2009, 2008, 2007 and 2006, in connection with the ongoing operations of the Income Fund.

Table II

	As of and for the years ended October 31,
	2006	2007	2008	2009	2010
Date fund commenced
Income Fund...............................................................................................	November 1, 1954
Dollar amount raised(1)................................................................................	$ (88,472,026)	$ (223,579,006)	$ (277,916,895)	$ (505,018,938)	$ 216,686,614
Amount paid to sponsor from proceeds of offering.......................................	377,331	200,316	173,297	197,042	674,488
Realized net investment income before deducting payments to sponsor.......	105,834,422	159,895,663	4,000,223	(132,719,071)	184,418,526
Amount paid to sponsor from operations:.....................................................
Management fees........................................................................................	13,097,303	12,660,762	11,129,635	5,955,951	5,558,769
Reimbursements.........................................................................................	(1,792,516)	(1,983,863)	(1,975,034)	(1,908,387)	(342,302)
Payments to affiliates(2)..............................................................................	11,818,448	11,192,399	9,628,596	5,219,712	6,416,225

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   Amounts include affiliated payments related to investor servicing, custody, trustee compensation, administrative fees and payments under the fund’s 12b-1 distribution plan.

Table III below summarizes the operating results of the Income Fund presented on a GAAP basis, for the fiscal years ended October 31, 2010, 2009, 2008, 2007 and 2006.

Table III

	As of and for the years ended October 31,
	2006	2007	2008	2009	2010
Investment income..................................................................................................	$ 126,156,384	$ 136,349,579	$ 143,215,060	$ 68,750,363	$ 91,149,703
Expenses
Interest expense..................................................................................................	—	—	—	7,122,128	(2,327,838)
Management fee expense....................................................................................	13,097,303	12,660,762	11,129,635	5,955,951	5,558,769
Management fee waiver......................................................................................	(1,792,516)	(1,983,863)	(1,975,034)	(1,908,387)	(342,302)
Fees paid indirectly............................................................................................	—	—	—	—	—
Other expenses...................................................................................................	11,967,191	11,038,331	9,934,174	5,901,204	7,159,511
Total expenses...............................................................................................	23,271,978	21,715,230	19,088,775	17,070,896	10,048,140
Other income (loss)
Proceeds from settlement of a regulatory matter	—	—	—	—	41,451(1)
Net realized gain (loss) on investments..............................................................	(22,358,608)	20,572,079	(141,266,820)	(195,590,584)	91,335,846
Net unrealized gain (loss) on investments..........................................................	32,384,500	(10,657,815)	(266,679,860)	341,106,027	(39,152,094)
Total other income (loss)...............................................................................	10,025,892	9,914,264	(407,946,680)	145,515,443	52,225,203
Net income (loss)....................................................................................................	$ 112,910,298	$ 124,548,613	$ (283,820,395)	$ 197,194,910	$ 133,326,766
Cash generated from (used in)
Operating activities.............................................................................................	$ 112,910,298	$ 124,548,613	$ (283,820,395)	$ 197,194,910	$ 133,326,766
Subscriptions......................................................................................................	551,507,438	533,085,785	457,508,455	374,981,378	794,491,384
Reinvestment of distributions............................................................................	86,882,187	97,011,440	124,313,415	61,403,185	62,552,192
Net assets of shares issued in connection with merger.......................................	—	—	—	—	—
Financing.............................................................................................................	—	—	—	—	—
Total cash generated (used).....................................................................................	751,299,923	754,645,838	298,001,475	633,579,473	990,370,342
Less: cash distributions to stockholders
Redemptions.......................................................................................................	(726,922,349)	(853,734,719)	(859,821,127)	(941,546,881)	(640,975,654)
Distributions to stockholders.............................................................................	(107,793,566)	(115,844,701)	(147,872,355)	(82,382,416)	(90,539,720)
Return of capital.................................................................................................	—	—	—	—	—
Special items.......................................................................................................	—	—	—	—	—
Cash generated (deficiency) after redemptions, distributions to stockholders, return of capital and special items......................................................................	$ (83,415,992)	$ (214,933,582)	$ (709,692,007)	$ (390,349,824)	$ 258,854,968

                                ¨

(1)   Reimbursement pursuant to a settlement between the SEC and Prudential Securities.

VT American Government Income Fund

VT American Government Income Fund is an open-end mutual fund. For a further description of this fund, see “Our Manager, Putnam and the Management Agreement—Historical Performance of Putnam.”  Table I below provides a summary of the experience of Putnam in raising and investing funds in the VT American Government Income Fund for the fiscal years ended December 31, 2010, 2009, 2008, 2007, and 2006.

Table I

As of and for the years ended December 31,
	2006	2007	2008	2009	2010
Date fund commenced
VT American Government Income Fund...........................................................	February 1, 2000
Dollar amount raised(1)..........................................................................................	$ (31,011,136)	$ (14,591,853)	$ 16,129,020	$ (11,534,110)	$ (8,417,055)
Less offering expenses(2)
Selling commissions and discounts retained by affiliates...................................	—	—	—	—	—
Organizational expenses.....................................................................................	—	—	—	—	—
Other..................................................................................................................	—	—	—	—	—
Reserves..................................................................................................................	—	—	—	—	—
Percent available for investments(2)...................................................................	100%	100%	100%	100%	100%
Acquisition costs(3)................................................................................................	—	—	—	—	—
Percent leverage(4)...................................................................................................	—	—	—	—	—

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   No commissions or other offering expenses are attributable to the fund.

(3)   There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)   Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to Putnam or its affiliates for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006, in connection with the ongoing operations of the VT American Government Income Fund

Table II

	As of and for the years ended December 31,
	2006	2007	2008	2009	2010
Date fund commenced
VT American Government Income Fund.............................................	February 1, 2000
Dollar amount raised(1).............................................................................	$ (31,011,136)	$ (14,591,853)	$ 16,129,020	$ (11,534,110)	$ (8,417,055)
Amount paid to sponsor from proceeds of offering.................................	—	—	—	—	—
Realized net investment income before deducting payments to sponsor.	6,490,924	6,879,533	4,776,300	21,114,727	20,382,850
Amount paid to sponsor from operations:...............................................
Management fees..................................................................................	1,053,609	912,915	1,005,837	992,093	626,270
Reimbursements...................................................................................	(360,588)	(291,987)	(325,783)	(308,210)	—
Payments to affiliates(2).......................................................................	383,954	307,871	294,599	229,829	318,487

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   Amounts include affiliated payments related to investor servicing, custody, trustee compensation, administrative fees and payments under the fund’s 12b-1 distribution plan.

Table III below summarizes the operating results of the VT American Government Income Fund presented on a GAAP basis, for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006.

Table III

	As of and for the years ended December 31,
	2006	2007	2008	2009	2010
Investment income..................................................................................................	$ 7,466,185	$ 7,516,807	$ 8,223,243	$ 8,593,303	$ 8,637,657
Expenses
Interest expense..................................................................................................	—	—	—	57,195	(23,549)
Management fee expense....................................................................................	1,053,609	912,915	1,005,837	992,093	626,270
Management fee waiver......................................................................................	(360,588)	(291,987)	(325,783)	(308,210)	—
Fees paid indirectly............................................................................................	—	—	—	—	—
Other expenses...................................................................................................	459,070	372,018	418,034	386,219	445,026
Total expenses...............................................................................................	1,152,091	992,946	1,098,088	1,127,297	1,047,747
Other income (loss)
Proceeds from settlement of a regulatory matter	—	—	8,740(1)	—	—
Net realized gain (loss) on investments..............................................................	(1,286,290)	(898,007)	(3,666,503)	12,426,116	11,847,537
Net unrealized gain (loss) on investments..........................................................	51,835	5,776,269	(3,763,469)	9,290,229	(11,295,017)
Total other income (loss)...............................................................................	(1,234,455)	4,878,262	(7,421,232)	21,716,345	552,520
Net income (loss)....................................................................................................	$ 5,079,639	$ 11,402,123	$ (296,077)	$ 29,182,351	$ 8,142,430
Cash generated from (used in)
Operating activities.............................................................................................	$ 5,079,639	$ 11,402,123	$ (296,077)	$ 29,182,351	$ 8,142,430
Subscriptions......................................................................................................	6,470,539	12,755,036	47,233,427	16,983,830	16,873,657
Reinvestment of distributions............................................................................	7,239,171	7,209,672	7,149,353	6,568,887	12,150,491
Net assets of shares issued in connection with merger.......................................	—	—	—	—	—
Financing.............................................................................................................	—	—	—	—	—
Total cash generated (used).....................................................................................	18,789,349	31,366,831	54,086,703	52,735,068	37,166,578
Less: cash distributions to stockholders
Redemptions.......................................................................................................	(44,720,846)	(34,556,561)	(38,253,760)	(35,086,827)	(37,441,203)
Distributions to stockholders.............................................................................	(7,239,171)	(7,209,672)	(7,149,353)	(6,568,887)	(12,150,491)
Return of capital.................................................................................................	—	—	—	—	—
Special items.......................................................................................................	—	—	—	—	—
Cash generated (deficiency) after redemptions, distributions to stockholders, return of capital and special items......................................................................	$ (33,170,668)	$ (10,399,402)	$ 8,683,590	$ 11,079,354	$ (12,425,116)

(1)   Reimbursement from Putnam related to restitution payments in connection with a distribution plan approved by the SEC.

VT Income Fund

VT Income Fund is an open-end mutual fund. For a further description of this fund, see “Our Manager, Putnam and the Management Agreement—Historical Performance of Putnam.”  Table I below provides a summary of the experience of Putnam in raising and investing funds in the VT Income Fund for the fiscal years ended December 31, 2010, 2009, 2008, 2007, and 2006.

Table I

As of and for the years ended December 31,
	2006	2007	2008	2009	2010

Date fund commenced
VT Income Fund................................................................................................	February 1, 1988
Dollar amount raised(1)..........................................................................................	$ (83,994,671)	$ (71,023,688)	$ (109,852,436)	$ (50,206,152)	$ (14,823,638)
Less offering expenses(2)
Selling commissions and discounts retained by affiliates...................................	—	—	—	—	—
Organizational expenses.....................................................................................	—	—	—	—	—
Other..................................................................................................................	—	—	—	—	—
Reserves..................................................................................................................	—	—	—	—	—
Percent available for investments(2)...................................................................	100%	100%	100%	100%	100%
Acquisition costs(3)................................................................................................	—	—	—	—	—
Percent leverage(4)...................................................................................................	—	—	—	—	—

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   No commissions or other offering expenses are attributable to the fund.

(3)   There are no acquisition costs attributable to the securities and other instruments purchased on behalf of the fund. Any fees or dealer mark-ups are embedded in the price of the purchased asset and are not able to be segregated from the price paid for the asset.

(4)   Amount represents debt as a percentage of net assets.

Table II below summarizes the amount and type of compensation paid to Putnam or its affiliates for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006, in connection with the ongoing operations of the VT Income Fund

Table II

	As of and for the years ended December 31,
	2006	2007	2008	2009	2010
Date fund commenced
Putnam VT Income Fund.....................................................................	February 1, 1988
Dollar amount raised(1)..............................................................................	$ (83,994,671)	$ (71,023,688)	$ (109,852,436)	$ (50,206,152)	$ (14,823,638)
Amount paid to sponsor from proceeds of offering.................................	—	—	—	—	—
Realized net investment income before deducting payments to sponsor.	45,972,922	46,725,220	(61,456,458)	57,415,453	75,666,138
Amount paid to sponsor from operations:...............................................
Management fees..................................................................................	4,745,672	4,371,556	3,548,191	2,754,512	1,869,803
Reimbursements...................................................................................	(1,247,509)	(1,014,530)	(968,360)	(875,446)	—
Payments to affiliates(2)........................................................................	1,315,839	1,174,797	900,686	639,847	1,010,030

(1)   Dollar amount raised equals subscriptions by investors to the fund less redemptions by investors from the fund.

(2)   Amounts include affiliated payments related to investor servicing, custody, trustee compensation, administrative fees and payments under the fund’s 12b-1 distribution plan.

Table III below summarizes the operating results of the VT Income Fund presented on a GAAP basis, for the fiscal years ended December 31, 2010, 2009, 2008, 2007 and 2006.

Table III

	As of and for the years ended December 31,
	2006	2007	2008	2009	2010
Investment income..................................................................................................	$ 38,086,385	$ 40,635,104	$ 30,948,481	$ 36,771,360	$ 35,331,074
Expenses
Interest expense..................................................................................................	—	—	—	2,442,906	(1,042,967)
Management fee expense....................................................................................	4,745,672	4,371,556	3,548,191	2,754,512	1,869,803
Management fee waiver......................................................................................	(1,247,509)	(1,014,530)	(968,360)	(875,446)	—
Fees paid indirectly............................................................................................	—	—	—	—	—
Other expenses...................................................................................................	1,586,336	1,059,932	1,195,490	1,020,053	1,342,288
Total expenses...............................................................................................	5,084,499	4,416,958	3,775,321	5,342,025	2,169,124
Other income (loss).................................................................................................
Proceeds from settlement of a regulatory matter................................................	—	—	55,580(1)	—	—
Net realized gain (loss) on investments..............................................................	6,851,466	4,592,012	(93,140,222)	22,588,032	39,623,184
Net unrealized gain (loss) on investments..........................................................	(5,614,226)	(4,054,247)	(64,677,254)	107,634,037	(27,885,381)
Total other income (loss)...............................................................................	1,237,240	537,765	(157,761,896)	130,222,069	11,737,803
Net income (loss)....................................................................................................	$ 34,239,126	$ 36,755,911	$ (130,588,736)	$ 161,651,404	$ 44,899,753
Cash generated from (used in)
Operating activities.............................................................................................	$ 34,239,126	$ 36,755,911	$ (130,588,736)	$ 161,651,404	$ 44,899,753
Subscriptions......................................................................................................	24,591,329	16,739,680	8,585,341	9,554,896	18,979,431
Reinvestment of distributions............................................................................	35,193,758	37,923,699	41,380,643	25,319,002	52,011,968
Net assets of shares issued in connection with merger.......................................	—	—	—	—	—
Financing.............................................................................................................	—	—	—	—	—
Total cash generated (used).....................................................................................	94,024,213	91,419,290	(80,622,752)	196,525,302	115,891,152
Less: cash distributions to stockholders
Redemptions.......................................................................................................	(143,779,758)	(125,687,067)	(159,818,420)	(85,080,050)	(85,815,037)
Distributions to stockholders.............................................................................	(35,193,758)	(37,923,699)	(41,380,643)	(25,319,002)	(52,011,968)
Return of capital.................................................................................................	—	—	—	—	—
Special items.......................................................................................................	—	—	—	—	—
Cash generated (deficiency) after redemptions, distributions to stockholders, return of capital and special items......................................................................	$ (84,949,303)	$ (72,191,476)	$ (281,821,815)	$ 86,126,250	$ (21,935,853)

(1)   Reimbursement from Putnam related to restitution payments in connection with a distribution plan approved by the SEC.

AUDITED FINANCIAL STATEMENTS TO BE ADDED BY

          PRE-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT

Index to Financial Statement of Putnam Mortgage Opportunities Company

Page
Unaudited Financial Statement:

Balance Sheet (Unaudited)..................................................................................................................................................................	F-2

Notes to Balance Sheet (Unaudited)..................................................................................................................................................	F-3

All other schedules are omitted because they are not applicable or the required information is shown in the financial statement or notes thereto.

Putnam Mortgage Opportunities Company

BALANCE SHEET
April 8, 2011 (Inception)
(Unaudited)

ASSETS
Cash and cash equivalents.......................................................................................................................................................................	$ 1,000

Total assets......................................................................................................................................................................................	$ 1,000

STOCKHOLDER’S EQUITY
Stockholder’s equity:
Preferred stock: (par value $0.01; 100 shares authorized, no shares issued and outstanding)...........................................	$ —
Common shares: (par value $0.01; 1,000 shares authorized, 100 shares issued and outstanding).....................................	1
Additional paid-in capital...............................................................................................................................................................	999

Total stockholder’s equity.............................................................................................................................................................	$ 1,000

See accompanying notes to the balance sheet.

Putnam Mortgage Opportunities Company

NOTES TO BALANCE SHEET
April 8, 2011 (Inception)
(Unaudited)

1. ORGANIZATION

Putnam Mortgage Opportunities Company (the “Company”) was incorporated in Delaware on April 6, 2011. Under the Company’s Certificate of Incorporation, the Company is authorized to issue up to 1,000 shares of common stock and up to 100 shares of preferred stock. On April 8, 2011, the Company issued 100 shares of common stock to Putnam Investment Holdings, LLC. The Company has not commenced operations.

The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code commencing with its taxable period ending on December 31, 2011. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its net taxable income in the form of qualifying distributions to stockholders.

2. FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

The Company intends to conduct an initial public offering (“IPO”) of shares of common stock. The securities in which the Company intends to invest include residential mortgage-backed securities (“RMBS”) for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. In addition, the Company may acquire RMBS that are not guaranteed by a U.S. Government agency or entity sponsored by the U.S. Government, residential mortgage loans, commercial mortgage-backed securities or other asset-backed securities and may make investments in other REITs, trusts, funds and other entities that may invest in any of the foregoing asset classes, depending on market conditions.

The Company will be subject to the risks involved with real estate and interest rates. These include, among others, the risks normally associated with changes in the general economic climate, residential housing prices, interest rates, creditworthiness of counterparties to derivatives, changes in tax laws, interest rate levels, and the availability of financing.

The Company will be managed and advised by The Putnam Advisory Company, LLC (the “Manager”) pursuant to the terms of a management agreement. The Manager will be responsible for administering the Company’s business activities and day-to-day operations, subject to the supervision and oversight of the Company’s Board of Directors. The Manager is a subsidiary of Putnam Investments, LLC (“Putnam”).

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ materially from those estimates.

Underwriting Commissions and Offering Costs

Underwriting commissions and offering costs to be incurred in connection with the Company’s common stock offering will be reflected as a reduction of additional paid-in capital.

Organization Costs

Costs incurred to organize the Company will be expensed as incurred. Estimated organization costs are not yet determinable. These organization costs will be paid by Putnam. The Company will reimburse such costs upon the completion of its initial public offering. If the initial public offering is not successful, Putnam will incur such costs.

Cash and Cash Equivalents

Cash and cash equivalents consist of short-term, highly liquid investments in money market funds, which may include money market funds advised by Putnam, which are readily convertible to cash. Cash equivalents have maturities of less than three months on the date of acquisition and are stated at cost, which approximates market value due to the short-term maturity of these investments.

Putnam Mortgage Opportunities Company

NOTES TO BALANCE SHEET (continued)
April 8, 2011 (Inception)
(Unaudited)

4. SUBSEQUENT EVENTS

Management has evaluated events and transactions occurring through April 8, 2011, the date this financial statement was issued. Such evaluation resulted in no adjustments to the accompanying financial statement.

            Shares

Putnam Mortgage Opportunities Company

Common Stock

PROSPECTUS

                     , 2011

Barclays Capital

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.         Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by Putnam Mortgage Opportunities Company (the “Registrant”). All amounts except the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the New York Stock Exchange listing fee are estimates.

SEC registration fee.................................................................................................................................................................................	$ 34,830
FINRA filing fee.......................................................................................................................................................................................	30,500
New York Stock Exchange listing fee....................................................................................................................................................	*
Printing and engraving expenses..........................................................................................................................................................	*
Transfer agent and registrar fees...........................................................................................................................................................	*
Legal fees and expenses.........................................................................................................................................................................	*
Blue sky fees and expenses....................................................................................................................................................................	*
Accounting fees and expenses..............................................................................................................................................................	*
Miscellaneous..........................................................................................................................................................................................	*

Total................................................................................................................................................................................................	$ *

*      To be filed by amendment.

Item  32.        Sales to Special Parties

On April 8, 2011, the Registrant issued 100 shares of common stock to Putnam Investment Holdings, LLC in exchange for $1,000 in cash.

Item  33.        Recent Sales of Unregistered Securities

On April 8, 2011, the Registrant issued 100 shares of common stock to Putnam Investment Holdings, LLC in exchange for $1,000 in cash. Such issuance was exempt from the requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to Section 4(2) thereof.

Concurrently with the completion of the offering of the Company’s common stock pursuant to this registration statement, the Registrant will issue a number of shares of common stock to Putnam Investment Holdings, LLC, certain of the Registrant’s executive officers and certain Putnam employees in exchange for $             in cash. The aggregate number of shares to be issued to Putnam Investment Holdings, LLC and such officers and employees will be determined by the “Public Offering Price” set forth on the cover of the prospectus forming a part of this registration statement. Based on the currently anticipated initial public offering price of $             per share, this would result in the issuance of an aggregate of               shares of common stock to Putnam Investment Holdings, LLC and such officers and employees. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item  34.        Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation provides that our directors shall not be personally liable to us and our stockholders for monetary damages for breach of certain fiduciary duties as a director, except for liability to the extent such director has committed willful misfeasance, bad faith, gross negligence or reckless disregard of such director’s duties involved in the conduct of the office of director.

Our amended and restated by-laws and certificate of incorporation provide that we may indemnify any person who is or was a director, officer, employee or agent of us to the fullest extent permitted by Delaware law. The indemnification provisions contained in our amended and restated by-laws and certificate of incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Pursuant to the underwriting agreement to be entered into in connection with the offering of common stock pursuant to this registration statement, a substantially final form of which is filed as an exhibit to this registration statement, the underwriters will agree to indemnify our directors, officers and persons controlling us, within the meaning of the Securities Act, the Securities Exchange Act of 1934 or any U.S. federal or state statutory law or regulation or at common law or otherwise, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 35.         Treatment of Proceeds From Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.         Financial Statements and Exhibits.

(a) Financial Statements. See page F-1 for an index of the financial statements that are being filed as part of this Registration Statement:

(b) Exhibits. The following is a list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Certificate of Incorporation of Putnam Mortgage Opportunities Company.*

3.2	Form of Amended and Restated By-laws of Putnam Mortgage Opportunities Company.*

4.1	Form of Certificate for Common Stock.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered.*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.*

10.1

Form of Registration Rights Agreement among Putnam Mortgage Opportunities Company, Putnam Investment Holdings, LLC, certain executive officers of Putnam Mortgage Opportunities Company and certain employees of Putnam Investments, LLC.*

10.2	Form of Management Agreement between Putnam Mortgage Opportunities Company and The Putnam Advisory Company, LLC. *

10.3

Form of Stock Purchase Agreement by and between Putnam Mortgage Opportunities Company, Putnam Investment Holdings, LLC, certain executive officers of Putnam Mortgage Opportunities Company and certain employees of Putnam Investments, LLC.*

21.1	Subsidiaries of Putnam Mortgage Opportunities Company.*

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).*

24.1	Powers of Attorney (included on signature page to this Registration Statement).

*      To be filed by amendment.

Item 37.         Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 11, 2011.

Putnam Mortgage Opportunities Company

By:	/s/	Michael P. Wands
	Name:	Michael P. Wands
	Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

We, the undersigned officers and directors of Putnam Mortgage Opportunities Company, hereby severally constitute and appoint each of Michael P. Wands, Andra S. Bolotin, Francis J. McNamara, III and James F. Clark (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. Wands Michael P. Wands	President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2011

/s/ Andra S. Bolotin Andra S. Bolotin	Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2011

/s/ Janet C. Smith	Vice President and Principal Accounting Officer	April 11, 2011
Janet C. Smith

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Certificate of Incorporation of Putnam Mortgage Opportunities Company.*

3.2	Form of Amended and Restated By-laws of Putnam Mortgage Opportunities Company.*

4.1	Form of Certificate for Common Stock.*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the securities being registered.*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.*

10.1

Form of Registration Rights Agreement among Putnam Mortgage Opportunities Company, Putnam Investment Holdings, LLC, certain executive officers of Putnam Mortgage Opportunities Company and certain employees of Putnam Investments, LLC.*

10.2	Form of Management Agreement between Putnam Mortgage Opportunities Company and The Putnam Advisory Company, LLC. *

10.3

Form of Stock Purchase Agreement by and between Putnam Mortgage Opportunities Company, Putnam Investment Holdings, LLC, certain executive officers of Putnam Mortgage Opportunities Company and certain employees of Putnam Investments, LLC.*

21.1	Subsidiaries of Putnam Mortgage Opportunities Company.*

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).*

24.1	Powers of Attorney (included on signature page to this Registration Statement).

*      To be filed by amendment.